Exhibit 4.1

EXECUTION COPY

CREDIT AGREEMENT

dated as of

January 5, 2023

among

LKQ CORPORATION,
LKQ DELAWARE LLP and
The other Subsidiary Borrowers Party Hereto,
The Lenders Party Hereto,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
BANK OF AMERICA, N.A. ,
as Syndication Agent
PNC BANK, NATIONAL ASSOCIATION, TRUIST BANK and
MUFG BANK, LTD.,
as Documentation Agents
and
WELLS FARGO BANK, NATIONAL ASSOCIATION and
BANK OF AMERICA, N.A.,
as Sustainability Structuring Agents
______________________________
WELLS FARGO SECURITIES, LLC,
BOFA SECURITIES, INC., PNC CAPITAL MARKETS LLC,
TRUIST SECURITIES, INC. and MUFG BANK, LTD.,
as Joint Bookrunners and Joint Lead Arrangers

750880168.13

(continued)
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v

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SCHEDULES:
Pricing Schedule
Schedule 1.01        –     Dormant Subsidiaries
Schedule 2.01        –     Commitments
Schedule 2.02        –     Letter of Credit Commitments
Schedule 2.06        –     Existing Letters of Credit
Schedule 3.08        –     Ownership of Property
Schedule 3.09        –     Intellectual Property
Schedule 3.13        –     ERISA Matters
Schedule 3.15        –     Subsidiaries
Schedule 3.24        –     Insurance
Schedule 6.01(b)     –     Existing Indebtedness
Schedule 6.02(f)     –     Existing Liens
Schedule 6.13        –     Existing Negative Pledges
Schedule 7(g)(v)     –    Liability under Multiemployer Plans
Schedule 7(g)(vi)    –     Required Payments to Employee Welfare Benefits Plans
Schedule 7(g)(vii)     –     Required Payments to Multiemployer Plans
EXHIBITS:
Exhibit A     –     Form of Assignment and Assumption
Exhibit B-1     –     Form of Opinion of Loan Parties’ U.S. Counsel
Exhibit B-2     –     Form of Opinion of Loan Parties’ Internal Counsel
Exhibit C     –     Form of Increasing Lender Supplement
Exhibit D     –     Form of Augmenting Lender Supplement
Exhibit E     –     [Intentionally omitted]
Exhibit F-1     –     Form of Borrowing Subsidiary Agreement
Exhibit F-2     –     Form of Borrowing Subsidiary Termination
Exhibit G-1     –     Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Not Partnerships)
Exhibit G-2     –     Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Partnerships)
Exhibit G-3     –     Form of U.S. Tax Certificate (Non-U.S. Participants That Are Not Partnerships)
Exhibit G-4     –     Form of U.S. Tax Certificate (Non-U.S. Participants That Are Partnerships)
Exhibit H     –     Compliance Certificate

CREDIT AGREEMENT (this “Agreement”) dated as of January 5, 2023, among LKQ CORPORATION, LKQ DELAWARE LLP, the other SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent, and PNC BANK, NATIONAL ASSOCIATION, TRUIST BANK and MUFG BANK, LTD., as Documentation Agents.
WHEREAS, the Borrowers have requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed to extend, certain credit facilities to the Borrowers.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:
ARTICLE I

Definitions
SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquired Person or Business” means either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Company acquired by the Company or a Subsidiary or (y) any such Person which shall, as a result of the acquisition of the Capital Stock of such Person, become a Subsidiary of the Company (or shall be merged or amalgamated with and into the Company or another Subsidiary of the Company, with the Company or such Subsidiary being the surviving or continuing Person).
“Acquisition” means the purchase or other acquisition (in a single transaction or a series of related transactions) of Property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Capital Stock in a Person that, upon the consummation thereof, will be, or will be part of, a Subsidiary of the Company (including as a result of a merger, amalgamation or consolidation).
“Adjusted Eurocurrency Rate” means, as to any Loan denominated in any applicable Foreign Currency not bearing interest based on an RFR (which, as of the date hereof, shall mean each of the Foreign Currencies identified in the definition of “Agreed Currencies”, other than Pounds Sterling, Swiss Francs, Euros (solely in the case of a Swingline Loan) and Canadian Dollars (solely in the case of a Canadian Prime Rate Loan)) for any Interest Period, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Adjusted Eurocurrency Rate =	Eurocurrency Rate for such Agreed Currency for such Interest Period
1.00-Eurocurrency Reserve Percentage
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” means Wells Fargo Bank, National Association (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Foreign Subsidiary” means any Foreign Subsidiary to the extent such Foreign Subsidiary being liable for the Obligations of the Company or any Subsidiary (whether by way of a guarantee, joint and several liability, or otherwise) would cause a Deemed Dividend Problem or any other adverse tax consequence under applicable law to any Loan Party as determined by the Company in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors and the Administrative Agent and its counsel.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Aggregate Consideration” means, with respect to any Acquisition, the sum (without duplication) of (i) the aggregate amount of all cash paid (or to be paid) by the Company or any of its Subsidiaries in connection with such Acquisition (including, without limitation, payments of fees and costs and expenses in connection therewith) and all contingent cash purchase price, earn-out, non-compete and other similar obligations of the Company and its Subsidiaries incurred and reasonably expected to be incurred in connection therewith (as determined in good faith by the Company), (ii) the aggregate principal amount of all Indebtedness assumed, incurred, refinanced and/or issued in connection with such Acquisition to the extent permitted by Section 6.01, and (iii) the Fair Market Value of all other consideration (other than the Company’s common stock) payable in connection with such Acquisition.
“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Canadian Dollars, (v) Australian Dollars, (vi) Mexican Pesos, (vii) Swedish Krona, (viii) Norwegian Krone, (ix) Swiss Francs and (x) any other lawful currency (other than Dollars) reasonably agreed to by the Administrative Agent and each of the Multicurrency Tranche Lenders in accordance with Section 1.10 that is readily available and freely transferable and convertible into Dollars and for which no central bank or other governmental authorization in the country of issue of such currency is required to give authorization for the use of such currency by any Lender for making Loans or any Issuing Bank for issuing Letters of Credit, as applicable, unless such authorization has been obtained and remains in full force and effect; provided that if any Agreed Currency (x) is no longer a lawful currency that is readily available and freely transferable and convertible into Dollars or (y) with respect to any Agreed Currency for which no central bank or other governmental authorization in the country of issue of such currency was required to give authorization for the use of such currency as of the Effective Date (or, if later, as of the date such Agreed Currency became an Agreed Currency hereunder), does require such central bank or other governmental authorization, such currency shall no longer constitute an “Agreed Currency”.
“Alternate Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Effective Rate plus 0.50% and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%; each change in the Alternate Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Alternate Base Rate be less than 1.00% per annum.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, POCA and the UK Bribery Act.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable Lender” has the meaning assigned to such term in Section 2.06(d).
“Applicable Maturity Date” means (a) with respect to any Revolving Loan or Swingline Loan, the Revolving Credit Maturity Date, (b) the Term Loan, the Term Loan Maturity Date or (c) any Incremental Term Loan (if any) the date as determined pursuant to, and in accordance with, Section 2.20.
“Applicable Payment Office” means, (a) in the case of a Canadian Revolving Borrowing, the Canadian Payment Office and (b) in the case of a Eurocurrency Rate Borrowing or RFR Borrowing, the applicable Eurocurrency Payment Office.
“Applicable Percentage” means, (a) with respect to any Multicurrency Tranche Lender in respect of a Multicurrency Tranche Credit Event, its Multicurrency Tranche Percentage, (b) with respect to any Dollar Tranche Lender in respect of a Dollar Tranche Credit Event, its Dollar Tranche Percentage and (c) with respect to any Term Lender, its Term Loan Percentage.
“Applicable Rate” means, for any day, with respect to any Eurocurrency Rate Loan, any RFR Loan, any Term SOFR Loan, any ABR Loan or any Canadian Prime Rate Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth on the Pricing Schedule under the caption “Term SOFR/Eurocurrency Rate/RFR Spread”, “ABR/Canadian Prime Rate Spread” or “Commitment Fee Rate”, as the case may be, based upon the Status applicable on such date.
“Approved Fund” has the meaning assigned to such term in Section 9.04.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
“Attributable Debt” means, in respect of any Sale-Leaseback Transaction, at the time of determination, the present value (discounted at the rate of interest then borne by the Term Loans and compounded annually, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended); provided that if such Sale-Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligations” set forth in this Section 1.01.
“Attributable Receivables Indebtedness” at any time means the principal amount of Indebtedness which (i) if a Permitted Receivables Facility is structured as a lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Permitted Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under the Permitted Receivables Facility if the same were structured as a lending agreement rather than a purchase agreement or such other similar agreement (whether such amount is described as “capital” or otherwise).
“Augmenting Lender” has the meaning assigned to such term in Section 2.20.
“Australian Dollars” mean the lawful currency of the Commonwealth of Australia.

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any Agreed Currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14.
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitments.
“Available Revolving Commitment” means, at any time with respect to any Lender, the Revolving Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services provided to the Company or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, any direct debit scheme or arrangement, merchant processing services, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Banking Services Agreement” means any agreement entered into by the Company or any Subsidiary in connection with Banking Services.
“Banking Services Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“BBSY” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“Benchmark” means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14, (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Pounds Sterling, Swiss Francs or Euros (solely in the case of Swingline Loans), the Daily Simple RFR applicable for such Agreed Currency; provided that if a Benchmark Transition Event has occurred with respect to such Daily Simple RFR or the then-current Benchmark for such Agreed Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14 and (c) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros (solely in the case of Revolving Loans), Australian Dollars, Canadian Dollars, Mexican Pesos, Swedish Krona, Norwegian Krone, EURIBOR, BBSY, CDOR, TIIE, STIBOR, or NIBOR respectively; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR, BBSY, CDOR, TIIE, STIBOR, or NIBOR, as applicable, or the then-current Benchmark for such Agreed Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any Agreed Currency:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Agreed Currency, the occurrence of one or more of the following events with respect to such Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, with respect to any Benchmark for any Agreed Currency, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Agreed Currency, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark

Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” as defined in (ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means (a) the Company, (b) any Canadian Borrower, (c) any UK Borrower, (d) any Dutch Borrower, (e) any German Borrower, (f) any Swedish Borrower, (g) any Swiss Borrower, (h) any Domestic Subsidiary Borrower or (i) any Foreign Subsidiary Borrower, as the case may be.
“Borrowing” means (a) Revolving Loans of the same Type, Class and Agreed Currency, made, converted or continued on the same date in respect of the same Borrower and, in the case of Term SOFR Loans or Eurocurrency Rate Loans, as to which a single Interest Period is in effect, (b) Term Loans of the same Type and Class made on the same date in respect of the same Borrower and, in the case of Term SOFR Loans or Eurocurrency Rate Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan of the same Agreed Currency made on the same date.
“Borrowing Request” means a request by any Borrower for (a) a Revolving Borrowing or a Term Loan Borrowing in accordance with Section 2.03 or (b) a Swingline Loan denominated in Pounds Sterling or euro in accordance with Section 2.05(b).
“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1.
“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2.
“Business Day” means any day that (a) is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed and (b) is not a day on which commercial banks in Charlotte, North Carolina are closed; provided that, when used in connection with any Canadian Revolving Loan, the term “Business Day” shall also exclude any day on which banks are required or authorized by law to close in Toronto, Canada.
“Calculation Period” means, with respect to any Specified Transaction, the period of four consecutive fiscal quarters of the Company most recently ended on or prior to the date of such Specified Transaction for which financial statements have been delivered (or are required to have been delivered) to the Administrative Agent pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.01(a) or (b)).
“CAM” means the mechanism for the allocation and exchange of interests in the Designated Obligations and collections thereunder established under Article XI.
“CAM Exchange” means the exchange of the Revolving Lenders’ interests provided for in Article XI.

“CAM Exchange Date” means the first date on which there shall occur (a) any event referred to in clause (f) of Article VII shall occur with respect to the Company or (b) an acceleration of Loans pursuant to Article VII.
“CAM Percentage” means, as to each Revolving Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Amount (determined on the basis of Spot Rates prevailing on the CAM Exchange Date) of the Designated Obligations owed to such Revolving Lender (whether or not at the time due and payable) on the date immediately prior to the CAM Exchange Date and (b) the denominator shall be the Dollar Amount (as so determined) of the Designated Obligations owed to all the Revolving Lenders (whether or not at the time due and payable) on the date immediately prior to the CAM Exchange Date.
“Canadian Borrowers” means (i) the Canadian Primary Borrower and (ii) any Borrower incorporated or otherwise organized under the laws of Canada or any province or territory thereof. It is understood and agreed that while the Canadian Primary Borrower is designated as a Canadian Borrower for purposes of receiving Loans hereunder, the Canadian Primary Borrower is a Domestic Subsidiary and shall be treated as such for all other purposes under the Loan Documents.
“Canadian Dollars” or “Cdn. $” means the lawful currency of Canada.
“Canadian Holding Companies” means, collectively, 1323352 Alberta ULC, an unlimited liability company organized under the laws of the province of Alberta, and 1323410 Alberta ULC, an unlimited liability company organized under the laws of the province of Alberta.
“Canadian Payment Office” of the Administrative Agent means the office, branch, affiliate or correspondent bank of the Administrative Agent for Canadian Dollars as specified from time to time by the Administrative Agent to the Company and each Lender.
“Canadian Primary Borrower” means LKQ Delaware LLP, a Delaware limited liability partnership having two Alberta unlimited liability companies as its partners, or any other such Subsidiary of the Company agreed to by the Administrative Agent in its reasonable discretion.
“Canadian Prime Rate” means the greater of (a) the annual rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) announced by the Administrative Agent as its reference rate for commercial loans made by it in Canadian Dollars to Canadian customers and designated in Canada as its “prime rate” or “Canadian prime rate” (the “prime rate” is a rate set by the Administrative Agent based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, which is used as a reference point for pricing some loans and may be priced at, above or below such announced rate, and any change in the prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change) and (b) the sum of (x) the CDOR Rate for an Interest Period of one month plus (y) 1.0%. For the avoidance of doubt, if the Canadian Prime Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. If the Canadian Prime Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the applicable Benchmark Replacement has been determined pursuant to Section 2.14), then the Canadian Prime Rate shall be determined solely by reference to clause (a) above and shall be determined without reference to clause (b) above.
“Canadian Revolving Borrowing” means a Borrowing of Canadian Revolving Loans.
“Canadian Revolving Loan” means a Multicurrency Tranche Revolving Loan denominated in Canadian Dollars that bears interest at a rate based on the Canadian Prime Rate.
“Canadian Subsidiary” means any Subsidiary of the Company organized under the laws of Canada or any province or territory thereof.
“Capital Expenditures” means, for any period, with respect to any Person, the aggregate of all expenditures made by such Person during such period for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment or software (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP for such period on a balance sheet of such Person.
“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Captive Insurance Subsidiary” means any Wholly Owned Subsidiary that (i) is maintained as a special purpose self-insurance subsidiary, (ii) is designated as a “Captive Insurance Company” as provided below, and (iii) in respect of which (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (x) is guaranteed by the Company or any other Subsidiary of the Company, (y) is recourse to or obligates the Company or any other Subsidiary of the Company as a guarantor or co-obligor in any way or (z) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (b) neither the Company nor any of its Subsidiaries has any contract, agreement, arrangement or understanding on terms less favorable to the Company or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, and (c) neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer’s certificate of the Company certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A 2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; and (h) in the case of any Canadian Borrower or any Foreign Subsidiary only, cash equivalents satisfying the requirements of clauses (a), (b), (e), (f) or (g) of this definition (but for such purpose, treating references therein to the United States government or any such state, commonwealth or territory thereof as a reference to the applicable foreign government or any province, state or subdivision thereof).

“CDOR” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“Change of Control” means the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of the Company; (b) the board of directors of the Company shall cease to consist of a majority of Continuing Directors; (c) a Specified Change of Control; or (d) the Company shall cease to own, directly or indirectly, and Control 100% (other than directors’ qualifying shares) of the outstanding Capital Stock of any Subsidiary Borrower.
“Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, rule, requirement, guideline or directive (whether or not having the force of law) of any Governmental Authority made, implemented or issued after the Effective Date; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any European equivalent regulations (such as the European Market and Infrastructure Regulation and other regulations related thereto) and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III or CRD IV or CRR, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.
“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Multicurrency Tranche Revolving Loans, Dollar Tranche Revolving Loans, Revolving Loans, Term Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Multicurrency Tranche Commitment, a Dollar Tranche Commitment, Revolving Commitment or a Term Loan Commitment, and (c) any Lender, refers to whether such Lender is a Dollar Tranche Lender, Multicurrency Tranche Lender, Revolving Lender, Term Lender, in each case, as the context requires.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means, with respect to each Lender, the sum of such Lender’s Multicurrency Tranche Revolving Commitment, Dollar Tranche Commitment and Term Loan Commitment. The amount of each Lender’s Term Loan Commitment, Multicurrency Tranche Revolving Commitment and Dollar Tranche Commitment as of the Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Commonly Controlled Entity” means an entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group that includes the Company and that is treated as a single employer under Section 414 of the Code.
“Company” means LKQ Corporation, a Delaware corporation.

“Compliance Certificate” means a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit H.
“Conforming Changes” means, with respect to the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Canadian Prime Rate”, the definition of “Business Day,” the definition of “Eurocurrency Banking Day,” the definition of “RFR Business Day,” the definition of “Interest Period”, the definition of “Interest Payment Date”, or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.14 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated EBITDA” means, as to any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill), (e) any extraordinary, non-recurring or unusual expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) transaction fees and expenses and post-acquisition purchase price adjustments in respect of Acquisitions and Dispositions, all to the extent such fees, expenses and adjustments are required to be treated as an expense under GAAP, (g) mark-to-market costs for Swap Agreements that become ineffective in connection with the repayment and termination of the Existing Credit Agreement on the Effective Date, (h) financing cost write-offs associated with the repayment and termination of the Existing Credit Agreement on the Effective Date and (i) any other non-cash charges and expenses, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (I) any extraordinary, non-recurring or unusual income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (II) mark-to-market income for Swap Agreements that become ineffective in connection with the repayment and termination of the Existing Credit Agreement on the Effective Date and (III) any other non-cash income, all as determined on a consolidated basis; provided that for purposes of determining the Consolidated EBITDA of the Company and its consolidated Subsidiaries for any period (a “Determination Period”), “Consolidated EBITDA” for such Determination Period shall be determined as otherwise provided above and adjusted by adding thereto (i) the amount of net cost savings (excluding any items that the Company includes as Non-Specified Restructuring Charges and Adjustments) projected by the Company in good faith to be realized in connection with an Acquisition (calculated on a pro forma basis as though such cost savings had been realized on the first day of such Determination Period), net of the amount of actual benefits realized during such Determination Period related to such cost savings and expenses, provided, however, that (A) such cost savings are reasonably identifiable, factually supportable and actually achievable (in the good faith judgment of the Company) within 18 months after the last day of the first Determination Period in which the Company adds back such cost saving pursuant to this clause (i), and (B) any add backs pursuant to this clause (i) shall be made within 36 months after the consummation of the Acquisition, (ii) any Non-Specified Restructuring Charges and Adjustments of the Company and its Subsidiaries for such Determination Period and (iii) the amount of net income of the consolidated Subsidiaries of the Company for any such period that is attributable to non-controlling interests held by unaffiliated third parties in such consolidated Subsidiaries to the extent such net income has not been distributed by the applicable Subsidiary; provided further that (x) the aggregate amount of net cost savings described in clause (i)

above in any Determination Period shall not exceed 10.0% of Consolidated EBITDA of the Company and its Subsidiaries for such Determination Period (for such purposes, as determined as provided in this definition without regard to the preceding proviso but otherwise on a Pro Forma Basis to the extent provided herein) and (y) for any Determination Period, the sum of the aggregate amount of net cost savings described in clause (i) above in such Determination Period, Non-Specified Restructuring Charges and Adjustments in such Determination Period, and the aggregate amount of Non-Regulation S-X Adjustments attributable to such Determination Period, shall not exceed 15.0% of Consolidated EBITDA of the Company and its Subsidiaries for such Determination Period (for such purposes, as determined as provided in this definition without regard to the preceding proviso but otherwise on a Pro Forma Basis to the extent provided herein).
“Consolidated Interest Expense” means, as to any Person for any period, the sum of (x) total interest expense (including that attributable to Capital Lease Obligations but excluding write-offs associated with the repayment and termination of the Existing Credit Agreement on the Effective Date) of such Person and its Subsidiaries for such period with respect to (A) all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) and (B) the interest component of all Attributable Receivables Indebtedness of such Person and its Subsidiaries for such period minus (y) interest income of such Person and its Subsidiaries for such period.
“Consolidated Net Income” means, as to any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Company and its consolidated Subsidiaries for any period, there shall be excluded (a), except for determinations required to be made on Pro Forma Basis, the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or amalgamated or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date (which for clarification, includes right of use assets).
“Consolidated Total Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries outstanding at such date, determined on a consolidated basis in accordance with GAAP (it being understood, for avoidance of doubt, that (i) the undrawn portion of any outstanding Letters of Credit shall not be included in the determination of “Consolidated Total Indebtedness” and (ii) all Attributable Receivables Indebtedness shall be included in the determination of “Consolidated Total Indebtedness”).
“Continuing Directors” means the directors of the Company on the Effective Date, after giving effect to the transactions contemplated hereby, and each other director of the Company, if, in each case, such other director’s nomination for election to the board of directors of the Company is recommended or approved by at least a majority of the then Continuing Directors.
“Contractual Obligation” means, with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
    “CRD IV” means Directive 2013/36/EU of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC.

“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.
“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.
“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender or any other Lender.
“CRR” the Council Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.
“Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to:
(a)Revolving Loans or Swingline Loans denominated in Pounds Sterling, the greater of (i) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five (5) RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Pounds Sterling has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (ii) the Floor;
(b)Swingline Loans denominated in Euros, the greater of (i) €STR for the day (such day, a “Euro RFR Determination Day”) that is five (5) RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such €STR is published by the €STR Administrator on the €STR Administrator’s Website; provided, however, that if by 5:00 p.m. (Brussels time) on the second (2nd) RFR Business Day immediately following any Euro RFR Determination Day, €STR in respect of such Euro RFR Determination Day has not been published on the €STR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Euros has not occurred, then €STR for such Euro RFR Determination Day will be €STR as published in respect of the first preceding RFR Business Day for which €STR was published on the €STR Administrator’s Website; provided further that €STR determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (ii) the Floor; and
(c)Revolving Loans denominated in Swiss Francs, the greater of (i) SARON for the day (such day, a “Swiss Francs RFR Determination Day”) that is five (5) RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SARON is published by the SARON Administrator on the SARON Administrator’s Website; provided that if by 5:00 p.m. (Zurich time) on the second (2nd) RFR Business Day immediately following any Swiss Francs RFR Determination Day, SARON in respect of such Swiss Francs RFR Determination Day has not been published on the SARON Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Swiss Francs has not occurred, then SARON for such Swiss Francs RFR Determination Day will be SARON as published in respect of the first preceding RFR Business Day for which such SARON was published on the SARON Administrator’s Website; provided further that SARON as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (ii) the Floor.
Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Company.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Insolvency Act 1986 (UK), where applicable as amended by the Enterprise Act 2003 (UK), the EU Regulation 2015/848 in insolvency proceedings (recast), the Companies Act 2006 (UK), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Deemed Dividend Problem” means, with respect to any Foreign Subsidiary Borrower or any other Foreign Subsidiary, such Person’s accumulated and undistributed earnings and profits being deemed to be repatriated to the Company or the applicable parent Domestic Subsidiary under Section 956 of the Code and the effect of such repatriation causing adverse tax consequences to the Company or such parent Domestic Subsidiary, in each case as determined by the Company in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become (or whose Parent has become) the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.
“Designated Obligations” means all obligations of the Borrowers with respect to (a) principal of and interest on the Revolving Loans, (b) participations in Swingline Loans funded by the Revolving Lenders, (c) unreimbursed LC Disbursements and interest thereon and (d) all commitment fees and Letter of Credit participation fees.
“Disposition” means, with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (in one transaction or in a series of related transactions and whether effected pursuant to a Division or otherwise); and the terms “Dispose” and

“Disposed of” shall have correlative meanings. For the avoidance of doubt, the term “Disposition” shall not include any sale or issuance by the Company of its Capital Stock.
“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the latest Applicable Maturity Date in effect at such time; provided that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the 91st day after the latest Applicable Maturity Date in effect at such time shall not constitute Disqualified Equity Interests.
“Dividing Person” has the meaning assigned to it in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Documentation Agent” means each of PNC Bank, National Association, Truist Bank and MUFG Bank, Ltd. in its capacity as a documentation agent for the credit facilities evidenced by this Agreement.
“Dollar Amount” means, subject to Section 1.07, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars as determined by the Administrative Agent, Swingline Lender or the applicable Issuing Bank, as applicable, at such time in its sole discretion by reference to the most recent Spot Rate for such Foreign Currency (as determined as of the most recent Revaluation Date) for the purchase of Dollars with such Foreign Currency.
“Dollar Tranche Commitment” means, with respect to each Dollar Tranche Lender, the commitment, if any, of such Dollar Tranche Lender to make Dollar Tranche Revolving Loans and to acquire participations in Dollar Tranche Letters of Credit hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Dollar Tranche Lender’s Dollar Tranche Commitment as of the Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption (or other documentation contemplated by this Agreement) pursuant to which such Dollar Tranche Lender shall have assumed its Dollar Tranche Commitment, as applicable. The aggregate principal amount of the Dollar Tranche Commitments on the Effective Date is $0.
“Dollar Tranche Credit Event” means a Dollar Tranche Revolving Borrowing, the issuance of a Dollar Tranche Letter of Credit, an LC Disbursement with respect to a Dollar Tranche Letter of Credit or any of the foregoing.
“Dollar Tranche LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Dollar Tranche Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements in respect of Dollar Tranche Letters of Credit that have not yet been reimbursed by or on behalf of the Company at such time. The Dollar Tranche LC Exposure of any Dollar Tranche Lender at any time shall be its Dollar Tranche Percentage of the total Dollar Tranche LC Exposure at such time.
“Dollar Tranche Lender” means a Lender with a Dollar Tranche Commitment or holding Dollar Tranche Revolving Loans.
“Dollar Tranche Letter of Credit” means any letter of credit denominated in Dollars and issued under the Dollar Tranche Commitments pursuant to this Agreement.
“Dollar Tranche Percentage” means, at any time, the percentage equal to a fraction the numerator of which is such Lender’s Dollar Tranche Commitment at such time and the denominator of which is the aggregate Dollar Tranche Commitments of all Dollar Tranche Lenders at such time (or, if the Dollar Tranche Commitments have terminated or expired at such time, the Dollar Tranche Percentages shall be determined based upon the Dollar Tranche Revolving Credit Exposures at such time); provided that in the case of Section 2.25 when a Defaulting Lender shall exist, any such Defaulting Lender’s Dollar Tranche Commitment shall be disregarded in the calculation.
“Dollar Tranche Revolving Borrowing” means a Borrowing comprised of Dollar Tranche Revolving Loans.
“Dollar Tranche Revolving Credit Exposure” means, with respect to any Dollar Tranche Lender at any time, and without duplication, the sum of the outstanding principal amount of such Dollar Tranche Lender’s Dollar Tranche Revolving Loans and its Dollar Tranche LC Exposure at such time.
“Dollar Tranche Revolving Loan” means a Loan made by a Dollar Tranche Lender pursuant to Section 2.01(a). Each Dollar Tranche Revolving Loan shall be a Term SOFR Revolving Loan denominated in Dollars or an ABR Revolving Loan denominated in Dollars.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.
“Domestic Subsidiary Borrower” means any Domestic Subsidiary (other than any Canadian Borrower that otherwise constitutes a Domestic Subsidiary) that becomes a Subsidiary Borrower pursuant to Section 2.24 and that has not ceased to be a Subsidiary Borrower pursuant to such Section.
“Dormant Subsidiaries” means the inactive Subsidiaries of the Company on the Effective Date, as set forth on Schedule 1.01.
“Dutch Borrowers” means (i) LKQ Netherlands, (ii) LKQ European Holdings B.V., each a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, and (iii) any other Foreign Subsidiary Borrower organized under the laws of the Netherlands that is designated as a Dutch Borrower by the Company.
“Dutch Loan Party” means any Loan Party organized and existing under the laws of the Netherlands.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution

Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Eligible Foreign Subsidiary” means (i) any Foreign Subsidiary organized under the laws of a jurisdiction located in Canada, England and Wales, Sweden or the Netherlands and (ii) subject to the provisions of Section 2.24, any other Foreign Subsidiary that is reasonably approved from time to time by the Administrative Agent.
“EMU Legislation” means the legislative measures of the European Council for the introduction of changeover to or operation of a single or unified European currency.
“Environmental Laws” means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, including England and Wales, the United States, or any state, provincial, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.
“Environmental Liability” means any liability, contingent or absolute (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.
“Equity Interests” means shares of Capital Stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“Equivalent Amount” means, subject to Section 1.07, for any amount, at the time of determination thereof, with respect to any amount expressed in Dollars, the equivalent of such amount thereof in the applicable Foreign Currency as determined by the Administrative Agent, Swingline Lender or the applicable Issuing Bank, as applicable, in its sole discretion by reference to the most recent Spot

Rate (as determined as of the most recent Revaluation Date) for the purchase of such Foreign Currency with Dollars.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“Erroneous Payment” has the meaning assigned thereto in Section 9.23(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 9.23(d).
“Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 9.23(d).
“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 9.23(d).
“€STR” means a rate per annum equal to the Euro Short Term Rate as administered by the €STR Administrator.
“€STR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).
“€STR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the €STR Administrator from time to time.
“EU” means the European Union.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBOR” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“euro”, “Euro” or “EUR” or “€” means the single currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Eurocurrency Banking Day” means, (a) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day, (b) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Australian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Melbourne, (c) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Toronto, (d) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Mexican Pesos, any day (other than a Saturday or Sunday) on which banks are open for business in Mexico City, Mexico, (e) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Swedish Krona, any day (other than a Saturday or Sunday) on which banks are open for business in Stockholm, Sweden, and (f) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Norwegian Krone, any day (other than a Saturday or Sunday) on which banks are open for business in Oslo, Norway; provided, that for purposes of notice requirements set forth in this Agreement, in each case, such day is also a Business Day.

“Eurocurrency Payment Office” of the Administrative Agent means, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender.
“Eurocurrency Rate” means, for any Eurocurrency Rate Loan for any Interest Period:
(a)    denominated in Euros (solely in the case of Revolving Loans), the greater of (i) the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period), at approximately 11:00 a.m. (Brussels time) on the applicable Rate Determination Date and (ii) the Floor;
(b)    denominated in Australian Dollars, the greater of (i) the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”) as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time), for a period comparable to the applicable Interest Period, at approximately 10:30 a.m. (Melbourne time) on the applicable Rate Determination Date and (ii) the Floor;
(c)    denominated in Canadian Dollars, the greater of (i) the rate per annum equal to the rate determined by the Administrative Agent on the basis of the rate applicable to Canadian Dollar bankers’ acceptances (“CDOR”) as administered by Refinitiv Benchmarks Services (UK) Limited, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period, at approximately 10:00 a.m. (Toronto time) on the applicable Rate Determination Date and (ii) the Floor;
(d)    denominated in Swedish Krona, the greater of (i) the rate per annum equal to the Stockholm Interbank Offered Rate (“STIBOR”) administered by the Swedish Financial Benchmark Facility AB, or any other Person which takes over the administration of that rate (“STIBOR”) as displayed on the appropriate page of the Thomson Reuters screen (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, on the applicable Rate Determination Date, for a period comparable to such Interest Period and (ii) the Floor; provided that if such rate is not available at such time for any reason, the Administrative Agent may substitute such rate with a reasonably acceptable alternative published interest rate that adequately reflects the all-in-cost of funds to the Administrative Agent for funding such Eurocurrency Rate Borrowings in Swedish Krona;
(e)    denominated in Norwegian Krone, the greater of (i) the rate per annum equal to the Norwegian Interbank Offered Rate (“NIBOR”) or the successor thereto as approved by the Administrative Agent as published by Oslo Børs (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, on the applicable Rate Determination Date, as the rate for deposits in Norwegian Krone with a maturity comparable to such Interest Period and (ii) the Floor; provided that if such rate is not available at such time for any reason, the Administrative Agent may substitute such rate with a reasonably acceptable alternative published interest rate that adequately reflects the all-in-cost of funds to the Administrative Agent for funding such Eurocurrency Rate Borrowings in Norwegian Krone;
(f)    denominated in Mexican Pesos for any Interest Period, the rate per annum equal to the greater of (i) the Mexican Interbank Equilibrium Interest Rate (Tasa de Interes Interbancaria de Equilibrio) (“TIIE”) or the successor thereto as approved by the Administrative Agent as published by Banco de México on the Federal Official Gazzette (Diario Oficial de la Federación) on the applicable Rate Determination Date with a maturity comparable to such Interest Period and (ii) the Floor; provided that if such rate is not available at such time for any reason, the Administrative Agent may substitute such rate with a reasonably acceptable alternative published interest rate that adequately reflects the all-in-cost of funds to the Administrative Agent for funding such Eurocurrency Rate Borrowings in Mexican Pesos; and

(g)    if applicable and approved by the Administrative Agent and the Lenders pursuant to the definition of “Agreed Currency”, denominated in any other Agreed Currency (other than an Agreed Currency referenced in clauses (a) through (f) above), the rate per annum designated with respect to such Agreed Currency at the time such currency is approved by the Administrative Agent and the Multicurrency Tranche Lenders pursuant to the definition of “Agreed Currency”.
“Eurocurrency Rate Loan” means any Loan bearing interest at a rate based on the Adjusted Eurocurrency Rate.
“Eurocurrency Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. The Adjusted Eurocurrency Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.
“Event of Default” has the meaning assigned to such term in Article VII.
“Excluded Acquired Subsidiary” has the meaning assigned to such term in Section 2.24.
“Excluded Non-Wholly Owned Subsidiary” has the meaning assigned to such term in Section 5.09(d).
“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to any payment made by any Loan Party under any Loan Document, any of the following Taxes imposed on or with respect to a Recipient:
(a) income or franchise Taxes imposed on (or measured by) net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located;
(b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located;
(c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by any Borrower under Section 2.19(b)), any U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Non-U.S. Lender with respect to an applicable interest in a Loan or Commitment resulting from any law in effect on the date such Non U.S. Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Non U.S. Lender’s failure to comply with Section 2.17(f), except to the extent that such Non U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Taxes pursuant to Section 2.17(a); and
(d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement, dated as of March 25, 2011 (as amended, restated supplemented or otherwise modified from time to time prior to the Effective Date), by and among the Company, the other Borrowers party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.
“Existing Letters of Credit” is defined in Section 2.06(a).
“Fair Market Value” means, with respect to any asset (including any Capital Stock of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer, of the Company, or the Subsidiary of the Company selling such asset.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into among Governmental Authorities pursuant to the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement, treaty or convention among Governmental Authorities and implementing the foregoing.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1\100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. For the avoidance of doubt, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Company and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).
“Floor” means a rate of interest equal to 0.0%.
“Foreign Currencies” means Agreed Currencies other than Dollars.
“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.
“Foreign Currency Letter of Credit” means a Multicurrency Tranche Letter of Credit denominated in a Foreign Currency.
“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
“Foreign Subsidiary Borrower” means (i) any Canadian Borrower, (ii) any UK Borrower, (iii) any Dutch Borrower, (iv) any Swedish Borrower, (v) any German Borrower, (vi) any Swiss Borrower and (vii) any other Eligible Foreign Subsidiary that becomes a Foreign Subsidiary Borrower pursuant to Section 2.24 and that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section, as the case may be.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding Obligations with respect to Letters of Credit issued by such Issuing Bank, other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with Section 2.06(j) and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.
“FSCO” means the Financial Services Commission of Ontario, or other similar body of another Canadian jurisdiction.
“GAAP” means generally accepted accounting principles in the United States of America.
“German Borrowers” means (i) LKQ German Holdings GmbH, a German limited liability company (Gesellschaft mit beschränkter Haftung), (ii) Stahlgruber GmbH, a German limited liability company (Gesellschaft mit beschränkter Haftung), and (iii) any other Foreign Subsidiary Borrower organized under the laws of Germany that is designated as a German Borrower by the Company.
“German Insolvency Event” means:
(a) a German Relevant Entity is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness, including a stoppage of payment situation (Zahlungsunfähigkeit), a status of over-indebtedness (Überschuldung), the presumed inability to pay its debts as they fall due (drohende Zahlungsunfähigkeit), or actual insolvency proceedings;
(b) a moratorium is declared in respect of any Indebtedness of a German Relevant Entity, or
(c) (i) a German Relevant Entity is otherwise in a situation to file for insolvency because of any of the reasons set out in sections 17 to 19 of the German Insolvency Code and (ii) a petition for insolvency proceedings in respect of its assets (Antrag auf Eröffnung eines Insolvenzverfahrens) has been filed based on section 17 to section 19 of the German Insolvency Code (Insolvenzordnung), or actions are taken pursuant to section 21 German Insolvency Code (Insolvenzordnung) by a competent court.
“German Relevant Entity” means any German Borrower or any Loan Party capable of becoming subject of insolvency proceedings under the German Insolvency Code (Insolvenzordnung).
“Germany” means the Federal Republic of Germany.
“Governmental Authority” means any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing) and including, for the avoidance of doubt, the Council of Ministers of the European Union, the Financial Conduct Authority (acting in accordance with Part 6 of the Financial Services and Markets Act 2000 (UK)) and the Prudential Regulatory Authority.

“Guarantee Agreement” means the Guaranty dated as of the Effective Date (or such other date as required by the terms hereof) and executed and delivered by the applicable Loan Parties, as the same may be amended, restated, supplemented, replaced and/or otherwise modified from time to time.
“Guarantee Obligation” means, with respect to any Person (the “guaranteeing person”), any obligation of such guaranteeing person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Agreements” means all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Company or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.
“Increasing Lender” has the meaning assigned to such term in Section 2.20.
“Incremental Amount” means, at any time, an amount not to exceed the greater of (a) $750,000,000 and (b) an amount equal to 50% of Consolidated EBITDA for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP for the applicable Calculation Period (determined at the time of the applicable Incremental Increase or incurrence of Incremental Term Loans).
“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.20.
“Incremental Increase” has the meaning assigned to such term in Section 2.20.
“Incremental Term Loan” has the meaning assigned to such term in Section 2.20.
“Indebtedness” means, of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all payment obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (d) all Capital Lease Obligations, Synthetic Lease Obligations or Attributable Debt of such Person, (e) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations, (f) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (g) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations (other than current trade accounts payable in the ordinary course) (including any trade payables that are current but may be classified as indebtedness in accordance with GAAP), (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the Fair Market Value of the Property to which such Lien relates), (j) for the purposes of Article VII(e) only, all obligations of such Person in respect of Hedge Agreements, and (k) all Attributable Receivables Indebtedness of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under any Loan Document and (b) Other Taxes.
“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).
“Insolvency” means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
“Insolvent” means pertaining to a condition of Insolvency.
“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property (whether or not written), whether arising under United States, state, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, service- marks, trade names, franchises, domain names, technology, inventions, know-how and processes, recipes, formulas, trade secrets, trade secret licenses, proprietary information (including, but not limited to, rights in computer programs and databases), and permits, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Interest Coverage Ratio” has the meaning assigned to such term in Section 6.19(b).
“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08.
“Interest Payment Date” means (a) as to any ABR Loan (other than a Swingline Loan), Canadian Prime Rate Loan or RFR Loan (other than a Swingline Loan), the last Business Day of each March, June, September and December and the Applicable Maturity Date, (b) as to any Eurocurrency Rate Loan or Term SOFR Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period (provided, that each such three-month interval payment day shall be the immediately succeeding Business Day if such day is not a Business Day, unless such day is not a Business Day but is a day of the relevant month after which no further Business Day occurs in such month, in which case such day shall be the immediately preceding Business Day) and the Applicable Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Revolving Credit Maturity Date.

“Interest Period” means, as to any Eurocurrency Rate Loan or Term SOFR Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan or Term SOFR Loan, as applicable, and ending on the date one (1), three (3) or six (6) months thereafter (or (a) in the case of a Eurocurrency Rate Loan denominated in Mexican Pesos, 28 days or 91 days thereafter, or (b) in the case of a Eurocurrency Rate Loan denominated in Canadian Dollars, one (1) or three (3) months thereafter), in each case as selected by a Borrower in its Interest Election Request and subject to availability.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuing Bank” means each of Wells Fargo Bank, National Association and Bank of America, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its respective successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates (or branch offices) of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate (or branch office) with respect to Letters of Credit issued by such Affiliate (or branch office).
“ITA” means the United Kingdom Income Tax Act of 2007.
“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. The LC Exposure of any Multicurrency Tranche Lender at any time shall be its Multicurrency Tranche Percentage of the total Multicurrency Tranche LC Exposure at such time and the LC Exposure of any Dollar Tranche Lender at any time shall be its Dollar Tranche Percentage of the total Dollar Tranche LC Exposure at such time.
“Lenders” means the Persons listed on Schedule 2.01 (or, if the Commitments have terminated or expired, a Person holding Credit Exposure) and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Issuing Banks and Swingline Lender, as the context may require.
“Letter of Credit” means any Multicurrency Tranche Letter of Credit or Dollar Tranche Letter of Credit, including the Existing Letters of Credit.
“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.02, or if an Issuing Bank has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Effective Date, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent; each Issuing Bank’s Letter of Credit Commitment may be decreased or increased from time to time with the written consent of the Company, the Administrative Agent and the Issuing Banks; provided that any increase in the Letter of Credit Commitment with respect to any Issuing Bank, or any decrease in the Letter of Credit Commitment with respect to any Issuing Bank to an amount not less than such Issuing Bank’s Letter of Credit Commitment as of the Effective Date or the date of its initial Letter of Credit Commitment if after the Effective Date, shall only require the consent of the Company and such Issuing Bank.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
“LKQ Netherlands” means LKQ Netherlands B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands.
“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, the Guarantee Agreement, any promissory notes issued pursuant to Section 2.10(e) of this Agreement, any Letter of Credit applications and all other agreements, instruments, documents and certificates executed to, or in favor of, the Administrative Agent or any Lenders, including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements between the Company and any Issuing Bank regarding such Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between the Company and such Issuing Bank in connection with the issuance of Letters of Credit, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Parties” means, collectively, the Borrowers and the Subsidiary Guarantors.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean Toronto, Canada time in the case of Canadian Dollars and, in the case of all other Foreign Currencies, London, England time, in each case unless otherwise notified by the Administrative Agent).
“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time (i) in the case of the Revolving Lenders, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the aggregate Revolving Credit Exposures and the unused aggregate Revolving Commitments at such time, (ii) in the case of the Revolving Lenders of any single Class, Lenders having Revolving Credit Exposures of such Class and unused Revolving Commitments of such Class representing more than 50% of the sum of the aggregate Revolving Credit Exposures of such Class and the unused aggregate Revolving Commitments of such Class at such time and (iii) in the case of the Term Lenders, Lenders holding outstanding Term Loans representing more than 50% of all outstanding Term Loans.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any and all other Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.
“Material Environmental Amount” means an amount or amounts payable by the Company and/or any of its Subsidiaries, in the aggregate in excess of $150,000,000, for: costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any Hazardous Material;

and compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.
“Material Indebtedness” means any Indebtedness in an aggregate principal amount equal to or greater than $100,000,000.
“Member State” means the territory of each member state of the European Community as defined in articles 5 and 6 of Council Directive 2006/112/EC of 28 November 2006 on the common system of value added tax.
“Mexican Pesos” mean the lawful currency of Mexico.
“Mexico” means the United Mexican States.
“Moody’s” means Moody’s Investors Service, Inc.
“Multicurrency Tranche Commitment” means, with respect to each Multicurrency Tranche Lender, the commitment, if any, of such Multicurrency Tranche Lender to make Multicurrency Tranche Revolving Loans and to acquire participations in Multicurrency Tranche Letters of Credit and Swingline Loans hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Multicurrency Tranche Lender’s Multicurrency Tranche Commitment as of the Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption (or other documentation contemplated by this Agreement) pursuant to which such Multicurrency Tranche Lender shall have assumed its Multicurrency Tranche Commitment, as applicable. The aggregate principal amount of the Multicurrency Tranche Commitments on the Effective Date is $2,000,000,000.
“Multicurrency Tranche Credit Event” means a Multicurrency Tranche Revolving Borrowing, the issuance of a Multicurrency Tranche Letter of Credit, an LC Disbursement with respect to a Multicurrency Tranche Letter of Credit, a Borrowing of Swingline Loans or any of the foregoing.
“Multicurrency Tranche LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Multicurrency Tranche Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements in respect of Multicurrency Tranche Letters of Credit that have not yet been reimbursed by or on behalf of a Borrower at such time. The Multicurrency Tranche LC Exposure of any Multicurrency Tranche Lender at any time shall be its Multicurrency Tranche Percentage of the total Multicurrency Tranche LC Exposure at such time.
“Multicurrency Tranche Lender” means a Lender with a Multicurrency Tranche Commitment or holding Multicurrency Tranche Revolving Loans.
“Multicurrency Tranche Letter of Credit” means any letter of credit issued under the Multicurrency Tranche Commitments pursuant to this Agreement.
“Multicurrency Tranche Percentage” means, at any time, the percentage equal to a fraction the numerator of which is such Lender’s Multicurrency Tranche Commitment at such time and the denominator of which is the aggregate Multicurrency Tranche Commitments of all Multicurrency Tranche Lenders at such time (or, if the Multicurrency Tranche Commitments have terminated or expired at such time, the Multicurrency Tranche Percentages shall be determined based upon the Multicurrency Tranche Revolving Credit Exposures at such time); provided that in the case of Section 2.25 when a Defaulting Lender shall exist, any such Defaulting Lender’s Multicurrency Tranche Commitment shall be disregarded in the calculation.
“Multicurrency Tranche Revolving Borrowing” or “Multicurrency Tranche” means a Borrowing comprised of Multicurrency Tranche Revolving Loans.

“Multicurrency Tranche Revolving Credit Exposure” means, with respect to any Multicurrency Tranche Lender at any time, and without duplication, the sum of the outstanding principal Dollar Amount of such Multicurrency Tranche Lender’s Multicurrency Tranche Revolving Loans and its Multicurrency Tranche LC Exposure and its Swingline Exposure at such time.
“Multicurrency Tranche Revolving Loan” means a Loan made by a Multicurrency Tranche Lender pursuant to Section 2.01(b). Each Multicurrency Tranche Revolving Loan shall be (a) a Eurocurrency Rate Loan or an RFR Loan denominated in a Foreign Currency, (b) a Term SOFR Loan or an ABR Loan denominated in Dollars or (c) in the case of any Canadian Revolving Loan, a Canadian Prime Rate Loan denominated in Canadian Dollars.
“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“NIBOR” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“Non-Public Lender” means:
(i) until the publication of an interpretation of “public” as referred to in the CRR by the competent authority/ies: an entity which (x) assumes rights and/or obligations vis-à-vis a Dutch Borrower, the value of which is at least EUR 100,000 (or its equivalent in another currency), (y) provides repayable funds for an initial amount of at least EUR 100,000 (or its equivalent in another currency) or (z) otherwise qualifies as not forming part of the public; and
(ii) as soon as the interpretation of the term “public” as referred to in the CRR has been published by the relevant authority/ies: an entity which is not considered to form part of the public on the basis of such interpretation.
“Non-Qualifying Bank” means a Lender which is not a Qualifying Bank.
“Non-Regulation S-X Adjustment” has the meaning provided in the definition of “Pro Forma Basis”.
“Non-Specified Restructuring Charges and Adjustments” means (i) any non-recurring and one-time costs and expenses included by the Company and its Subsidiaries when determining Consolidated EBITDA for any Calculation Period in connection with any Acquisition (including, without limitation, charges relating to facility closures and the consolidation, relocation or elimination of operations, severance costs and other costs incurred in connection with the termination, relocation and training of employees, elimination or restatement of rent, reduction or elimination of salaries and compensation, and such other charges, costs and expenses identified to the Administrative Agent), and  (ii) certain other reasonable adjustments made in connection with an Acquisition and identified to the Administrative Agent (including adjustments for cost of goods to a GAAP-based costing method for salvage vehicles and adjustments for unreported revenue of an Acquired Person or Business that can be reasonably verified).
“Non-U.S. Lender” means a Lender that is not a U.S. Person.
“Non-US Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program subject to the PBA, or maintained in any non-US jurisdiction (other than Canada), which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment and which is not subject to ERISA or the Code, and to which a Borrower or any of its Subsidiaries has, or may have, any liability.
“Norwegian Krone” mean the lawful currency of Norway.

“Obligations” means, collectively, (a) all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Company and its Subsidiaries to any of the Lenders, the Administrative Agent, the Issuing Banks or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit, and (b) all Swap Obligations and Banking Services Obligations owing to one or more Lenders or their respective Affiliates; provided that the definition of “Obligations” shall not create or include any guarantee by any Loan Party of any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent (or to the extent payable to an Issuing Bank or the Swingline Lender, such Issuing Bank or Swingline Lender, as applicable, in each case, with notice to the Administrative Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions, and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Administrative Agent (or to the extent payable to an Issuing Bank or the Swingline Lender, such Issuing Bank or Swingline Lender, as applicable, in each case, with notice to the Administrative Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant” has the meaning assigned to such term in Section 9.04.
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Participating Member State” means any member state of the EU that adopts or has adopted the euro as its lawful currency in accordance with legislation of the EU relating to economic and monetary union.
“Patriot Act” has the meaning assigned to such term in Section 9.13.
“PBA” means the Pension Benefits Act (Ontario) and all regulations thereunder, as amended from time to time, and any successor or similar legislation of another Canadian jurisdiction.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permits” means the collective reference to (i) Environmental Permits, and (ii) any and all other franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, and rights of way.
“Permitted Factoring Transaction” means any factoring transaction entered into by the Company or any Subsidiary with respect to Receivables originated by the Company or such Subsidiary in the ordinary course of business.
“Permitted Liens” means the Liens permitted by Section 6.02.
“Permitted Priority Debt” means, at any time, the sum of the aggregate outstanding principal amount of (a) all unsecured Indebtedness of the Subsidiaries of the Company at such time (other than (i) any unsecured Indebtedness of a Loan Party, (ii) any unsecured intercompany Indebtedness among Wholly Owned Subsidiaries of the Company, (iii) unsecured Indebtedness of a Wholly Owned Subsidiary of the Company owed to the Company, and (iv) Indebtedness permitted under Section 6.01(b)) and (b) all Indebtedness of the Company and its Subsidiaries at such time that is secured by a Lien on any asset of the Company or any of its Subsidiaries (other than Indebtedness permitted under Section 6.01(b)).
“Permitted Receivables Facility” means the receivables facility or facilities permitted to be incurred under Sections 6.01 and 6.02 and created under the Permitted Receivables Facility Documents, providing for the sale, transfer or pledge by the Company and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Company and the Receivables Sellers) to the Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell, transfer or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue or convey purchaser interests, investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity to acquire the Permitted Receivables Facility Assets from the Company and/or the respective Receivables Sellers, in each case as more fully set forth in the Permitted Receivables Facility Documents.
“Permitted Receivables Facility Assets” means (i) Receivables (whether now existing or arising in the future) of the Company and its Subsidiaries which are transferred, sold or pledged to a Receivables Entity pursuant to a Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred, sold or pledged to a Receivables Entity and all proceeds thereof and (ii) loans to the Company and its Subsidiaries secured by Receivables (whether now existing or arising in the future) and any Permitted Receivables Related Assets of the Company and its Subsidiaries which are made pursuant to a Permitted Receivables Facility.
“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with the Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, all of which documents and agreements shall be in form and substance reasonably satisfactory to the Administrative Agent, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as (i) any such amendments, modifications, supplements, refinancings or replacements do not impose any conditions or requirements on the Company or any of its Subsidiaries that are more restrictive in any material respect than those in existence immediately prior to any such amendment, modification, supplement, refinancing or replacement unless otherwise consented to by the Administrative Agent, (ii) any such amendments, modifications, supplements, refinancings or replacements are not adverse in any way to the interests of the Lenders and (iii) any such amendments, modifications, supplements, refinancings or replacements are otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Receivables Related Assets” means any assets that are customarily sold, transferred or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of Receivables and collections in respect of Receivables).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means, at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Company, any of its Subsidiaries or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“POCA” shall mean the Proceeds of Crime Act 2002 (UK) as in effect from time to time in the United Kingdom.
“Pounds Sterling” or “£” means the lawful currency of the United Kingdom.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Pro Forma Basis” means, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent the same is incurred to refinance other outstanding Indebtedness or to finance an Acquisition (“Specified Financing Indebtedness”)) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of such Calculation Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness, except (A) to the extent accompanied by a corresponding permanent commitment reduction or (B) for any repayment of Specified Financing Indebtedness to the extent (1) repaid during such Calculation Period, regardless of whether it is or is not accompanied by a corresponding permanent commitment reduction and (2) incurred prior to the applicable Specified Transaction) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or repaid on the first day of such Calculation Period and (z) any Acquisition or any Significant Asset Sale then being consummated as well as any other Acquisition or any other Significant Asset Sale if consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Acquisition or Significant Asset Sale, as the case may be, then being effected, with the following rules to apply in connection therewith:
(i)    all Indebtedness (x) (other than revolving Indebtedness, except Specified Financing Indebtedness shall be included to the extent provided herein) incurred or issued on or after the first day of the relevant Calculation Period (whether incurred to finance an Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of such Calculation Period and, subject to the immediately succeeding clause (y), remain outstanding through the date of determination and (y) (other than revolving Indebtedness, except (A) to the extent accompanied by a corresponding permanent commitment reduction or (B) to the extent it is Specified Financing Indebtedness which shall be included to the extent provided herein) permanently retired, repaid, refinanced or redeemed on or after the first day of the relevant Calculation Period shall be deemed to have been retired, repaid, refinanced or redeemed on the first day of such Calculation Period and remain retired, repaid, refinanced or redeemed through the date of determination;

(ii)    all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) the rates applicable at the time the determination is made in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while the same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while the same was actually outstanding); and
(iii)    in making any determination of Consolidated EBITDA on a Pro Forma Basis, pro forma effect shall be given to any Acquisition (subject to the proviso at the end of the definition of Consolidated EBITDA) or any Significant Asset Sale if effected during the respective Calculation Period as if same had occurred on the first day of the respective Calculation Period taking into account, in the case of any Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act of 1933 and, subject to the limitations set forth in the definition of Consolidated EBITDA, such other cost savings and expenses as may be determined in good faith by the Company (any such other cost savings and expenses, “Non-Regulation S-X Adjustments”), as if such cost savings or expenses were realized on the first day of the respective period.
“Projections” has the meaning assigned to such term in Section 5.02(c).
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.
“Protected Party” means any Credit Party that is or will be subject to any liability or required to make any payment for or on account of UK Tax, in relation to a sum received or receivable (or any sum deemed for the purposes of UK Tax to be received or receivable) under any Loan Document.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualified ECP Guarantor” means, in respect of any Specified Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Specified Swap Obligation or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keep well under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (i) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (ii) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Company.
“Qualifying Bank” means:
(a)any bank as defined in the Swiss Federal Code for Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen);
(b)a person or entity which effectively conducts banking activities with its own infra-structure and staff as its principal purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all and in each case within the meaning of the Swiss Guidelines; or

(c)a federal reserve or central bank (including supranational central banks such as inter alia the European Central Bank) and institutions with a similar function as a federal reserve or central bank in countries which do not have a federal reserve or central bank and the Bank for International Settlements (BIS).
“Qualifying Lender” means:
(i) a Lender (other than a Lender within clause (ii) below) that is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:
(a)    a Lender:
(1)    in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that the advance was made and which is a bank (as defined for the purpose of section 879 of the ITA) and would be within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance apart from section 18A of the Corporation Tax Act 2009; or
(2)    in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that the advance was made and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or
(b)    a Lender which is:
(1)    a company resident in the United Kingdom for United Kingdom tax purposes; or
(2)    a partnership each member of which is:
(x)    a company so resident in the United Kingdom; or
(y)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009; or
(3)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning given by section 19 of the Corporation Tax Act 2009); or
(c)    a Treaty Lender; or
(ii) a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Loan Document.
“Rate Determination Date” means, with respect to any Interest Period, two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in the applicable interbank market, as determined by the Administrative Agent; provided that to the extent that such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).
“Receivables” means all accounts receivable (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise)).
“Receivables Entity” means a Wholly Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as a “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Company or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, and (c) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings). Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer’s certificate of the Company certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.
“Receivables Sellers” means the Company and those Subsidiaries that are from time to time party to the Permitted Receivables Facility Documents (other than any Receivables Entity).
“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank.
“Register” has the meaning set forth in Section 9.04.
“Regulation” means the Regulation (EU) 2015/848 of the European Parliament and the Council of the European Union of 20 May 2015 on Insolvency Proceedings.
“Reimbursement Obligation” means the obligation of the Company to reimburse any Issuing Bank pursuant to Section 2.06(e) for amounts drawn under Letters of Credit issued by such Issuing Bank.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Foreign Currency, (i) the central bank for the Foreign Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark

Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Foreign Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31 or .32 of PBGC Reg. § 4043.
“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Credit Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans.
“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By Laws or other organizational (or incorporation, as applicable) or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, as to any Person, the chief executive officer, the president or the chief financial officer of the Company or the Canadian Primary Borrower, as applicable, with respect to the German Borrowers and any other Loan Party incorporated in Germany, the managing director(s) (Geschäftsführer) and or the authorised signatory/ies (Prokurist(en)), each as authorised to represent the German Borrowers or any other Loan Party incorporated in Germany, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer or chief accounting officer of the Company or the Canadian Primary Borrower, as applicable. Unless otherwise qualified, all references to a “Responsible Officer” shall refer to a Responsible Officer of the Company.
“Revaluation Date” means, subject to Section 1.07:
(a)    with respect to any Loan denominated in a Foreign Currency, each of the following: (i) the date of the borrowing of such Loan (including any borrowing or deemed borrowing in respect of any unreimbursed portion of any payment by the applicable Issuing Bank under any Letter of Credit denominated in a Foreign Currency) but only as to the amounts so borrowed on such date, (ii) each date of a continuation of such Loan pursuant to the terms of this Agreement, but only as to the amounts so continued on such date, and (iii) such additional dates as the Administrative Agent or the Swingline Lender, as applicable, shall determine; and
(b)    with respect to any Letter of Credit denominated in a Foreign Currency, each of the following: (i) each date of issuance of such Letter of Credit, but only as to the stated amount of the Letter of Credit so issued on such date; (ii) in the case of all Existing Letters of Credit denominated in Foreign Currencies, the Effective Date, but only as to such Existing Letters of Credit; and (iii) such additional dates as the Administrative Agent or the applicable Issuing Bank, as applicable, shall determine.

“Revolving Borrowing” means the Borrowing of a Revolving Loan.
“Revolving Commitment” means a Dollar Tranche Commitment or a Multicurrency Tranche Commitment and “Revolving Commitments” means both the Dollar Tranche Commitments and the Multicurrency Tranche Commitments.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal Dollar Amount of such Lender’s Multicurrency Tranche Revolving Loans and Dollar Tranche Revolving Loans and its LC Exposure and Swingline Exposure at such time.
“Revolving Credit Maturity Date” means January 5, 2028 or such later date as may be extended pursuant to Section 2.26.
“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.
“Revolving Loan” means any Multicurrency Tranche Revolving Loan or Dollar Tranche Revolving Loan.
“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Pounds Sterling, SONIA, (b) Swiss Francs, SARON and (c) Euros (solely in the case of Swingline Loans), €STR.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, (b) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, (c) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day which is marked as a currency holiday for CHF in the Trading & Currency Holiday Calendar published by the SIX Group (or any successor thereto) and (d) Euros (solely in the case of Swingline Loans), any day that is a TARGET Day; provided, that for purposes of notice requirements set forth in this Agreement, in each case, such day is also a Business Day.
“RFR Loan” means a Loan that bears interest at a rate based on the Daily Simple RFR.
“RFR Rate Day” has the meaning assigned thereto in the definition of “Daily Simple RFR”.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Sale-Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any of its Subsidiaries of any real or personal property, which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement in particular, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea, Venezuela and Syria).

“Sanctioned Person” means at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, a member state of the European Union, His Majesty’s Treasury of the United Kingdom, the Swiss State Secretariat for Economic Affairs SECO and the Swiss Directorate of International Law or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in clauses (a) or (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.
“Sanctions” means economic or financial sanctions, sectoral sanctions, secondary sanctions, restrictions and anti-terrorism laws, or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the United Nations Security Council, the European Union, a member state of the European Union, His Majesty’s Treasury of the United Kingdom, the Swiss State Secretariat for Economic Affairs SECO and the Swiss Directorate of International Law or other relevant sanctions authority.
“SARON” means a rate equal to the Swiss Average Rate Overnight as administered by the SARON Administrator.
“SARON Administrator” means SIX Index AG (or any successor administrator of the Swiss Average Rate Overnight).
“SARON Administrator’s Website” means the SIX Index AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.
“SEC” means the United States Securities and Exchange Commission.
“Significant Asset Sale” means each Disposition of assets which yields gross proceeds to the Company or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at Fair Market Value in the case of other non-cash proceeds) of at least $50,000,000.
“Single Employer Plan” means any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Solvent” means, with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Specified Change of Control” means a “change of control”, or like event, as defined in any indenture or other agreement governing Material Indebtedness.
“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
“Specified Transaction” means, with respect to any period, any Acquisition, Significant Asset Sale incurrence or repayment of Indebtedness, Incremental Term Loan, Revolving Commitment increase or other event expressly required to be calculated on a “Pro Forma Basis” pursuant to the terms of this Agreement.
“Spot Rate” means, subject to Section 1.07, for a Foreign Currency, the rate provided (either by publication or otherwise provided or made available to the Administrative Agent, the Swingline Lender or the applicable Issuing Bank, as applicable) by Thomson Reuters Corp. (or equivalent service chosen by the Administrative Agent, the Swingline Lender or the applicable Issuing Bank, as applicable, in its reasonable discretion) as the spot rate for the purchase of such Foreign Currency with another currency at a time selected by the Administrative Agent, the Swingline Lender or the applicable Issuing Bank, as applicable, in accordance with the procedures generally used by the Administrative Agent, the Swingline Lender or the applicable Issuing Bank, as applicable, for syndicated credit facilities in which it acts as administrative agent, swingline bank or an issuer of letters of credit, as applicable.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary thereof in connection with the Permitted Receivables Facility which are reasonably customary in an accounts receivable financing transaction.
“STIBOR” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“Subordinated Indebtedness” means any subordinated Indebtedness permitted to be incurred pursuant to Section 6.01 (other than subordinated Indebtedness evidenced by the Subordinated Intercompany Note).
“Subordinated Intercompany Note” means the Subordinated Intercompany Note dated as of the Effective Date and executed and delivered by the Company and its Subsidiaries, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Company.
“Subsidiary Borrower” means a Domestic Subsidiary Borrower or a Foreign Subsidiary Borrower.
“Subsidiary Guarantor” means each Subsidiary that is party to the Guarantee Agreement.
“Sustainability Assurance Provider” means a qualified external reviewer, independent of the Company and its Subsidiaries, with relevant expertise, such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing reasonably satisfactory to the Sustainability Structuring Agents.

“Sustainability Linked Loan Principles” means the Sustainability Linked Loan Principles as most recently published by the Loan Market Association, the Asia Pacific Loan Market Association, and the Loan Syndications & Trading Association.

“Sustainability Structuring Agents” means Wells Fargo Securities, LLC and BofA Securities, Inc., each in its capacity as a sustainability structuring agent for the credit facilities evidenced by this Agreement.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.
“Swap Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.
“Swedish Borrowers” means (i) Atracco Group AB, a private limited liability company organized under the laws of the Sweden and (ii) any other Foreign Subsidiary Borrower organized under the laws of Sweden that is designated as a Swedish Borrower by the Company.
“Swedish Krona” mean the lawful currency of Sweden.
“Swingline Exposure” means, at any time, the aggregate principal Dollar Amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum (without duplication) of (a) its Applicable Percentage of the total Swingline Exposure at such time, other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) the aggregate principal Dollar Amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the Dollar Amount of participations funded by the other Lenders in such Swingline Loans).
“Swingline Lender” means Wells Fargo Bank, National Association, in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made pursuant to Section 2.05. Each Swingline Loan shall be (a) an RFR Loan denominated in Euros or Pounds Sterling or (b) an ABR Loan denominated in Dollars.

“Swiss Borrowers” means (i) LKQ Europe GmbH, a Swiss limited liability company (Gesellschaft mit beschränkter Haftung), (ii) Elit Group GmbH, a Swiss limited liability company (Gesellschaft mit beschränkter Haftung) and (iii) any other Foreign Subsidiary Borrower that is (A) designated as a Swiss Borrower by the Company and (B) organized under the laws of Switzerland or, if organized under another law than Swiss law, which is acting through a Swiss branch office or is otherwise considered to be tax resident in Switzerland (Inländer) for Swiss Withholding Tax purposes.
“Swiss Federal Withholding Tax Act” means the Swiss Federal Withholding Tax Act (Bundesgesetz über die Verrechnungssteuer vom 13 Oktober 1965); together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.
“Swiss Francs” mean the lawful currency of Switzerland.
“Swiss Guidelines” means, together, the guidelines S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt S-02.123 vom 22. September 1986 betreffend Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)) and S-02.130.1 in relation to money market instruments and book claims of Swiss debtors of April 1999 (Merkblatt S-02.130.1 vom April 1999 “Geldmarktpapiere und Buchforderungen inländischer Schuldner”), the circular letters no. 15 (1-015DVS-2017) of 3 October 2017 in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss federal withholding tax and Swiss federal stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer sowie der Stempelabgaben” vom 3. Oktober 2017) and no. 34 (1-034-V-2011) of 26 July 2011 in relation to deposits (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011), the circular letter no. 46 of 24 July 2019 (1-046-VS-2019) in relation to syndicated credit facilities, promissory note loans, bills of exchange and subparticipations (Kreisschreiben Nr. 46 vom 24. Juli 2019 betreffend “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen”) and the circular letter no. 47 of 25 July 2019 (1-047-V-2019) in relation to bonds (Kreisschreiben Nr. 47 vom 25. Juli 2019 betreffend “Obligationen”) and the practice note 010-DVS-2019 dated 5 February 2019 published by the Swiss Federal Tax Administration regarding Swiss Withholding Tax in the Group (Mitteilung-010-DVS-2019-d vom 5. Februar 2019 - Verrechnungssteuer:  Guthaben im Konzern), in each case as issued, amended or replaced from time to time, by the Swiss Federal Tax Administration or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.
“Swiss Insolvency Event” means in case of a Person organized under the laws of Switzerland any of the following:
(a)    such Person suspends or announces its intention to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to restructuring or rescheduling any of its financial indebtedness;
(b)    such Person is over-indebted within the meaning of article 820 in connection with article 725b para. 1 of the Swiss Code of Obligations (article 725 para. 2 of the Swiss Code of Obligations prior to 1 January 2023) and its managing officers become obliged to notify the competent bankruptcy court;
(c)    a moratorium is declared in respect of any indebtedness of any such Person;
(d)    any corporate action, legal proceedings or other procedure or step is taken in relation to:
(i)     bankruptcy (Konkurs), suspension of bankruptcy (Konkursaufschub), composition proceedings (Nachlassverfahren), including composition moratorium (Nachlassstundung), a moratorium of any indebtedness, non-voluntary liquidation, dissolution or winding-up of any such Person;
(ii)    a composition, compromise, assignment or arrangement with any creditor of any such Person; or

(iii)    the appointment of a liquidator (Liquidator), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of such Person or any of its assets, or any analogous procedure or step is taken in any jurisdiction, save that this paragraph (d) shall not apply to any corporate action, legal proceeding or other procedure or step which is frivolous or vexatious and is dismissed within 21 days of commencement.
“Swiss Non-Bank Rules” means the Swiss Ten Non-Bank Rule and the Swiss Twenty Non-Bank Rule.
“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of creditors (within the meaning of the Swiss Guidelines) under this Agreement which are not Qualifying Banks must not, at any time, exceed 10.
“Swiss Twenty Non-Bank Rule” means the rule that (without duplication) the aggregate number of creditors (including the Lenders), other than Qualifying Banks, of a Swiss Borrower under all outstanding debts relevant for classification as debenture (Kassenobligation) (including debt arising under this Agreement), loans, facilities and/or private placements (including under this Agreement) must not, at any time, exceed 20, in each case, in accordance with the meaning of the Swiss Guidelines.
“Swiss Withholding Tax” means the Tax levied pursuant to the Swiss Federal Withholding Tax Act.
“Syndication Agent” means Bank of America, N.A. in its capacity as the syndication agent for the credit facilities evidenced by this Agreement.
“Synthetic Lease Obligations” means all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).
“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007 (or any successor or replacement for that platform from time to time), or any successor to, or replacement of, that system owned and operated by the Eurosystem.
“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either:
(i) a company resident in the United Kingdom for United Kingdom tax purposes;
(ii) a partnership each member of which is:
(1) a company so resident in the United Kingdom; or
(2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009; or
(iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) of that company.
“Tax Credit” means a credit against, relief of remission for or repayment of any UK Tax.
“Tax Deduction” means a deduction or withholding for or on account of UK Tax from a payment under any Loan Document.
“Tax Payment” means either an increased payment made by a Borrower to a Lender under Section 2.17A(d) or a payment under Section 2.17A(i).
“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto , but excluding UK Tax.
“Term Lender” means, as of any date of determination, each Lender having a Term Loan Commitment or that holds Term Loans.
“Term Loan Borrowing” means the Borrowing of a Term Loan.
“Term Loan Commitment” means (a) as to any Term Lender, the obligation of such Term Lender to make a portion of the Term Loan and/or Incremental Term Loans, as applicable, to the account of the Company hereunder on the Effective Date (in the case of the Term Loan or the applicable borrowing date (in the case of any Incremental Term Loan) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make such Term Loans. The aggregate Term Loan Commitment of all Term Lenders on the Effective Date shall be $500,000,000. The Term Loan Commitment of each Term Lender as of the Effective Date is set forth opposite the name of such Term Lender on Schedule 2.01.
“Term Loan Maturity Date” means January 5, 2026 or such later date as may be extended pursuant to Section 2.27.
“Term Loan Percentage” means, at any time, the percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans at such time and the denominator of which is the aggregate outstanding amount of the Term Loans of all Term Lenders at such time; provided that in the case of Section 2.25 when a Defaulting Lender shall exist, any such Defaulting Lender’s Term Loans shall be disregarded in the calculation.
“Term Loans” means the term loans made, or to be made, to the Company on the Effective Date by the Term Lenders pursuant to Section 2.1(c).
“Term SOFR” means,
(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Periodic Term SOFR Determination Day, and

(b)    for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) RFR Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Loan” means any Loan that bears interest at a rate based on Adjusted Term SOFR other than pursuant to clause (c) of the definition of “Alternate Base Rate”.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“TIIE” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“Total Leverage Ratio” has the meaning assigned to such term in Section 6.19(a).
“Tranche” means a category of Commitments and extensions of credit thereunder. For purposes hereof, each of the following comprises a separate Tranche: (a) Multicurrency Tranche Commitments, Multicurrency Tranche Revolving Loans, Multicurrency Tranche Letters of Credit and Swingline Loans, (b) Dollar Tranche Commitments, Dollar Tranche Revolving Loans and Dollar Tranche Letters of Credit and (c) Term Loan Commitments and Term Loans.
“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents to which any Loan Party is a party, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Treaty Lender” means a Lender which:
(i) is treated as a resident of a Treaty State for the purposes of a Treaty; and
(ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected.
“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Daily Simple RFR, the Adjusted Eurocurrency Rate, the Alternate Base Rate or the Canadian Prime Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Blocking Regulation” means Regulation (EU) No 2271/96 of the European Parliament and of the Council of 22 November 1996 protecting against the effects of the extraterritorial application of legislation adopted by a third country, and actions based on or resulting therefrom as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended from time to time.
“UK Borrowers” means (1) Euro Car Parts Limited, a private limited company incorporated in England and Wales with company registration number 02680212 and having its registered office address at T2, Birch Coppice Business Park Danny Morson Way, Dordon, Tamworth, England, B78 1SE and (2) any other Foreign Subsidiary Borrower incorporated under the laws of England and Wales that is designated as a UK Borrower by the Company.
“UK Bribery Act” means the Bribery Act 2010 (UK) as in effect from time to time in the United Kingdom.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Insolvency Event” means:
(a)    a UK Relevant Entity is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;
(b)    the value of the assets of any UK Relevant Entity, is less than its liabilities (taking into account contingent and prospective liabilities);
(c)    a moratorium is declared in respect of any indebtedness of any UK Relevant Entity; provided that if a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by such moratorium;
(d)    any corporate action, legal proceedings or other procedure or step is taken in relation to:
(i)    the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any UK Relevant Entity;
(ii)    a composition, compromise, assignment or arrangement with any creditor of any UK Relevant Entity;
(iii)    the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any UK Relevant Entity, or any of its assets; or
(iv)    enforcement of any Lien over any assets of any UK Relevant Entity, or any analogous procedure or step is taken in any jurisdiction, save that this paragraph (d) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement; or

(e)    any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a UK Relevant Entity.
“UK Relevant Entity” means any Loan Party capable of becoming subject of an order for winding-up or administration under the Insolvency Act 1986 of the United Kingdom.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“UK Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed by the government of the United Kingdom or any political subdivision thereof.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unliquidated Obligations” means, at any time, any Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(D)(2).
“VAT” means: (i) any value added tax imposed by the Value Added Tax Act 1994; (ii) any value added tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax or any legislation in a Member State implementing such Council Directive; and (iii) any other Tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such value added tax referred to in paragraphs (i) and (ii) above, or imposed elsewhere (including any other tax of a similar nature, imposed in the United Kingdom) and any value added tax imposed by the Value Added Tax Act 1994 (UK).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries. Except as otherwise expressly provided hereunder, any reference to a “Wholly Owned Subsidiary” means a Wholly Owned Subsidiary of the Company.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Dollar Tranche Revolving Loan”) or by Type (e.g., a “Eurocurrency Rate Loan” or “Canadian Prime Rate Loan”) or by Class and Type (e.g., a “Dollar Tranche Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Dollar Tranche Revolving Borrowing”) or by Type (e.g., a “Dollar Tranche Eurocurrency Rate Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).
SECTION 1.03. Terms Generally; Québec Interpretation; Jersey Interpretation. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (ii) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws) and, in the case of any such statute, any rules and regulations promulgated thereunder, (iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement (vi) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition and (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(a) For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (i) ”personal property” shall include “movable property”, (ii) ”real property” or “real estate” shall include “immovable property”, (iii) ”tangible property” or “tangible assets” shall include “corporeal property”, (iv) ”intangible property” or “intangible assets” shall include “incorporeal property”, (v) ”security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim” and a resolutory clause, (vi) all references to filing, perfection, priority, remedies, registering or recording under the UCC or a PPSA shall include publication under the Civil Code of Québec, (vii) all references to “perfection” of or a “perfected” lien or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (viii) any “right of offset”, “right of set-off” or similar expression shall include a “right of compensation”, (ix) ”goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (x) an “agent” shall include a “mandatary”, (xi) ”construction liens” shall include “legal hypothecs”, (xii) ”joint and several” shall include “solidary”, (xiii) ”gross negligence or wilful misconduct” shall be deemed to be “intentional or gross fault”, (xiv) ”beneficial ownership” shall include “ownership on behalf of another as mandatary”, (xv) ”easement” shall include “servitude”, (xvi) ”priority” shall include “prior claim”, (xvii) ”survey” shall include “certificate of location and plan”, (xviii) “state” shall include “province”, (xix) ”fee simple title” shall include “absolute ownership” and (xx) ”accounts” shall include “claims”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.
(b) Notwithstanding anything herein to the contrary, the definition of “Obligations” shall not create any guarantee by any Loan Party of (i) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party or (ii) any Obligation to the extent that a guarantee by such Loan Party of such Obligation would make such Loan Party an Affected Foreign Subsidiary.
(c) In this Agreement, where it relates to a Person incorporated or formed or having its centre of main interests in Jersey, a reference to:
(i)a “winding-up”, “administration”, “reorganisation”, “dissolution”, “moratorium”, “voluntary arrangement”, “scheme of arrangement” or the like, or a “composition”, “compromise”, “assignment”, “arrangement”, “expropriation”, “attachment”, “sequestration”, “distress”, “execution” or any analogous process with any creditor or the like includes, without limitation, bankruptcy (as that term is interpreted pursuant to Article 8 of the Interpretation (Jersey) Law 1954), a compromise or arrangement of the type referred to in Part 18A of the Companies (Jersey) Law 1991, any procedure or process referred to in Part 21 of the Companies (Jersey) Law 1991, and any other similar proceedings affecting the rights of creditors generally under Jersey law, and shall be construed so as to include any equivalent or analogous proceedings;
(ii)a “liquidator”, “receiver”, “administrative receiver”, “administrator” or the like includes, without limitation, the Viscount of the Royal Court of Jersey, autorisés or any other Person performing the same function of each of the foregoing; and
(iii)a “mortgage”, “charge”, “pledge”, “lien” or a “security interest” includes, without limitation, any hypothèque whether conventional, judicial granted or arising by operation of law and any security interest created pursuant to the Security Interest (Jersey) Law 1983 or Security Interests (Jersey) Law 2012 and any related legislation.
(d) In this Agreement, where it relates to an entity incorporated or having its centre of main interests in the Netherlands, a reference to:
(iv)a “winding-up”, “administration” or “dissolution”, includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden),
(v)a “moratorium” includes (voorlopige) surseance van betaling and a “moratorium is declared” includes (voorlopige) surseance verleend;
(vi)a “composition” includes statutory proceedings for the restructuring of debt (akkoordprocedure) under the Dutch Bankruptcy Act (Faillissementswet); and
(vii)a “receiver”, “custodian”, “trustee”, “conservator”, “liquidator” or similar person includes a curator, a beoogd curator, a bewindvoerder, a beoogd bewindvoerder, a herstructureringsdeskundige or an observator;a “security interest” or “security” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right of reclamation (recht van reclame), and any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);
(viii)“works council” means each works council (ondernemingsraad) or central or group works council (centrale of groeps ondernemingsraad) within the meaning of the Works Councils Act of the Netherlands (Wet op de ondernemingsraden) having jurisdiction over a Dutch Loan Party;
(ix)any corporate action taken in connection with insolvency proceedings includes a Dutch Loan Party having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990).
SECTION 1.04. Swedish Terms
(a) If any Swedish Borrower is required to hold an amount on trust on behalf of another party (for the purposes of this clause (a), the “Beneficiary”), the Swedish Borrower shall hold such money as agent for the Beneficiary on a separate account in accordance with the Swedish Funds Accounting Act (Lag om redovisningsmedel (1944:181)).
(b) Any obligation for a Swedish Borrower to act as trustee shall be an obligation to act as agent and the obligation to hold assets on trust shall be an obligation not to hold such assets on trust but to hold such assets as agent.
(c) In any Loan Document, where it relates to a Swedish Borrower, a reference to:
(x)an “assignment” or an “arrangement” with any creditor includes (A) any write-down of debt (offentligt ackord) following from any procedure of ‘företagsrekonstruktion’ under the Swedish company reorganisation act (lag om företagsrekonstruktion (1996:764)) (the “Swedish Company Reorganisation Act”), or (B) any write-down of debt in bankruptcy (ackord i konkurs) under the Swedish Bankruptcy Act (konkurslag (1987:672)) (the “Swedish Bankruptcy Act”);
(xi)a “compulsory manager”, “receiver”, “administrative receiver”, “administrator” or “liquidator” includes (A) ‘rekonstruktör’ under the Swedish Company Reorganisation Act, (B) ‘konkursförvaltare’ under the Swedish Bankruptcy Act, or (C) ‘likvidator’ under the Swedish Companies Act;
(xii)“gross negligence” means grov vårdslöshet under Swedish law;
(xiii)a “guarantee” includes any garanti under Swedish law which is independent from the debt to which it relates and any borgen under Swedish law which is accessory to or dependant on the debt to which it relates;
(xiv)“merger”, “consolidation” or “amalgamation” includes any ‘fusion’ implemented in accordance with Chapter 23 of the Swedish Companies Act;
(xv)a “reorganisation” includes any contribution of part of its business in consideration of shares (apport) and any “demerger” (delning) includes any ‘fission’ implemented in accordance with Chapter 24 of the Swedish Companies Act; and
(xvi)a “winding-up”, “administration” or “dissolution” includes a frivillig likvidation or tvångslikvidation under Chapter 25 of the Swedish Companies Act, a “bankruptcy” includes a ‘konkurs’ under the Swedish Bankruptcy Act and a “company restructuring” includes a ‘företagsrekonstruktion’ under the Swedish Company Reorganisation Act.

(xvii)an “insolvency” includes such entity being subject to “konkurs” under the Swedish Bankruptcy Act, “företagsrekonstruktion” under the Swedish Company Reorganisation Act or “tvångslikvidation” under Chapter 25 of the Swedish Companies Act.
(d) In relation to this Agreement and any other Loan Document, any winding-up, insolvency, bankruptcy proceeding or similar arrangement involving a Swedish Borrower will always be subject to Swedish law and in particular to but not limited to the procedure set forth in the Swedish Bankruptcy Act, the Swedish Company Reorganisation Act and the Swedish Companies Act.
SECTION 1.05. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) without giving effect to any changes in GAAP occurring after December 1, 2017, the effect of which would be to cause leases which would be treated as operating leases under GAAP as of December 1, 2017 to be treated as capital leases under GAAP.
SECTION 1.06. Status of Obligations. In the event that the Company or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Company shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
SECTION 1.07. Exchange Rates; Currency Equivalents; RFR Loans.
(a)    The Administrative Agent, the Swingline Lender or the applicable Issuing Bank shall determine the Dollar Amount of each Loan, Swingline Loan or Letter of Credit, as applicable, denominated in Foreign Currencies. Such Dollar Amount shall become effective as of such Revaluation Date and shall be the Dollar Amount of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Foreign Currency for purposes of the Loan Documents shall be such Dollar Amount as so determined by the Administrative Agent, the Swingline Lender or the applicable Issuing Bank, as applicable.

(b)    Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of Loans or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Equivalent Amount of such Dollar Amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent, the Swingline Lender or the applicable Issuing Bank, as applicable.
(c)    Notwithstanding the foregoing provisions of this Section 1.07 or any other provision of this Agreement, (i) each Issuing Bank may compute the Dollar Amount of the maximum amount of each applicable Letter of Credit issued by such Issuing Bank by reference to exchange rates determined using any reasonable method customarily employed by such Issuing Bank for such purpose, and (ii) the Dollar Amount of all Existing Letters of Credit denominated in Foreign Currencies shall as of the Effective Date be as set forth on Schedule 2.06.
(d)    Notwithstanding the foregoing provisions of this Section 1.07 or any other provision of this Agreement, in connection with RFR Loans or Canadian Prime Rate Loans in a Foreign Currency for a particular Borrower, the Spot Rate on each date of borrowing by such Borrower shall be the Spot Rate in effect as of the Revaluation Date applicable to the first borrowing of any such RFR Loans or Canadian Prime Rate Loans, as applicable, by such Borrower in such Foreign Currency (or, if applicable, any later Revaluation Date pursuant to clause (a)(iii) of the definition of “Revaluation Date”).
SECTION 1.08. Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR any Daily Simple RFR, the Canadian Prime Rate, any Eurocurrency Rate, any Adjusted Eurocurrency Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.14, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, the Canadian Prime Rate, any Daily Simple RFR, any Eurocurrency Rate, any Adjusted Eurocurrency Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.09. Divisions. For all purposes under the Loan Documents, in connection with any Division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 1.10. Additional Foreign Currencies.
(a) The Company may from time to time request that (i) Multicurrency Tranche Revolving Loans be made in a currency other than those specifically listed in the definition of “Agreed Currency” and/or (ii) Letters of Credit be issued in a currency other than those specifically listed in the definition of “Agreed Currency”; provided that such requested currency is (A) a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars and (B) for which no central bank or other governmental authorization in the country of issue of such currency is required to give authorization for the use of such currency by any Multicurrency Tranche Lender for making Multicurrency Tranche Revolving Loans or any Issuing Bank for issuing Letters of Credit, as applicable, unless such authorization has been obtained and remains in full force and effect. In the case of any such request with respect to the making of Multicurrency Tranche Revolving Loans, such request shall be subject to the approval of the Administrative Agent and the Multicurrency Tranche Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent, the Multicurrency Tranche Lenders and the applicable Issuing Bank or Issuing Banks.
(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., (i) with respect to a request for an additional Foreign Currency, twenty (20) Business Days prior to the date of the desired Multicurrency Tranche Revolving Loan (or such other time or date as may be agreed by the Administrative Agent in its sole discretion) or (ii) with respect to a request for an additional Foreign Currency for issuance of Letters of Credit, five (5) Business Days prior to the date of the desired Letter of Credit (or such other time or date as may be agreed by the applicable Issuing Bank, in its sole discretion with notice to the Administrative Agent). Each such request shall also identify the applicable benchmark rate that is to apply to Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, such requested additional Foreign Currency. In the case of any such request pertaining to Multicurrency Tranche Revolving Loans, the Administrative Agent shall promptly notify each Multicurrency Tranche Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the Issuing Bank thereof. Each Multicurrency Tranche Lender (in the case of any such request pertaining to Multicurrency Tranche Revolving Loans) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Multicurrency Tranche Revolving Loans in such requested currency and the usage of such benchmark rate. The applicable Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., three Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency and the usage of such benchmark rate.
(c) Any failure by a Multicurrency Tranche Revolving Lender or the applicable Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the applicable Issuing Bank, as the case may be, to permit Multicurrency Tranche Revolving Loans to be made or Letters of Credit to be issued in such requested currency and such benchmark rate to be used. If the Administrative Agent and all the Multicurrency Tranche Lenders consent to making Multicurrency Tranche Revolving Loans in such requested currency and using such benchmark rate, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Agreed Currency hereunder for purposes of any borrowings of Multicurrency Tranche Revolving Loans; and if the Administrative Agent, all the Multicurrency Tranche Lenders and the applicable Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Agreed Currency hereunder for purposes of any Letter of Credit issuances by such Issuing Bank. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.10, the Administrative Agent shall promptly so notify the Company.
(d) In connection with any approved request for a Foreign Currency, the Administrative Agent will have the right to make any technical, administrative or operational changes that the Administrative Agent decides may be appropriate to reflect the inclusion of such Foreign Currency and the adoption and implementation of the benchmark rate applicable thereto and to permit the administration thereof by the Administrative Agent from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

ARTICLE II

The Credits
SECTION 1.01. Commitments and Loans. Subject to the terms and conditions set forth herein, (a) each Dollar Tranche Lender (severally and not jointly) agrees to make Dollar Tranche Revolving Loans to the Borrowers in Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Dollar Tranche Revolving Credit Exposure exceeding such Lender’s Dollar Tranche Commitment or (ii) the sum of the total Dollar Tranche Revolving Credit Exposures exceeding the aggregate Dollar Tranche Commitments, (b) each Multicurrency Tranche Lender (severally and not jointly) agrees to make Multicurrency Tranche Revolving Loans to the Borrowers in Agreed Currencies from time to time during the Availability Period in an aggregate principal amount that will not result in (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of such Lender’s Multicurrency Tranche Revolving Credit Exposure exceeding such Lender’s Multicurrency Tranche Commitment, (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Multicurrency Tranche Revolving Credit Exposures exceeding the aggregate Multicurrency Tranche Commitments or (iii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Multicurrency Tranche Revolving Credit Exposures, in each case denominated in Mexican Pesos, exceeding $500,000,000 and (c) each Term Lender with a Term Loan Commitment (severally and not jointly) agrees to make a Term Loan to the Company in Dollars on the Effective Date in an amount equal to the amount of such Lender’s applicable Term Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Dollar Tranche Revolving Loans and Multicurrency Tranche Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.
SECTION 1.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same currency, Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.
(a) Subject to Section 2.14 (i) each Dollar Tranche Revolving Borrowing and each Multicurrency Tranche Revolving Borrowing (other than any Canadian Revolving Borrowing) shall be comprised entirely of ABR Loans, Term SOFR Loans, Eurocurrency Rate Loans or RFR Revolving Loans as the relevant Borrower may request in accordance herewith, provided that (x) each ABR Loan shall only be made in Dollars and shall only be made to the Company and (y) no Term SOFR Loan shall be made in any currency other than Dollars, (ii) each Term Loan Borrowing shall be comprised entirely of ABR Loans or Term SOFR Loans as the Company may request in accordance herewith, provided that each ABR Loan shall only be made in Dollars, and (iii) each Canadian Revolving Borrowing shall be made only to a Canadian Borrower and shall be comprised entirely of Canadian Prime Rate Loans as such Canadian Borrower may request in accordance herewith. Each Swingline Loan denominated in Dollars shall be an ABR Loan, each Swingline Loan denominated in Pounds Sterling shall be an RFR Loan based on the Daily Simple RFR for Pounds Sterling, and each Swingline Loan denominated in euro shall be an RFR Loan based on the Daily Simple RFR for euros. Each Lender at its option may make any Loan by causing any domestic or foreign branch or branch office or Affiliate of such Lender to make such Loan (and in the case of a branch office or an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such branch office or Affiliate to the same extent as to such Lender); provided that (i) any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) such option may, if any Lender so requires, be exercised by delivering to the Administrative Agent a joinder signature page to this Agreement executed by such branch or Affiliate in form and substance satisfactory to the Administrative Agent.
(b) At the commencement of each Interest Period for any Eurocurrency Borrowing or any Term SOFR Borrowing, such Borrowing shall be in an aggregate amount that is not less than

$1,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 1,000,000 units of such currency). At the time that each ABR Revolving Borrowing, RFR Revolving Borrowing or Canadian Prime Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is not less than $1,000,000 Cdn., $1,000,000, 1,000,000 Pounds Sterling or 1,000,000 Swiss Francs as the case may be; provided that an ABR Revolving Borrowing, RFR Revolving Borrowing or Canadian Prime Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Dollar Tranche Commitments or the aggregate Multicurrency Tranche Commitments, as applicable, or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 (or, if such Swingline Loan is denominated in a Foreign Currency, 500,000 units of such currency) and not less than $500,000 (or, if such Swingline Loan is denominated in a Foreign Currency, 500,000 units of such currency). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) in the aggregate for Eurocurrency Revolving Borrowings, RFR Revolving Borrowings and Term SOFR Revolving Borrowings outstanding.
(c) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Applicable Maturity Date.
(d) The Borrowing from any Lender, and any issuance of a Letter of Credit under Section 2.06 by any Issuing Bank, to any Dutch Borrower shall at all times be provided by a Non-Public Lender.
SECTION 1.03. Requests for Borrowings. To request a Borrowing (other than Swingline Loans, which may only be requested in accordance with Section 2.05), the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request (a) (i) by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower, promptly followed by telephonic confirmation of such request) in the case of a Term SOFR Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days, (ii) by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower, promptly followed by telephonic confirmation of such request) in the case of an RFR Revolving Borrowing, not later than 12:00 noon, New York City time, five (5) RFR Business Days or (iii) by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by such Borrower, or the Company on its behalf) not later than 11:00 a.m., Local Time, four (4) Business Days (in the case of a Eurocurrency Rate Borrowing denominated in a Foreign Currency or a Eurocurrency Rate Borrowing to a Foreign Subsidiary Borrower), in each case before the date of the proposed Borrowing, (b) by telephone in the case of an ABR Borrowing to the Company, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing, or (c) by telephone in the case of a Canadian Prime Rate Borrowing to a Canadian Borrower, not later than 8:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(xviii)the aggregate amount and currency of the requested Borrowing and the applicable Borrower;
(xix)the date of such Borrowing, which shall be a Business Day;
(xx)whether such Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing, an RFR Borrowing or a Eurocurrency Rate Borrowing and whether such Borrowing is a Revolving Borrowing or a Term Loan Borrowing and, if such Borrowing is a Revolving

Borrowing, whether such Borrowing is to be a Dollar Tranche Revolving Borrowing or Multicurrency Tranche Revolving Borrowing (or, in the case of a Canadian Revolving Borrowing to a Canadian Borrower, a Canadian Prime Rate Borrowing);
(xxi)in the case of a Eurocurrency Rate Borrowing or Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(xxii)the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Revolving Borrowing is specified, then in the case of a Revolving Borrowing denominated in Dollars to the Company, the requested Revolving Borrowing shall be an ABR Borrowing under the Dollar Tranche, and in the case of a Borrowing denominated in a Foreign Currency, the requested Revolving Borrowing shall be a Eurocurrency Rate Borrowing or RFR Borrowing, as applicable. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration (or, in the case of a Loan denominated in Mexican Pesos, a duration of 28 days). Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Notwithstanding the foregoing, in no event shall any Borrower be permitted to request an RFR Loan denominated in Euros (it being understood and agreed that such RFR Loans shall only be available as Swingline Loans in accordance with Section 2.05).
SECTION 1.04. [Reserved].
SECTION 1.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars, Pounds Sterling or euro (as the Company may elect) to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal Dollar Amount of outstanding Swingline Loans exceeding $150,000,000, (ii) the Dollar Amount of the Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment or (iii) subject to Sections 2.04 and 2.011(b), the Dollar Amount of the total Multicurrency Tranche Revolving Credit Exposures exceeding the aggregate Multicurrency Tranche Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.
(a) To request a Swingline Loan, the Company shall notify the Administrative Agent of such request (i) in the case of a Swingline Loan denominated in Dollars, by telephone (confirmed by facsimile), not later than 12:00 noon, New York City time, on the day of the proposed Swingline Loan or (ii) in the case of a Swingline Loan denominated in Pounds Sterling or euro, by irrevocable written notice (via a written Borrowing Request in a form approved by the Swingline Lender and signed by the Company, promptly followed by telephonic confirmation of such request) not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Swingline Loan (provided that, if the Swingline Lender in its sole discretion determines it is operationally feasible, such Borrowing Request under this clause (b)(ii) may be provided not later than 8:30 a.m., New York City time, on the day of the proposed Swingline Loan (a “Same-Day Multicurrency Swingline Loan”)). Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount and currency of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the general deposit account of the Company with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., Local Time, on the requested date of such Swingline Loan; provided that (x) any Same-Day

Multicurrency Swingline Loan shall only be made on the requested date therefor to the extent the Swingline Lender determines in its sole discretion that such funding is operationally feasible and (y) to the extent any Same-Day Multicurrency Swingline Loan cannot be made on the requested date therefor pursuant to the foregoing clause (x), the Company shall, not later than 4:00 p.m., New York City time, on such date, confirm in writing to the Swingline Lender if the applicable Borrowing Request will remain effective for a Swingline Borrowing in the same amount and currency to be made on the immediately succeeding Business Day.
(b) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Local Time, (i) in respect of Swingline Loans denominated in Dollars, on any Business Day and (ii) in respect of Swingline Loans denominated in Pounds Sterling or euro, three (3) Business Days before the date of the proposed acquisition of participations, require the Multicurrency Tranche Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding in the applicable currency of such Swingline Loans. Such notice shall specify the currency and aggregate amount of Swingline Loans in which Multicurrency Tranche Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Multicurrency Tranche Lender, specifying in such notice such Multicurrency Tranche Lender’s Multicurrency Tranche Percentage of such Swingline Loan or Loans. Each Multicurrency Tranche Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Multicurrency Tranche Lender’s Multicurrency Tranche Percentage of such Swingline Loan or Loans in the applicable currency. Each Multicurrency Tranche Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Multicurrency Tranche Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Multicurrency Tranche Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds in the applicable currency, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Multicurrency Tranche Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Multicurrency Tranche Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.
SECTION 1.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Multicurrency Tranche Letters of Credit denominated in Agreed Currencies and Dollar Tranche Letters of Credit denominated in Dollars, in each case for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding the foregoing, the letters of credit identified on Schedule 2.06 (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” issued on the Effective Date for all purposes of the Loan Documents.
(a) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding

Letter of Credit), the Company shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, whether such Letter of Credit is a Multicurrency Tranche Letter of Credit or a Dollar Tranche Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Company also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the LC Exposure shall not exceed $150,000,000, (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Multicurrency Tranche Revolving Credit Exposures shall not exceed the aggregate Multicurrency Tranche Commitments, (iii) subject to Sections 2.04 and 2.11(b), the sum of the total Dollar Tranche Revolving Credit Exposures shall not exceed the aggregate Dollar Tranche Commitments, (iv) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Multicurrency Tranche Revolving Credit Exposures, in each case denominated in Mexican Pesos, shall not exceed $500,000,000 and (v) subject to Sections 2.04 and 2.11(b), with respect to any Issuing Bank, the sum of the aggregate undrawn amount of all outstanding Letters of Credit issued by such Issuing Bank at such time plus the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Company at such time shall not exceed the Letter of Credit Commitment of such Issuing Bank. The Company may, at any time and from time to time, reduce or increase the Letter of Credit Commitment of any Issuing Bank as provided in the definition of Letter of Credit Commitment; provided that the Company shall not reduce or increase the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction or increase, the conditions set forth in clauses (i) through (v) above shall not be satisfied.
(b) Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non-extension by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Revolving Credit Maturity Date.
(c) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of any Issuing Bank or any Revolving Lender in respect of the Tranche under which such Letter of Credit is issued (each such Revolving Lender, an “Applicable Lender”), each Issuing Bank hereby grants to each Applicable Lender, and each Applicable Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Applicable Lender’s Applicable Percentage of the aggregate Dollar Amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Applicable Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Applicable Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(d) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (or if such Issuing Bank shall so elect in its sole discretion by notice to the Company, in such other Agreed Currency which was paid by such Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Company receives such notice; provided that the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan denominated in Dollars in an equivalent Dollar Amount of such LC Disbursement and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Company fails to make such payment when due, the Administrative Agent shall notify each Applicable Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Applicable Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Applicable Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Applicable Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Applicable Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by an Applicable Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement. If the Company’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Multicurrency Tranche Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Company shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Multicurrency Tranche Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Equivalent Amount, calculated using the applicable Spot Rates, on the date such LC Disbursement is made, of such LC Disbursement.
(e) Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of an Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as determined by a court of competent jurisdiction by final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be under any obligation to issue any Letter of Credit if (x) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it or (y) the issuance of the Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.
(f) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by the Issuing Bank and any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Applicable Lenders with respect to any such LC Disbursement.
(g) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to (i) in the case of any such LC disbursement denominated in Dollars, ABR Revolving Loans, (ii) in the case of any such LC disbursement denominated in Canadian Dollars, Canadian Prime Rate Loans and (iii) in the case of any such LC Disbursement is denominated in a Foreign Currency other than Canadian Dollars, at the Overnight Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Eurocurrency Revolving Loans) and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Applicable Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Applicable Lender to the extent of such payment.
(h) Replacement of Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.
(i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Company is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Article VII. For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Spot Rate on the date notice demanding cash collateralization is delivered to the Company. The Company also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Company hereby grants the Administrative Agent a security interest in the LC Collateral Account and all moneys or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense (provided that the Administrative Agent may only invest in cash or Cash Equivalents), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Majority in Interest of the Revolving Lenders), be applied to satisfy other Obligations. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three (3) Business Days after all Events of Default have been cured or waived.
(j) Reporting of Letter of Credit Information and LC Exposure. At any time that there is an Issuing Bank that is not also the financial institution acting as Administrative Agent, then (i) on the last Business Day of each calendar month, (ii) on each date that a Letter of Credit is amended, terminated or otherwise expires, (iii) on each date that a Letter of Credit is issued or the expiry date of a Letter of Credit is extended, and (iv) upon the request of the Administrative Agent, each Issuing Bank (or, in the case of clauses (ii), (iii) or (iv) hereof, the applicable Issuing Bank) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, cash collateral, or termination in respect of Letters of Credit issued by such Issuing Bank) with respect to each Letter of Credit issued by such Issuing Bank that is outstanding hereunder. In addition, each Issuing Bank shall provide notice to the Administrative Agent of its LC Exposure, or any change thereto, promptly upon it becoming an Issuing Bank or making any change to its LC Exposure. No failure on the part of any Issuing Bank to provide such information pursuant to this clause shall limit the obligations of the Company or any Lender hereunder with respect to its reimbursement and participation obligations hereunder.
(k) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.
SECTION 1.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars to the applicable Borrower, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, (ii) in the case of each Canadian Revolving Loan, by 10:00 a.m., Local Time, in the city of the Administrative Agent’s Applicable Payment Office for Canadian Dollars and at such Applicable Payment Office for Canadian Dollars and (iii) in the case of each Loan denominated in a Foreign Currency (other than a Canadian Revolving Loan) or to a Foreign Subsidiary Borrower, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Applicable Payment Office for such currency and Borrower and at such Applicable Payment Office for such currency and Borrower; provided that (i) Term Loans shall be made as provided in Section 2.01(c) and (ii) Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to (x) an account of the applicable Borrower maintained with the Administrative Agent in New York City or Charlotte, North Carolina and designated by the applicable Borrower in the applicable Borrowing Request, in the case of Loans denominated in Dollars to the applicable Borrower and (y) an account of such Borrower in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency or to a Foreign Subsidiary Borrower; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(a) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing; provided, that any interest received from a Borrower by the Administrative Agent during the period beginning when Administrative Agent funded the Borrowing until such Lender pays such amount shall be solely for the account of the Administrative Agent.
SECTION 1.08. Interest Elections. (a) Each Borrowing initially shall be of the Type and currency specified in the applicable Borrowing Request and, in the case of a Eurocurrency Rate Borrowing or Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Rate Borrowing or Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(a) To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by telephone or irrevocable written notice in the case of a Borrowing denominated in Dollars or a Canadian Prime Rate Borrowing or by irrevocable written notice (via an Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower, or the Company on its behalf) in the case of a Borrowing denominated in a Foreign Currency other than a Canadian Prime Rate Borrowing) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower, or the Company on its behalf. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Rate Loans or Term SOFR Loans that does not comply with Section 2.02(d), (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made, (iv) convert any Canadian Revolving Borrowing to a Type other than a Canadian Prime Rate Borrowing. or (v) request an RFR Loan denominated in Euros (it being understood and agreed that such RFR Loans shall only be available as Swingline Loans in accordance with Section 2.05).
(b) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(xxiii)the name of the applicable Borrower and the Borrowing and currency to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(xxiv)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(xxv)whether such Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing, an RFR Borrowing or a Eurocurrency Rate Borrowing and, if such Borrowing is a Revolving Borrowing, whether such Borrowing is to be a Dollar Tranche Revolving Borrowing or Multicurrency Tranche Revolving Borrowing; and
(xxvi)if the resulting Borrowing is a Eurocurrency Rate Borrowing or a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Rate Borrowing or Term SOFR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration (or, in the case of a Loan denominated in Mexican Pesos, a duration of 28 days).
(c) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(d) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Rate Borrowing or Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars borrowed by the Company, such Borrowing shall be converted to an ABR Borrowing, (ii) in the case of a Eurocurrency Rate Borrowing denominated in Canadian Dollars and made to a Canadian Borrower, such Borrowing shall be converted to a Canadian Prime Rate Borrowing and (iii) in the case of a Borrowing denominated in a Foreign Currency (other than a Eurocurrency Rate Borrowing denominated in Canadian Dollars and made to a Canadian Borrower) (or in Dollars by a Foreign Subsidiary Borrower) in respect of which the applicable Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurocurrency Rate Borrowing in the same Agreed Currency with an Interest Period of one month (or, in the case of a Loan denominated in Mexican Pesos, a duration of 28 days) unless such Eurocurrency Rate Borrowing is or was repaid in accordance with Section 2.11. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the

Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing borrowed by the Company may be converted to or continued as a Eurocurrency Rate Borrowing or Term SOFR Borrowing, (ii) unless repaid, each Term SOFR Borrowing borrowed by the Company shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, (iii) unless repaid, each Eurocurrency Rate Borrowing denominated in Canadian Dollars borrowed by a Canadian Borrower shall be converted to a Canadian Prime Rate Borrowing and (iii) unless repaid, each Eurocurrency Rate Borrowing by a Foreign Subsidiary Borrower and each Eurocurrency Rate Borrowing in a Foreign Currency (other than a Eurocurrency Rate Borrowing denominated in Canadian Dollars and made to a Canadian Borrower) shall automatically be continued as a Eurocurrency Rate Borrowing with an Interest Period of one month (or, in the case of a Loan denominated in Mexican Pesos, a duration of 28 days).
SECTION 1.09. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Effective Date if the Company fails to meet the conditions precedent in Section 4.01 by such time or, if earlier, immediately after they are fully funded and (ii) all other Commitments shall terminate on the Revolving Credit Maturity Date.
(a) The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) the Company shall not terminate or reduce the Dollar Tranche Commitments if, after giving effect to any concurrent prepayment of the Dollar Tranche Revolving Loans in accordance with Section 2.11, the Dollar Amount of the sum of the total Dollar Tranche Revolving Credit Exposures would exceed the aggregate Dollar Tranche Commitments and (iii) the Company shall not terminate or reduce the Multicurrency Tranche Commitments if, after giving effect to any concurrent prepayment of the Multicurrency Tranche Revolving Loans in accordance with Section 2.11, the Dollar Amount of the sum of the total Multicurrency Tranche Revolving Credit Exposures would exceed the aggregate Multicurrency Tranche Commitments.
(b) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of any Class delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.
SECTION 1.10. Repayment and Amortization of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each applicable Revolving Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Revolving Credit Maturity Date in the currency of such Loan and (ii) in the case of the Company, to the Swingline Lender the then unpaid principal amount of each Swingline Loan in the currency of such Swingline Loan on the earlier of the Revolving Credit Maturity Date and the sixth (6th) Business Day after such Swingline Loan is made. With respect to the Term Loans, the Company shall repay all unpaid Term Loans in Dollars on the Term Loan Maturity Date.
(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(e) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.
(f) Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if any such promissory note is a registered note, to such payee and its registered assigns).
SECTION 1.11. Prepayment of Loans.
(g) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11(a). The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of (x) a Term SOFR Borrowing or Eurocurrency Rate Borrowing denominated in Dollars, not later than 11:00 a.m., Local Time, three (3) Business Days or (y) a Eurocurrency Borrowing denominated in a Foreign Currency, not later than 11:00 a.m., Local Time four (4) Business Days, in each case before the date of prepayment, (ii) in the case of prepayment of an RFR Revolving Borrowing, not later than 11:00 a.m., Local Time, five (5) RFR Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Borrowing or a Canadian Prime Rate Borrowing, but other than any Swingline Loan, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Local time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the currency and principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type and currency as provided in Section 2.02. Each prepayment of a Revolving Borrowing of any Class shall be applied ratably to the Revolving Loans of such Class included in the prepaid Revolving Borrowing, and each prepayment of a Term Loan Borrowing shall be applied ratably to the Term Loans included in the prepaid Term Loan Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.
(h) If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures of any Class (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Revaluation Date with respect to each such Credit Event) exceeds the aggregate Commitments of such Class or (B) the sum of the aggregate principal Dollar Amount of all of the Multicurrency Tranche Revolving Credit Exposures denominated in Mexican Pesos (the “Mexican Peso Exposure”) (so calculated), as of the most recent Revaluation Date with respect to each such Credit Event, exceeds $500,000,000 or (ii) solely as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Multicurrency Tranche Revolving Credit Exposures (so calculated) exceeds 105% of the aggregate Multicurrency Tranche Commitments or (B) the Mexican Peso Exposure, as of the most recent Revaluation Date with respect to each such Credit Event, exceeds 105% of $500,000,000, the Borrowers shall in each case immediately repay Revolving Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause (x) the aggregate Dollar Amount of all Revolving Credit Exposures (so calculated) of each Class to be less than or equal to the aggregate Commitments of such Class and (y) the Mexican Peso Exposure to be less than or equal to $500,000,000, as applicable.
SECTION 1.12. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(i) The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily Dollar Amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit shall be paid in Dollars.
(j) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.
(k) All fees payable hereunder shall be paid on the dates due, in Dollars (except as otherwise expressly provided in this Section 2.12) and immediately available funds, to the Administrative Agent (or to any Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 1.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan denominated in Dollars) shall bear interest at the Alternate Base Rate plus the Applicable Rate. The Loans comprising each Term SOFR Borrowing shall bear interest at a per annum rate equal to the sum of the Adjusted Term SOFR Rate plus the Applicable Rate. The Swingline Loans denominated in Pounds Sterling shall bear interest at a rate per annum equal to the Daily Simple RFR for Pounds Sterling plus the Applicable Rate for RFR Loans. The Swingline Loans denominated in euros shall bear interest at a rate per annum equal to the Daily Simple RFR for Euros plus the Applicable Rate for RFR Loans. The Canadian Revolving Loans comprising each Canadian Prime Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate.
(l) The Loans comprising each Eurocurrency Rate Borrowing shall bear interest at the Adjusted Eurocurrency Rate for the Interest Period in effect for such Borrowing and currency plus the Applicable Rate. The Loans comprising each RFR Revolving Borrowing shall bear interest at the Daily Simple RFR in effect for such Borrowing and currency plus the Applicable Rate.
(m) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.
(n) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or Canadian Prime Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Rate Loan or Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(o) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest (i) computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), (ii) in respect of RFR Loans denominated in Pounds Sterling, BBSY or TIIE shall be calculated on the basis of a year of 365 days (or 366 days in a leap year), and (iii) for Canadian Revolving Borrowings shall be computed on the basis of a year of 365 days (or 366 days in a leap year), in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day); provided that interest on Loans denominated in any Foreign Currency as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Loans. The applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Daily Simple RFR, Adjusted Eurocurrency Rate, Eurocurrency Rate or Canadian Prime Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 1.14. Alternate Rate of Interest; Laws Affecting Availability. (a) Subject to clause (c) below, in connection with any Term SOFR Loan, any Canadian Prime Rate Loan, any RFR Loan or Eurocurrency Rate Loan, a request therefor, a conversion to or a continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that (x) if the Canadian Prime Rate or Daily Simple RFR, as applicable, is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining the Canadian Prime Rate or the Daily Simple RFR, as applicable, pursuant to the definition thereof or (y) if Adjusted Term SOFR or an Adjusted Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Adjusted

Term SOFR or such Adjusted Eurocurrency Rate, as applicable, for the applicable Agreed Currency and the applicable Interest Period with respect to a proposed Term SOFR Loan or Eurocurrency Rate Loan, as applicable, on or prior to the first day of such Interest Period, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in the foreign exchange or interbank markets with respect to an applicable Foreign Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (iii) with respect to any Eurocurrency Rate Loan, the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered in the applicable Foreign Currency to banks in the London or other applicable offshore interbank market for the applicable Foreign Currency, amount or Interest Period of such Eurocurrency Rate Loan, or (iv) the Majority in Interest of Lenders of any Class shall determine (which determination shall be conclusive and binding absent manifest error) that, with respect to Loans of such Class made such Lenders of such Class, (x) if the Canadian Prime Rate or Daily Simple RFR, as applicable, is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, the Canadian Prime Rate or Daily Simple RFR, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans or (y) if Adjusted Term SOFR or an Adjusted Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Adjusted Term SOFR or such Adjusted Eurocurrency Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during the applicable Interest Period and, in the case of (x) or (y), the Majority in Interest of Lenders of such Class have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Company. Upon notice thereof by the Administrative Agent to the Company, any obligation of the applicable Lenders to make Term SOFR Loans, Canadian Prime Rate Loans, RFR Loans or Eurocurrency Rate Loans, as applicable, in each such Agreed Currency, and any right of any Borrower to convert any Loan in each such Agreed Currency (if applicable) to or continue any Loan as a Term SOFR Loan, a Canadian Prime Rate Loan, an RFR Loan or a Eurocurrency Rate Loan, as applicable, in each such Agreed Currency, shall be suspended (to the extent of the affected Term SOFR Loans, Canadian Prime Rate Loans, RFR Loans or Eurocurrency Rate Loans or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) until the Administrative Agent (with respect to clause (iv), at the instruction of the Majority in Interest of Lenders of the applicable Class) revokes such notice. Upon receipt of such notice, (A) a Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans, Canadian Prime Rate Loans, RFR Loans or Eurocurrency Rate Loans in each such affected Agreed Currency (to the extent of the affected Term SOFR Loans, Canadian Prime Rate Loans, RFR Loans or Eurocurrency Rate Loans or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) or, failing that, (I) in the case of any request for a borrowing of an affected Term SOFR Loan, a Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans in the amount specified therein and (II) in the case of any request for a borrowing of an affected Canadian Prime Rate Loan, RFR Loan or Eurocurrency Rate Loan in a Foreign Currency, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period and (II) any outstanding affected Loans denominated in a Foreign Currency, at the applicable Borrower’s election, shall either (1) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that if no election is made by the applicable Borrower by the date that is the earlier of (x) three (3) Business Days after receipt by such Borrower of such notice or (y) with respect to a Eurocurrency Rate Loan the last day of the current Interest Period, such Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of a RFR Loan or a Canadian Prime Rate Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.
(b)    Laws Affecting Eurocurrency Rate or RFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective lending offices)

with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any RFR Loan, Term SOFR Loan, Canadian Prime Rate Loan or Eurocurrency Rate Loan, or to determine or charge interest based upon any applicable RFR, Daily Simple RFR, the Canadian Prime Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, the Eurocurrency Rate or the Adjusted Eurocurrency Rate, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Company and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Company that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make or maintain RFR Loans, Canadian Prime Rate Loans or Eurocurrency Rate Loans, as applicable, in the affected Foreign Currency or Foreign Currencies, and any right of the Company to convert any Loan denominated in Dollars to a Term SOFR Loan or continue any Loan as an RFR Loan, Canadian Prime Rate Loan or a Eurocurrency Rate Loan, as applicable, in the affected Foreign Currency or Foreign Currencies shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate” and shall compute the Canadian Prime Rate without reference to clause (b) of the definition of “Canadian Prime Rate”, as applicable. Upon receipt of an Illegality Notice, the Company shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, (A) convert all Term SOFR Loans to ABR Loans or (B) convert all Canadian Prime Rate Loans, RFR Loans or Eurocurrency Rate Loans denominated in an affected Foreign Currency to ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate” and shall compute the Canadian Prime Rate without reference to clause (b) of the definition of “Canadian Prime Rate”, as applicable), (I) with respect to RFR Loans and Canadian Prime Rate Loans, on the Interest Payment Date therefor, if all affected Lenders may lawfully continue to maintain such affected Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such affected Loans to such day or (II) with respect to Eurocurrency Rate Loans or Term SOFR Loans, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Eurocurrency Rate Loans or Term SOFR Loans, as applicable, to such day, or immediately, if any Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or Term SOFR Loans, as applicable, to such day. Upon any such prepayment or conversion, the Company shall also pay accrued interest (except with respect to any prepayment or conversion of a RFR Loan or Canadian Prime Rate Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.
(c)    Benchmark Replacement Setting.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Company may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Company so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.14(c)(i) will occur prior to the applicable Benchmark Transition Start Date.
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Company and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Company of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14(c).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate, EURIBOR, TIIE, STIBOR, NIBOR, BBSY or CDOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the Company may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans, Canadian Prime Rate Loans, RFR Loans or Eurocurrency Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Agreed Currency and, failing that, (I) in the case of any request for any affected Term SOFR Loans, if applicable, the Company will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans in the amount specified therein and (II) in the case of any request for any affected Canadian Prime Rate Loan, RFR Loan or Eurocurrency Rate Loan, in each case, in a Foreign Currency, if applicable, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period and (II) any outstanding affected Canadian Prime Rate Loans, RFR Loans or Eurocurrency Rate Loans, in each case, denominated in a Foreign Currency, at the Company’s election, shall either (1) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans at the end of the applicable Interest Period; provided that, with respect to any RFR Loan or Canadian Prime Rate Loan, if no election is made by the Company by the date that is three (3) Business Days after receipt by the Company of such notice, the Company shall be deemed to have elected clause (1) above; provided, further that, with respect to any Eurocurrency Rate Loan, if no election is made by the Company by the earlier of (x) the date that is three (3) Business Days after receipt by the Company of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the Company shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Company shall also pay accrued interest (except with respect to any prepayment or conversion of a RFR Loan or Canadian Prime Rate Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, (x) the component of the Alternate Base Rate based upon the then-current

Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate and (y) the component of the Canadian Prime Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of the Canadian Prime Rate, as applicable.
(d)    Foreign Currencies. If, after the designation by the Multicurrency Tranche Lenders of any currency as an Agreed Currency, any change in currency controls or exchange regulations or any change in national or international financial, political or economic conditions are imposed in the country in which such currency is issued, and such change results in, in the reasonable opinion of the Administrative Agent or the applicable Issuing Bank, as applicable, (i) such currency no longer being readily available, freely transferable and convertible into Dollars, (ii) a Dollar Amount no longer being readily calculable with respect to such currency, (iii) such currency being impracticable for the Lenders to loan or (iv) such currency no longer being a currency in which the Majority in Interest of Multicurrency Tranche Lenders are willing to make Loans or in which the applicable Issuing Bank is willing to issue Letters of Credit (each of clauses (i), (ii), (iii) and (iv), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Company, and such currency shall no longer be an Agreed Currency until such time as the Disqualifying Event(s) no longer exist. Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans and other Obligations denominated in such currency to which the Disqualifying Event(s) apply or convert such Loans into the Dollar Amount in Dollars, bearing interest at the Alternate Base Rate, subject to the other terms contained herein.
SECTION 1.15. Increased Costs. (a)If any Change in Law shall:
(xxvii)impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or other assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in any Adjusted Eurocurrency Rate) or any Issuing Bank;
(xxviii)impose on any Lender or any Issuing Bank or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(xxix)subject any Recipient to any Taxes or UK Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Excluded Taxes, (C) Other Connection Taxes on gross or net income, profits or receipts (including value added or similar Taxes) and (D) UK Taxes consisting of a Tax Deduction required by law to be made by a Borrower or compensated for under any of the provisions of Section 2.17A));
and the result of any of the foregoing shall be to increase the cost to such Person of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to increase the cost to such Person of participating in, issuing or maintaining any Letter of Credit (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to reduce the amount of any sum received or receivable by such Person hereunder, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency), then the applicable Borrower will pay to such Person such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered (such compensation to be requested in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender after consideration of such factors as such Person then reasonably determines to be relevant).

(p) If any Lender or any Issuing Bank determines (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender after consideration of such factors as such Lender or such Issuing Bank then reasonably determines to be relevant) that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(q) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay, or cause the other Borrowers to pay, such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(r) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
(s) With respect to a Swiss Borrower, (i) the interest rates provided for in this Agreement are minimum interest rates, (ii) when entering into this Agreement, the parties have assumed that the interest payable at the rates set out in this Agreement is not and will not become subject to the Swiss Withholding Tax, (iii) notwithstanding that the parties do not anticipate that any payment of interest will be subject to the Swiss Withholding Tax, they agree that, in the event that the Swiss Withholding Tax should be imposed on interest payments, the payment of interest due by a Swiss Borrower shall be increased to an amount which (after making any deduction of the Non-Refundable Portion (as defined below) of the Swiss Withholding Tax) results in a payment to the respective Lender of an amount equal to the payment which would have been due had no deduction of Swiss Withholding Tax been required, (iv) for this purpose, the Swiss Withholding Tax shall be calculated on the full grossed-up interest amount (for the purposes of this Section, “Non-Refundable Portion” shall mean Swiss Withholding Tax at the standard rate unless in relation to the relevant Lender based on an applicable double tax treaty (or based on Swiss domestic tax laws), the Non-Refundable Portion is a specified lower rate in which case such lower rate shall be applied in relation to the respective Lender), and (v) such Swiss Borrower and each relevant Lender shall cooperate and use commercially reasonable efforts to provide to the Administrative Agent the documents required by law or applicable double taxation treaties for the respective Lender to claim a refund of any Swiss Withholding Tax so deducted. If and to the extent a Lender receives a refund of Swiss Withholding Tax, it shall forward such amount, after deduction of costs, to the applicable Swiss Borrower.
SECTION 1.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Rate Loan or Term SOFR Loan (other than on the last day of an Interest Period applicable thereto) or any RFR Loan (other than on any Interest Payment Date applicable thereto) (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurocurrency Rate Loan or Term SOFR Loan other than on the last day of the Interest Period applicable thereto (other than as a result of Section 2.14), (c) the failure to borrow, convert, continue or prepay any Eurocurrency Rate Loan, RFR Loan or Term SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith, but excluding as a result of Section 2.14) or (d) the assignment of any Eurocurrency Rate Loan or Term SOFR Loan (other than on the last day of the Interest Period applicable thereto) or any RFR Loan (other than on any Interest Payment Date therefor) as a result of a request by the Company pursuant to Section 2.19 or the CAM Exchange, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Eurocurrency Rate, Daily Simple RFR or Term SOFR Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the applicable interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 1.17. Taxes. (a) Withholding of Taxes; Gross-Up. Each payment by any Loan Party under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by applicable law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.
(t) Payment of Other Taxes by the Borrowers. The relevant Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes; provided that the Administrative Agent has delivered evidence to the Borrower confirming the payment of such Other Taxes.
(u) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment (if the relevant Governmental Authority issues such receipts), a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(v) Indemnification by the Borrowers. The relevant Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts paid or payable under this Section 2.17(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(d) shall be paid within ten (10) days after the Recipient delivers to the relevant Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.
(w) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent or the applicable Loan Party (as applicable) in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(e) shall be paid within ten (10) days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(x) Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A) through (E) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of any Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within ten (10) days after such expiration, obsolescence or inaccuracy) notify the Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(xxx)Without limiting the generality of the foregoing, if any Borrower is a U.S. Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to such Borrower and the Administrative Agent (in such number of copies reasonably requested by such Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:
(A)in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(C)in the case of a Non-U.S. Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
(D)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable and (2) a certificate substantially in the relevant form of Exhibit G-1, G-2, G-3 or G-4, as applicable (a “U.S. Tax Certificate”), to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;
(E)in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or
(F)any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable such Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.
(xxxi)If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(iii), “FATCA” shall include any amendments made to FATCA after the Effective Date.
(y) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.17(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(z) Defined Terms. For purposes of Section 2.17, the term “Lender” includes the Issuing Banks and the term “applicable law” includes FATCA.
SECTION 2.17A. UK Tax.

(aa) Unless a contrary indication appears, in this Section 2.17A a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.
(ab) A Borrower shall make all payments to be made by it under a Loan Document without any Tax Deduction, unless a Tax Deduction is required by law.
(ac) A Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender. If the Administrative Agent receives such notification from a Lender it shall notify the relevant Borrower.
(ad) If a Tax Deduction is required by law to be made by a Borrower under any Loan Document, the amount of the payment due from a Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(ae) A Borrower is not required to make an increased payment to a Lender under clause (d) above for a Tax Deduction in respect of tax imposed by the United Kingdom from a payment of interest on a Loan, if on the date on which the payment falls due:
(xxxii)the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or any published practice or concession of any relevant taxing authority; or
(xxxiii)the relevant Lender is a Qualifying Lender solely under sub-paragraph (i)(b) of the definition of Qualifying Lender and:
(A)an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to that payment and that Lender has received from a Borrower a certified copy of that Direction; and
(B)the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or
(xxxiv)the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender and:
(C)the relevant Lender has not given a Tax Confirmation to the Company; and
(D)the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or
(xxxv)the relevant Lender is a Treaty Lender and a Borrower is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause (h) below.
(af) If a Borrower is required to make a Tax Deduction, such Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(ag) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, a Borrower shall deliver to the Administrative Agent for the Lender entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
(ah) (i) Subject to paragraph (ii) below, a Treaty Lender and a Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.
(xxxvi)Nothing in paragraph (i) above shall require a Treaty Lender to:
(A)register under the HMRC DT Treaty Passport scheme;
(B)apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or
(C)file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (i) below and the Borrower making that payment has not complied with its obligations under paragraph (j) below.
(ai) A Treaty Lender which holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall provide an indication to that effect by notifying the Borrower of its scheme reference number and its jurisdiction of tax residence (and, in the case of a Treaty Lender that is a party to this Agreement on the Effective Date, it may provide such notification by including such details on its signature page to this Agreement.
(aj) Where a Lender includes the indication described in paragraph (i) above the relevant Borrower shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs, within 30 days of the date such Lender becomes a Lender under this Agreement or, within 30 days of the date such Borrower becomes a Borrower under this Agreement (as the case may be), and shall promptly provide the Lender with a copy of that filing.
(ak) A Borrower shall (within 3 Business Days of demand by the Administrative Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of UK Tax by that Protected Party in respect of any Loan Document.
(al) Clause (k) above shall not apply with respect to any UK Tax assessed on a Protected Party:
(xxxvii)under the law of the jurisdiction in which that Protected Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Protected Party is treated as resident for tax purposes; or
(xxxviii)under the law of the jurisdiction in which that Protected Party’s facility office is located in respect of amounts received or receivable in that jurisdiction, if that UK Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Protected Party.
(am) Furthermore, clause (k) above shall not apply to the extent a loss, liability or cost:
(xxxix)is compensated for by an increased payment under clause (d) above; or

(xl)would have been compensated for by an increased payment under clause (d) above but was not so compensated solely because one of the exclusions in clause (e) applied.
(an) A Protected Party making, or intending to make a claim under clause (k) above shall promptly notify the Administrative Agent of the event which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the Borrower.
(ao) A Protected Party shall, on receiving a payment from a Borrower under clause (i) above, notify the Administrative Agent.
(ap) If a Borrower makes a Tax Payment and the relevant Lender determines that:
(xli)a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and
(xlii)that Lender has obtained, utilized and retained that Tax Credit, the relevant Lender shall pay an amount to that Borrower which that Lender determines will leave it (after that payment) in the same after-tax position as it would have been in had the Tax Payment not been made by that Borrower.
(aq) A Borrower shall pay and, within three (3) Business Days of demand, indemnify each Credit Party against any cost, loss or liability that Credit Party incurs in relation to all stamp duty, registration and other similar UK Taxes payable in respect of any Loan Document (excluding, for the avoidance of doubt, any such UK Tax arising in connection with an assignment or transfer by that Credit Party of its rights under any Loan Document).
This Section 2.17A shall be deemed to constitute an integral part of Section 2.17.
SECTION 2.17B. VAT.
(ar) All amounts set out, or expressed to be payable under a Loan Document by any party to a Credit Party which (in whole or part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause (b) below, if VAT is or becomes chargeable on any supply made by any Credit Party to any party under a Loan Document and such Credit Party is required to account to the relevant tax authority for the VAT, that party shall pay to the Credit Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of such VAT (and such Credit Party shall promptly provide an appropriate VAT invoice to such party).
(as) If VAT is or becomes chargeable on any supply made by any Credit Party (the “Supplier”) to any other Credit Party (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.
(at) Where a Loan Document requires any party to reimburse a Credit Party for any costs or expenses, that party shall also at the same time pay and indemnify the Credit Party against all VAT incurred by the Credit Party in respect of the costs or expenses to the extent that the Credit Party reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.
(au) Any reference in this Section 2.17B to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member or “parent” of such group at such time (the term “representative member” and “parent” to have the same meaning as in the relevant legislation of any jurisdiction having implemented Council Directive 2006/112/EC on the common system of value added tax.
(av) In relation to any supply made by a Credit Party under a Loan Document if reasonably requested by such Credit Party, the party receiving the supply must promptly provide such Credit Party with details of that party’s VAT registration and such other information is reasonably requested in connection with such Credit Party’s VAT reporting requirements in relation to such supply.
This Section 2.17B shall be deemed to constitute an integral part of Section 2.17.
SECTION 2.17C. Certain Swiss Tax Matters.
(aw) A payment to a specific Lender shall not be increased under Section 2.17 or under Section 2.15(e), if on the date on which the payment falls due the payment could have been made to the relevant Lender without a deduction of Swiss Withholding Tax if the Swiss Non-Bank Rules would not have been violated if:
(xliii)such Lender had been a Qualifying Bank, but on that date that Lender is not or has ceased to be a Qualifying Bank (other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law, treaty or any published practice of any relevant taxing authority); or
(xliv)such Lender had been a Non-Qualifying Bank qualifying as one Lender only for purposes of the Swiss Non-Bank Rules, but on that date that Lender is not or has ceased to qualifying as one Lender only for purposes of the Swiss Non-Bank Rules (other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law, treaty or any published practice of any relevant taxing authority); or
(xlv)such Lender had complied with its obligations in accordance with Section 9.04(b)(ii)(G); or
(xlvi)such Lender, in relation to which a Swiss Borrower makes the payment, became a Lender as a result of such breach of Section 9.04(b)(ii)(G);
(xlvii)the representations of the Lenders included in this Section 2.17C would be accurate; or
(xlviii)in case the Lenders have been fully indemnified under another provision of this Agreement.
(ax) Each Swiss Borrower represents to the Lenders on the Effective Date that it is compliant with the Swiss Non-Bank Rules; it being understood that for the purpose of this representation, each Swiss Borrower has assumed that the aggregate number of Lenders under this Agreement which are Non-Qualifying Banks is ten (10) (irrespective of whether or not there are, at any time, any such Lenders).
(ay) Each Swiss Borrower undertakes to the Lenders that it shall be compliant with the Swiss Non-Bank Rules; it being understood that each Swiss Borrower shall assume that the aggregate number of Lenders under this Agreement which are Non-Qualifying Banks is ten (10) (irrespective of whether or not there are, at any time, any such Lenders).
(az) Each Lender confirms on the Effective Date that it is a Qualifying Bank and it did not enter into any arrangement with another Person which is a Non-Qualifying Bank under which such Lender substantially transferred its exposure under this Agreement to a Participant unless under such arrangement and at all times while such arrangement is in effect (i) the relationship between such Lender and the applicable Participant is that of a debtor and creditor (including in the bankruptcy or similar event of such Lender or any Borrower), (ii) the applicable Participant has no proprietary interest in the benefit of this Agreement or in any monies received by such Lender under or in relation to this Agreement and (iii) the applicable Participant will under no circumstances (x) be subrogated to, or substituted in respect of, such Lender’s claims under this Agreement or (y) have otherwise any contractual relationship with, or rights against, any Borrower under, or in relation to, this Agreement.
(ba) Any Lender which becomes a party to this Agreement in accordance with Section 2.20 or Section 9.04 after the Effective Date represents and warrants in its applicable Augmentation Lender Supplement in the form of Exhibit D or in its applicable Assignment and Assumption, as the case may be, which it executes on becoming a Lender, that it is (i) a Qualifying Bank or (ii) a Non-Qualifying Bank qualifying as one Lender only for purposes of the Swiss Non-Bank Rules and that each Swiss Borrower has confirmed that by becoming a Lender the Swiss Non-Bank Rules will still be complied with, unless an Event of Default has occurred and is continuing. If such Lender fails to indicate its status in accordance with this paragraph such Lender shall be treated for the purposes of this Agreement as if it is a Non-Qualifying Bank.
SECTION 1.18. Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs.
(bb) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16, 2.17, 2.17A or 2.17B, or otherwise) prior to (i) in the case of payments denominated in Dollars by the Company, 12:00 noon, New York City time, (ii) in the case of payments denominated in Canadian Dollars in respect of Canadian Prime Rate Loans, 12:00 noon, Eastern time, in the city of the Administrative Agent’s Applicable Payment Office for Canadian Dollars and (iii) in the case of payments denominated in a Foreign Currency (other than Canadian Dollars in respect of Canadian Prime Rate Loans) or by a Foreign Subsidiary Borrower, 12:00 noon, Local Time, in the city of the Administrative Agent’s Applicable Payment Office for such currency, in each case on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its offices at 550 South Tryon Street, Charlotte, North Carolina 28202 or, in the case of a Credit Event denominated in a Foreign Currency or to a Foreign Subsidiary Borrower, the Administrative Agent’s Applicable Payment Office for such currency, except payments to be made directly to the Issuing Banks or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17, 2.17A, 2.17B and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.
(bc) Any proceeds of any payment by any Borrower or any other Loan Party, received by the Administrative Agent (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Company) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of

Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and any Issuing Bank from any Borrower, second, to pay any fees or expense reimbursements then due to the Lenders from any Borrower, third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and any other amounts owing with respect to Banking Services Obligations and Swap Obligations ratably, fifth, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations and sixth, to the payment of any other Obligation due to the Administrative Agent or any Lender by any Borrower. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Company, or unless a Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Eurocurrency Rate Loan or Term SOFR Loan, except (a) on the expiration date of the Interest Period applicable to any such Eurocurrency Rate Loan or Term SOFR Loan, as applicable or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class, RFR Loans of the same Class or Canadian Prime Rate Loans of the same Class, as applicable, and, in any event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.
(bd) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable by a Borrower under the Loan Documents, may be paid from the proceeds of Borrowings made by such Borrower hereunder whether made following a request by such Borrower (or the Company on behalf of such Borrower) pursuant to Section 2.03 or a deemed request by such Borrower as provided in this Section or may be deducted from any deposit account of such Borrower maintained with the Administrative Agent. Each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing by such Borrower for the purpose of paying each payment of principal, interest and fees owed by such Borrower as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans) of such Borrower and that all such Borrowings by such Borrower shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of the relevant Borrower maintained with the Administrative Agent for each payment of principal, interest and fees owed by such Borrower as it becomes due hereunder or any other amount due under the Loan Documents.
(be) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(bf) Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(bg) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Banks to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 1.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, 2.17A or 2.17B, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15, 2.17, 2.17A or 2.17B, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(bh) If (i) any Lender requests compensation under Section 2.15, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, 2.17A or 2.17B, (iii) any Lender becomes a Defaulting Lender or (iv) any Lender shall deliver notice to the Administrative Agent pursuant to Section 2.24(b)(i) that it shall be unlawful for such Lender to perform its obligations hereunder or to fund or maintain any participation or any Loan to any Foreign Subsidiary Borrower or Eligible Foreign Subsidiary, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, 2.17A or 2.17B, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the applicable Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.
SECTION 1.20. Expansion Option. The Borrowers may from time to time elect to increase (an “Incremental Increase”) the total Dollar Tranche Commitments or the total Multicurrency Tranche Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $10,000,000 so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans incurred on or prior to such date does not exceed the Incremental Amount then in effect. The Borrowers may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity that constitutes a Qualifying Bank, an “Augmenting Lender”), other than an Ineligible Institution, to increase their existing Revolving Commitments, or to participate in such Incremental Term Loans, or extend Revolving Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Company, the Administrative Agent, the Issuing Banks (in the case of an increase in the Revolving Commitments) and the Swingline Lender (in the case of an increase in the Revolving Commitments), (ii) no Augmenting Lender shall be the Company or any Subsidiary or Affiliate of the Company and (iii) (x) in the case of an Increasing Lender, the applicable Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the applicable Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Revolving Commitments or Incremental Term Loan pursuant to this Section 2.20. Increases and new Revolving Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the applicable Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments (or in the Revolving Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Company; provided, however that in the case of any Incremental Increase the proceeds of which are to be used to finance a substantially concurrent Acquisition that is not conditioned upon the availability of, or obtaining, third-party financing (any such Acquisition being a “Limited Conditionality Acquisition”), to the extent agreed by the Lenders providing such Incremental Increase, (1) the representations and warranties the accuracy of which are a condition to the availability of such Incremental Increase shall be limited to customary “SunGuard” or other applicable “certain funds” conditionality provisions and (2) the condition to availability of such Incremental Increase requiring that no Default or Event of Default shall have occurred and be continuing shall be limited to (I) at the time of the execution and delivery of the definitive agreement for such Limited Conditionality Acquisition no Event of Default shall have occurred and be continuing or shall occur as a result thereof and (II) no Event of Default under clauses (a) or (f) of Article VII shall exist immediately prior to or after giving effect to such Incremental Increase (which Event of Default under this clause (II), for the avoidance of doubt, cannot be waived without the written consent of the Required Lenders); and (B) the Company shall be in compliance (on a Pro Forma Basis) with the covenants contained in Section 6.19; provided that in the case of any Incremental Increase the proceeds of which are to be used to finance a Limited Conditionality Acquisition, to the extent agreed by the Lenders providing such Incremental Increase, there shall be no condition to the availability of the Incremental Increase related to the financial covenants contained in Section 6.19 (other than, to the extent applicable, the incurrence test with respect thereto contained in the definition of Incremental Amount); and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrowers to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Revolving Commitments of any Class or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders of such Class, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of such Class of all the Lenders to equal its Dollar Tranche Percentage or Multicurrency Tranche Percentage, as applicable, of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans of such Class as of the date of any increase in the Revolving Commitments of such Class (with such reborrowing to consist of the Types of Revolving Loans of such Class, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Rate Loan and Term SOFR Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans and the Term Loans, (b) shall not mature earlier than the latest Applicable Maturity Date in effect at such time (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans and the Term Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the latest Applicable Maturity Date at such time may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the latest Applicable Maturity Date at such time and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans and the Term Loans. Any increase of the Revolving Commitments or incurrence of Incremental Term Loans pursuant to this Section 2.20 may be made hereunder pursuant to an amendment or restatement (an “Incremental Facility Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche or increase, each Augmenting Lender participating in such tranche or increase, if any, and the Administrative Agent. The Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder, or provide Incremental Term Loans, at any time. In connection with any increase of the Revolving Commitments or Incremental Term Loans pursuant to this Section 2.20, any Augmenting Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Augmenting Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.
SECTION 1.21. [Reserved].
SECTION 1.22. Interest Act (Canada), Etc. (a) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith by any Canadian Borrower or any Subsidiary Guarantor incorporated or otherwise organized under the laws of Canada or any province or territory thereof is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

(bi) If any provision of this Agreement would oblige any Canadian Borrower or any Subsidiary Guarantor incorporated or otherwise organized under the laws of Canada or any province or territory thereof to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Lender of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:
(i)    first, by reducing the amount or rate of interest; and
(ii)    thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).
SECTION 1.23. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.
SECTION 1.24. Designation of Subsidiary Borrowers. (a) Subject to Section 2.24(b), the Company may at any time and from time to time upon not less than five (5) Business Days’ prior written notice to the Administrative Agent (or such shorter period as the Administrative Agent may agree) designate any Domestic Subsidiary and any Eligible Foreign Subsidiary as a Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 4.03, and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, (i) no Subsidiary of the Company may become a Subsidiary Borrower at any time such Subsidiary (an “Excluded Acquired Subsidiary”) is an obligor in respect of any secured Indebtedness that was incurred or assumed by the Company or any Subsidiary at the time such Excluded Acquired Subsidiary became a Subsidiary of the Company and (ii) no Borrowing Subsidiary Termination will become effective as to any Subsidiary Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Subsidiary Borrower to make further Borrowings under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each Lender. Notwithstanding anything herein to the contrary, no Foreign Subsidiary Borrower shall be liable for any Loan, not made directly to such

Borrower to the extent it would make such a Foreign Subsidiary Borrower an Affected Foreign Subsidiary and no Subsidiary Guarantor shall be liable for any Loan made to a Borrower to the extent it would make such Subsidiary Guarantor an Affected Foreign Subsidiary.
(bj) Notwithstanding anything to the contrary in this Agreement, if any Lender determines that, as a result of any applicable law, rule, regulation or treaty or any applicable request, rule, requirement, guideline or directive (whether or not having the force of law) of any Governmental Authority, it is or it becomes unlawful for such Lender to perform any of its obligations as contemplated by this Agreement with respect to any Foreign Subsidiary Borrower or any Eligible Foreign Subsidiary or for such Lender to fund or maintain any participation or any Loan to any Foreign Subsidiary Borrower or any Eligible Foreign Subsidiary:
(xlix)such Lender shall promptly notify the Administrative Agent upon becoming aware of such event;
(l)(x) such Eligible Foreign Subsidiary shall not be permitted to become a Foreign Subsidiary Borrower and (y) the obligations of all Lenders to make, convert or continue any participations and Loans to such Foreign Subsidiary Borrower shall be suspended, as the case may be, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist; and
(li)the Borrowers shall repay any outstanding participations or Loans made to such Foreign Subsidiary Borrower on the last day of the Interest Period for each Loan occurring after the Administrative Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by law).
SECTION 1.25. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(bk) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(bl) the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or the Majority in Interest of the Lenders of any Class have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;
(bm) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(lii)so long as at the time of such reallocation (x) no Default has occurred and is continuing and (y) the conditions set forth in Section 4.02 are satisfied: all or any part of the Swingline Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Multicurrency Tranche Lenders in accordance with their respective Multicurrency Tranche Percentages but only to the extent (A) the sum of all non-Defaulting Lenders’ Multicurrency Tranche Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure does not exceed the total of all non-Defaulting Multicurrency Tranche Lenders’ Multicurrency Tranche Commitments and (B) each non-Defaulting Lender’s Multicurrency Tranche Revolving Credit Exposure does not exceed such non-Defaulting Lender’s Multicurrency Tranche Commitment; and all or any part of the Dollar Tranche LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Dollar Tranche Lenders in accordance with their respective Dollar Tranche Percentages but only to the extent (C) the sum of all non-Defaulting Lenders’ Dollar Tranche Revolving Credit Exposures plus such Defaulting Lender’s Dollar Tranche LC Tranche Exposure does not exceed the total of all non-Defaulting Dollar Tranche Lenders’ Dollar

Tranche Commitments and (D) each non-Defaulting Lender’s Dollar Tranche Revolving Credit Exposure does not exceed such non-Defaulting Lender’s Dollar Tranche Commitment; and all or any part of the Multicurrency Tranche LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Multicurrency Tranche Lenders in accordance with their respective Multicurrency Tranche Percentages but only to the extent (E) the sum of all non-Defaulting Lenders’ Multicurrency Tranche Revolving Credit Exposures plus such Defaulting Lender’s Multicurrency Tranche LC Tranche Exposure does not exceed the total of all non-Defaulting Multicurrency Tranche Lenders’ Multicurrency Tranche Commitments and (F) each non-Defaulting Lender’s Multicurrency Tranche Revolving Credit Exposure does not exceed such non-Defaulting Lender’s Multicurrency Tranche Commitment;
(liii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Banks only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
(liv)if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(lv)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(lvi)if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Banks or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized;
(bn) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.25(c), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.25(c)(i) (and such Defaulting Lender shall not participate therein); and
(bo) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.18 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks or the Swingline Lender hereunder; third, to cash collateralize the Fronting Exposure of the Issuing Banks and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 2.06(j) (in the case of the Fronting Exposure of an Issuing Bank) or in a manner reasonably satisfactory to the Swingline Lender (in the case of Swingline Loans); fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) cash collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.06(j); sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans of any Class or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all non-Defaulting Lenders of the applicable Class on a pro rata basis prior to being applied to the payment of any Loans of such Class of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans of such Class and funded and unfunded participations in Obligations in respect of letters of Credit and Swingline Loans are held by the Lenders of such Class pro rata in accordance with the Applicable Percentage for such Class of Lenders without giving effect to Section 2.25(c). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.25(e) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
If (i) a Bankruptcy Event or a Bail-In Action with respect to a Parent of any Lender shall occur following the Effective Date and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the applicable Issuing Bank, as the case may be, shall have entered into arrangements with the Company or such Lender, satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Company, the Swingline Lender and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Dollar Tranche Revolving Loans and/or Multicurrency Tranche Revolving Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
SECTION 2.26        Extension of Revolving Credit Maturity Date.
(a)    Requests for Extension. The Company may, by notice to the Administrative Agent (who shall promptly notify the Revolving Lenders) not earlier than 90 days and not later than 60 days prior to each of the first and second anniversaries of the Effective Date (such date, the “Revolving Request Date”), request that the Revolving Credit Maturity Date then in effect hereunder (the “Existing Revolving Credit Maturity Date”), be extended by each Revolving Lender for an additional one (1) year from the Existing Revolving Credit Maturity Date.
(b)    Lender Elections to Extend. Each Revolving Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent within 10 Business Days (the “Revolving Notice Date”) from the Revolving Request Date, advise the Administrative Agent whether or not such Revolving

Lender agrees to such extension (and each Revolving Lender that determines not to so extend its Revolving Credit Maturity Date (a “Non Extending Revolving Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Revolving Notice Date)) and any Revolving Lender that does not so advise the Administrative Agent on or before the Revolving Notice Date shall be deemed to be a Non Extending Revolving Lender. No Lender shall be required to agree to any extension of its Existing Revolving Credit Maturity Date and the election of any Revolving Lender to agree to such extension shall not obligate any other Revolving Lender to so agree.
(c)    Notification by Administrative Agent. The Administrative Agent shall promptly notify the Company of each Revolving Lender’s determination under this Section.
(d)    Additional Commitment Lenders. The Company shall have the right on or before the Existing Revolving Credit Maturity Date to repay the outstanding Revolving Loans of any Non Extending Revolving Lender or to replace each Non Extending Revolving Lender with, and add as “Revolving Lenders” under this Agreement in place thereof, one or more other financial institutions (other than any Ineligible Institution) (each, an “Additional Commitment Lender”) with the approval of the Administrative Agent, the Swingline Lender and the Issuing Banks (which approvals shall not be unreasonably withheld, conditioned or delayed), each of which Additional Commitment Lenders shall have entered into an agreement in form and substance satisfactory to the Company and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Existing Revolving Credit Maturity Date, undertake a Revolving Commitment of the applicable Class (and, if any such Additional Commitment Lender is already a Revolving Lender, its Revolving Commitment of the applicable Class shall be in addition to such Revolving Lender’s Revolving Commitment of such Class hereunder on such date).
(e)    Minimum Extension Requirement. If (and only if) the total of the Revolving Commitments of the Revolving Lenders that have agreed so to extend their Revolving Credit Maturity Date and the additional Revolving Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Revolving Commitments in effect immediately prior to the Existing Revolving Credit Maturity Date, then, effective as of the Existing Revolving Credit Maturity Date, the Revolving Credit Maturity Date of each extending Lender and of each Additional Commitment Lender shall be extended to the date falling one (1) year after the Existing Revolving Credit Maturity Date (except that, if such date is not a Business Day, such Revolving Credit Maturity Date as so extended shall be the immediately preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Revolving Lender” for all purposes of this Agreement.
(f)    Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Revolving Credit Maturity Date pursuant to this Section shall not be effective with respect to any Revolving Lender unless:
(i)    no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;
(ii)    the representations and warranties contained in this Agreement are true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(iii)    since the date of the most recent audited Financial Statements there shall not have occurred any event, circumstance or development that constitutes or has had or that could reasonably be expected to constitute or have a Material Adverse Effect; and
(iv)    on the Revolving Credit Maturity Date of each Non-Extending Revolving Lender, (1) the Company shall have paid in full the principal of and interest on all of the Revolving Loans made by such Non-Extending Revolving Lender to the Company hereunder and (2) the Company shall have paid in full all other amounts owing to such Revolving Lender hereunder.

SECTION 2.27        Extension of Term Loan Maturity Date.
(a)    Requests for Extension. The Company may, by notice to the Administrative Agent (who shall promptly notify the Term Lenders) not earlier than 90 days and not later than 60 days prior to the first anniversary of the Effective Date (such date, the “Term Request Date”), request that the Term Loan Maturity Date then in effect hereunder (the “Existing Term Loan Maturity Date”), be extended by each Term Lender for an additional one (1) year from the Existing Term Loan Maturity Date.
(b)    Lender Elections to Extend. Each Term Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent within 10 Business Days (the “Term Notice Date”) from the Term Request Date, advise the Administrative Agent whether or not such Term Lender agrees to such extension (and each Term Lender that determines not to so extend its Term Loan Maturity Date (a “Non Extending Term Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Term Notice Date)) and any Term Lender that does not so advise the Administrative Agent on or before the Term Notice Date shall be deemed to be a Non Extending Term Lender. No Lender shall be required to agree to any extension of its Existing Term Loan Maturity Date and the election of any Term Lender to agree to such extension shall not obligate any other Term Lender to so agree.
(c)    Notification by Administrative Agent. The Administrative Agent shall promptly notify the Company of each Term Lender’s determination under this Section.
(d)    Additional Term Lenders. The Company shall have the right on or before the Existing Term Loan Maturity Date to repay the outstanding Term Loans of any Non Extending Term Lender or to replace each Non Extending Term Lender with, and add as “Term Lenders” under this Agreement in place thereof, one or more other financial institutions (other than any Ineligible Institution) (each, an “Additional Term Lender”) with the approval of the Administrative Agent (which approval shall not be unreasonably withheld, conditioned or delayed), each of which Additional Term Lenders shall have entered into an agreement in form and substance satisfactory to the Company and the Administrative Agent pursuant to which such Additional Term Lender shall, effective as of the Existing Term Loan Maturity Date, assume the Term Loans of such Non Extending Term Lender.
(e)    Minimum Extension Requirement. If (and only if) the total of the Term Loans of the Term Lenders that have agreed so to extend their Term Loan Maturity Date and the Term Loans of the Additional Term Lenders shall be more than 50% of the aggregate principal amount of the Term Loans outstanding in effect immediately prior to the Existing Term Loan Maturity Date, then, effective as of the Existing Term Loan Maturity Date, the Term Loan Maturity Date of each extending Lender and of each Additional Term Lender shall be extended to the date falling one (1) year after the Existing Term Loan Maturity Date (except that, if such date is not a Business Day, such Term Loan Maturity Date as so extended shall be the immediately preceding Business Day) and each Additional Term Lender shall thereupon become a “Term Lender” for all purposes of this Agreement.
(f)    Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Term Loan Maturity Date pursuant to this Section shall not be effective with respect to any Term Lender unless:
(i)    no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;
(ii)    the representations and warranties contained in this Agreement are true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(iii)    since the date of the most recent audited Financial Statements there shall not have occurred any event, circumstance or development that constitutes or has had or that could reasonably be expected to constitute or have a Material Adverse Effect; and

(iv)    on the Term Loan Maturity Date of each Non-Extending Term Lender, (1) the Company shall have paid in full the principal of and interest on all of the Term Loans made by such Non-Extending Term Lender to the Company hereunder and (2) the Company shall have paid in full all other amounts owing to such Term Lender hereunder.
ARTICLE III

Representations and Warranties
Each Borrower represents and warrants to the Lenders that:
SECTION 1.01. Financial Condition. The (a) audited consolidated balance sheets of the Company as of December 31, 2020 and December 31, 2021, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, and (b) consolidated balance sheets of the Company as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2022, and the related consolidated statements of income and of cash flows for such dates, in each case, present fairly the consolidated financial condition of the Company as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective periods then ended. All such financial statements, including the related notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein), subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (a) above. As of the Effective Date, the Company and its Subsidiaries do not have outstanding any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long term leases or unusual forward or long term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives that are not reflected on its most recent financial statements referred to in this paragraph, other than those items in the ordinary course of business that are not reflected or disclosed in the most recent financial statements referred to in this paragraph. During the period from December 31, 2021 to and including the Effective Date, except for Dispositions that have been publicly disclosed prior to the Effective Date, there has been no Disposition by the Company or any of its Subsidiaries of any material part of its business or Property.
SECTION 1.02. No Change. Since December 31, 2021, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.
SECTION 1.03. Corporate Existence; Compliance with Law. Each of the Company and its Subsidiaries (a) is duly organized (or incorporated, as applicable), validly existing and in good standing (or the equivalent in the applicable jurisdiction (if applicable)) under the laws of the jurisdiction of its organization, (b) has the corporate, company or partnership power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation, company or partnership and in good standing (or the equivalent in the applicable jurisdiction) under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing (or the equivalent in the applicable jurisdiction) could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Borrower organized under the laws of any member state of the European Union represents and warrants to the Lenders that its centre of main interests (as that term is used in Article 3(1) of the Regulation) is in its jurisdiction of incorporation.
SECTION 1.04. Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate, company or partnership power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate, company or partnership or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each Borrower, to authorize the borrowings on the terms and conditions of this Agreement.

No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transactions, the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) such consents, authorizations, filings and notices as shall have been obtained or made and are in full force and effect and (ii) routine filings to be made after the Effective Date in the ordinary course of business (e.g., good standing filings). Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto and (iv) in the case of a UK Relevant Entity, any registrations that may be required under Section 860 Companies Act 2006 (which registrations shall be carried out by the Administrative Agent or its counsel). This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
SECTION 1.05. No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Company or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. Except as reflected in the risk factors section of the Company’s most recent 10-K filed with the SEC prior to the Effective Date, no Requirement of Law or Contractual Obligation applicable to the Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.
SECTION 1.06. No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Borrower, threatened by or against the Company or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.
SECTION 1.07. No Default. Neither the Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
SECTION 1.08. Ownership of Property; Liens. Except as disclosed on Schedule 3.08, each of the Company and its Subsidiaries is the sole owner of, legally and beneficially, and has good marketable and insurable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any claims, liabilities, obligations, charges or restrictions of any kind, nature or description or to any Lien except for Permitted Liens.
SECTION 1.09. Intellectual Property. The Company and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted without conflict in any material respect with the rights of any other Person. Except as set forth on Schedule 3.09, no material claim has been asserted or is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Borrower know of any valid basis for any such claim. Except as set forth on Schedule 3.09, the use of Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person in any material respect.
SECTION 1.10. Taxes.
(a) The Company and each of its Subsidiaries has filed or caused to be filed all Federal, state, provincial and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than (i) the amounts or the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be or (ii) to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect); and, to the knowledge of any Borrower, no tax Lien has been filed and no claim for overdue amounts is being asserted, with respect to any such tax, fee or other charge. No Loan Party and no Subsidiary thereof (i) intends to treat the Loans or any other transaction contemplated hereby as being a “reportable transaction” (within the meaning of Treasury Regulation 1.6011-4) or (ii) is aware of any facts or events that would result in such treatment.
(b) No Loan Party is a member of a tax group for VAT and/or corporate income tax purposes (other than such a group made up solely of Loan Parties).
(c) Each Loan Party is resident for Tax purposes solely in its jurisdiction of incorporation.
(d) Under the laws of the jurisdiction of each Loan Party, it is not necessary that the Loan Documents be filed, recorded or enrolled with any Governmental Authority or that any stamp, registration, transfer, notarial or similar Taxes or fees be paid on or in relation to any of the Loan Documents or to any of the transactions contemplated by the Loan Documents.
(e) Each Swiss Borrower represents to the Lenders that it is compliant with the Swiss Non-Bank Rules (it being understood that, for the purpose of this representation, each Swiss Borrower has assumed that the aggregate number of Lenders under this Agreement which are Non-Qualifying Banks is ten (10) (irrespective of whether or not there are, at any time, any such Lenders)). This representation shall not be breached if the number of Lenders being Non-Qualifying Banks under the Swiss Non-Bank Rules is exceeded solely as a result of:
(lvii)a Lender had been a Qualifying Bank, but on that date that Lender is not or has ceased to be a Qualifying Bank as a result of any reason attributable to such Lender or as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law, treaty or any published practice of any relevant taxing authority);
(lviii)a Lender had been a Non-Qualifying Bank qualifying as one Lender only for purposes of the Swiss Non-Bank Rules, but on that date that Lender is not or has ceased to qualifying as one Lender only for purposes of the Swiss Non-Bank Rules (other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law, treaty or any published practice of any relevant taxing authority);
(lix)any non compliance by a Lender with its obligations in accordance with Section 9.04(b)(ii)(G);
(lx)a Lender making a misrepresentation as to its status as a Qualifying Bank; or
(lxi)any transfer to new Lenders which are Non- Qualifying Banks after the occurrence of an Event of Default.
SECTION 1.11. Federal Regulations. No part of the proceeds of any Loans or Letter of Credit will be used for, and no Borrower nor any of its Subsidiaries is engaged principally, or as one of its activities, in the business of extending credit for the purposes of, “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, each Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1 referred to in Regulation U. The value of the margin stock

(within the meaning of Regulation U) owned by the Company and its Subsidiaries at any time the extensions of credit hereunder constitute “purpose” credit (within the meaning of Regulation U) does not exceed 25% of the value of the assets of the Company and its Subsidiaries taken as a whole.
SECTION 1.12. Labor Matters. There (i) is no unfair labor practice complaint pending against the Company or any of its Subsidiaries, or to the knowledge of the Company or any of its Subsidiaries, threatened against them before the National Labor Relations Board or any labor relations board or tribunal of any other jurisdiction, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the knowledge of the Company or any of its Subsidiaries, threatened against any of them; (ii) are no union organizing activities, and no union representation question exists or, to the knowledge of the Company or any of its Subsidiaries, is threatened with respect to the employees of the Company or any of its Subsidiaries; (iii) are no equal opportunity charges or other claims pending, or to the knowledge of the Company or any of its Subsidiaries, threatened with respect to the employees of the Company or any of its Subsidiaries; (iv) none of the Loan Parties or their Subsidiaries are in breach of their obligations under any legislation preventing illegal working; and (v) there are no strikes, stoppages or slowdowns or other labor or working practice disputes (including but not limited to complaints relating to discrimination or employee/worker classification) against the Company or any of its Subsidiaries pending or, to the knowledge of any Borrower, threatened that, in the case of clauses (i) through (v), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees or workers of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Company or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company or the relevant Subsidiary.
SECTION 1.13. ERISA.
(f) Except as set forth on Schedule 3.13, neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) in an aggregate amount in excess of $100,000,000 has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied and has been administered in compliance, in all material respects, with its terms and the applicable provisions of ERISA and the Code. All contributions required to be made with respect to each Plan have been timely made or have been reflected on the most recent consolidated balance sheet filed prior to the Effective Date or accrued in the accounting records of the Company and its Subsidiaries. Except as set forth on Schedule 3.13, and except for terminations that do not result in a liability to the Company and its Subsidiaries in an aggregate amount in excess of $100,000,000, no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. Except as set forth on Schedule 3.13, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Except as set forth on Schedule 3.13, none of the Company, any of its Subsidiaries or any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and none of the Company, any of its Subsidiaries or any Commonly Controlled Entity would become subject to any material liability under ERISA if the Company, any of its Subsidiaries or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. Except as set forth on Schedule 3.13, neither the Company nor its Subsidiaries maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a Material Adverse Effect on the ability of the Borrowers to perform their obligations under this Agreement.

(g) Except as set forth on Schedule 3.13, each Non-US Plan is in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect. With respect to each Non-US Plan, none of the Company, its Affiliates or any of their directors, officers, employees or agents has engaged in a transaction, or other act or omission (including entering into this Agreement and any act done or to be done in connection with this Agreement), that has subjected, or could reasonably be expected to subject, the Company or any of its Subsidiaries, directly or indirectly, to any penalty (including any tax or civil penalty), fine, claim or other liability (including any liability under a contribution notice or financial support direction (as those terms are defined in the United Kingdom Pensions Act 2004), or any liability or amount payable under section 75 or 75A of the United Kingdom Pensions Act 1995), that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and there are no facts or circumstances which may give rise to any such penalty, fine, claim, or other liability. With respect to each Non-US Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Non-US Plan is maintained. The aggregate unfunded liabilities, with respect to such Non-US Plans could not reasonably be expected to result in a Material Adverse Effect. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against the Company or any of its Affiliates with respect to any Non-US Plan which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 1.14. Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.
SECTION 1.15. Subsidiaries.
(h) The Subsidiaries listed on Schedule 3.15 constitute all the Subsidiaries of the Company as of the Effective Date. Schedule 3.15 sets forth as of the Effective Date, the exact legal name (as reflected on the certificate of incorporation (or formation) and jurisdiction of incorporation (or formation) of each Subsidiary of the Company (and, in the case of each Canadian Subsidiary, the address of its place of business, the address of its chief executive office, if there is more than one place of business, and the address where its books and records are located) and, as to each such Subsidiary, the percentage and number of each class of Capital Stock owned by each Loan Party and its Subsidiaries.
(i) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to current and former employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Company or any Subsidiary, except as disclosed on Schedule 3.15.
SECTION 1.16. Centre of Main Interests. Each Subsidiary organized (or incorporated, as applicable) under the laws of any member state of the European Union has its registered office and centre of main interests (as that term is used in Article 3(1) of the Regulation) situated solely in its jurisdiction of incorporation, and does not have an “establishment” (as that term is used in Article 2(10) of the Regulation) situated outside of its jurisdiction of incorporation.
SECTION 1.17. Works Council. As of the Effective Date, neither of the Dutch Borrowers has a works council pursuant to the Works Council Act (Wet op de Ondernemingsraden).
SECTION 1.18. Use of Proceeds. The proceeds of the Loans and Letters of Credit shall be used (a) to refinance Indebtedness outstanding under the Existing Credit Agreement on the Effective Date and (b) for general corporate purposes of the Company and its Subsidiaries in the ordinary course of business (including to finance Acquisitions and Capital Expenditures). For the avoidance of doubt, no proceeds of any Loan made available to any Swiss Borrower shall be used for purposes of executing transactions in financial instruments as defined in and pursuant to the Swiss Federal Act on Financial Services of 15 June 2018 (Finanzdienstleistungsgesetz) if executing such transactions would result in any

Lender providing a financial service as defined in and pursuant to the Swiss Federal Act on Financial Services of 15 June 2018 (Finanzdienstleistungsgesetz).
SECTION 1.19. No Public Financial Support for Swiss Borrowers. No Swiss Borrower has obtained any loan, surety, guarantee, non-refundable contribution or other financial support under any public financial support schemes pursuant to the Swiss Federal Act on the Statutory Principles for Federal Council Ordinances on Combating the COVID-19 Epidemic (SR 818.102), the Swiss Federal Act on Loans with Joint and Several Surety as a Result of Coronavirus (SR 951.26), the Swiss Ordinance on Hardship Measures for Companies in Connection with the COVID-19 Epidemic (SR 951.262) or any similar federal or cantonal scheme in Switzerland.
SECTION 1.20. Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(j) The Company and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.
(k) Hazardous Materials are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Company or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Hazardous Materials have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Company or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Company or any of its Subsidiaries, or (ii) interfere with the Company’s or any of its Subsidiaries’ continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Company or any of its Subsidiaries.
(l) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Company or any of its Subsidiaries is, or to the knowledge of any Borrower or any of their respective Subsidiaries will be, named as a party that is pending or, to the knowledge of any Borrower or any of their respective Subsidiaries, threatened.
(m) Neither the Company nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Hazardous Materials.
(n) Neither the Company nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.
(o) Neither the Company nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Hazardous Material.
SECTION 1.21. Accuracy of Information, Etc.
(p) No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished to the Administrative Agent, the

Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (other than the projections and information described in the immediately succeeding sentence), contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading under the circumstances in which made or furnished. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made. The projections do not include the effect of acquisitions by the Company after the date of such projections although acquisitions are likely to occur. The Lenders acknowledge that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.
(q) As of the Effective Date, all of the information included in the Beneficial Ownership Certification is true and correct.
SECTION 1.22. Pari Passu Status. The Obligations under the Loan Documents rank at least pari passu in priority of payment with all other unsecured Indebtedness of the Loan Parties.
SECTION 1.23. Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and assuming all intercompany debt is an equity contribution, will be and will continue to be, Solvent.
SECTION 1.24. Insurance. Each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks (but including in any event public liability, product liability and business interruption) and in such amounts that are consistent with past practices of the Company and its Subsidiaries or as are usually insured against in the same general area by companies engaged in the same or a similar business, including, without limitation, the amount of product liability insurance as of the Effective Date as set forth in Schedule 3.24; and neither the Company nor any of its Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect.
SECTION 1.25. Patriot Act, Sanctions, Etc. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. None of (a) the Company, any Subsidiary or any of their respective directors, officers, employees or affiliates, or (b) to the knowledge of the Company, any agent or representative of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby (i) is a Sanctioned Person or currently the subject or target of any Sanctions or (ii) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws including without limitation POCA and the UK Bribery Act. No representation under this Section 3.25 shall be made by (a) any German Borrower to the extent it would violate section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung) or any provision of Council Regulation (EC) 2271/1996 or (b) any UK Borrower to the extent it would violate the UK Blocking Regulation.

SECTION 1.26. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
SECTION 1.27. German Relevant Entities. No German Insolvency Event has occurred with respect to a German Relevant Entity.
SECTION 1.28. Subsidiary Borrowers. Each of the Company and each Subsidiary Borrower represents and warrants that:
(r) the representations and warranties of the Company and each Subsidiary Borrower in the Credit Agreement relating to each Subsidiary Borrower and this Agreement are true and correct on and as of the date hereof, other than representations given as of a particular date, in which case they are true and correct as of that date;
(s) such Subsidiary Borrower is subject to civil and commercial Requirements of Law with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Subsidiary Borrower, the “Applicable Subsidiary Borrower Documents”), and the execution, delivery and performance by such Subsidiary Borrower of the Applicable Subsidiary Borrower Documents constitute and will constitute private and commercial acts and not public or governmental acts;
(t) neither such Subsidiary Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Subsidiary Borrower is organized and existing in respect of its obligations under the Applicable Subsidiary Borrower Documents;
(u) the Applicable Subsidiary Borrower Documents are in proper legal form under the Requirements of Law of the jurisdiction in which such Subsidiary Borrower is organized and existing for the enforcement thereof against such Subsidiary Borrower under the Requirements of Law of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Subsidiary Borrower Documents;
(v) it is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Subsidiary Borrower Documents that the Applicable Subsidiary Borrower Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Subsidiary Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Subsidiary Borrower Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Subsidiary Borrower Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid;
(w) there is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Subsidiary Borrower is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Subsidiary Borrower Documents or (ii) on any payment to be made by such Subsidiary Borrower pursuant to the Applicable Subsidiary Borrower Documents, except as has been disclosed to the Administrative Agent; and
(x) the execution, delivery and performance of the Applicable Subsidiary Borrower Documents executed by such Subsidiary Borrower are, under applicable foreign exchange control regulations of the jurisdiction in which such Subsidiary Borrower is organized and existing, not subject to any notification or authorization except (x) such as have been made or obtained or (y) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

SECTION 1.29. Fiscal Unity for Dutch Tax Purposes. A fiscal unity (fiscale eenheid) for Dutch tax purposes, if any, consists of Dutch Loan Parties only.

ARTICLE IV

Conditions
SECTION 1.01. Effective Date. The effectiveness of this Agreement in the form of this Agreement is subject to the satisfaction of each of the following conditions:
(a)Executed Loan Documents. This Agreement and the Guarantee Agreement, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall have occurred and be continuing after giving effect to the effectiveness of this Agreement.
(b)Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:
(i)Officer’s Certificate. A certificate from a Responsible Officer of the Company to the effect that: (A) all representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect); (B) none of the Loan Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents; (C) after giving effect to the Transactions to occur on the Effective Date, no Default or Event of Default has occurred and is continuing; (D) since December 31, 2021, no event has occurred or condition arisen, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect; and (E)  each of the Loan Parties, as applicable, has satisfied each of the conditions set forth in Section 4.01 and Section 4.02.
(ii)Certificate of Secretary of each Loan Party. A certificate of a Responsible Officer of each Loan Party certifying as to the incumbency and genuineness of the signature of each officer of such Loan Party executing the Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Loan Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation (other than in relation to a Loan Party incorporated in Germany or England and Wales, where no such certification by a Governmental Authority shall be necessary), organization or formation (or equivalent), as applicable, (B) the bylaws or governing documents of such Loan Party as in effect on the Effective Date, (C) resolutions duly adopted by the board of directors (or other governing body or the shareholders, if required) of such Loan Party authorizing and approving the Transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (D) resolutions of the shareholders (if required) approving and authorizing the Loan Party’s execution, delivery, and performance of this Agreement and the other Loan Documents to which it is party and the transactions contemplated thereby and (E) if applicable, each certificate required to be delivered pursuant to Section 4.01(b)(iii).
(iii)Certificates of Good Standing. Certificates as of a recent date of the good standing of each Loan Party (but excluding a UK Relevant Entity, a UK Borrower or a Loan Party incorporated in Germany) under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable.
(iv)Opinions of Counsel. Opinions of counsel to the Loan Parties, including opinions of special counsel and local counsel as may be reasonably requested by the Administrative Agent, addressed to the Administrative Agent and the Lenders with respect to the

Loan Parties, the Loan Documents and such other matters as the Administrative Agent shall request.
(c)Consents; Defaults.
(v)Governmental and Third Party Approvals. The Loan Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the Transactions, which shall be in full force and effect.
(vi)No Injunction, Etc. No action, suit, proceeding or investigation shall be pending or, to the knowledge of the Company, threatened in any court or before any arbitrator or any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.
(d)Financial Matters.
(vii)Financial Statements. The Lenders shall have received (i) satisfactory audited consolidated financial statements of the Company for the two most recent fiscal years ended prior to the Effective Date as to which such financial statements are available, and (ii) satisfactory unaudited interim consolidated financial statements of the Company for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available.
(viii)Financial Projections. The Administrative Agent shall have received pro forma consolidated financial statements for the Company and its Subsidiaries, and projections prepared by management of the Company, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the Effective Date and on an annual basis for each year thereafter during the term of this Agreement, which shall not be inconsistent with any financial information or projections previously delivered to the Administrative Agent.
(ix)Financial Condition/Solvency Certificate. The Company shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer the Company, that (A) after giving effect to the Transactions to occur on the Effective Date, each Loan Party and each Subsidiary thereof is each Solvent, (B) attached thereto are calculations evidencing compliance on a Pro Forma Basis after giving effect to the Transactions with the financial covenants contained in Section 6.19, (C) the financial projections previously delivered to the Administrative Agent represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Company and its Subsidiaries and (D) attached thereto is a calculation of the Applicable Rate.
(x)Payment at Closing. The Company shall have paid or made arrangements to pay contemporaneously with closing (A) to the Administrative Agent, the arrangers and other agents listed on the cover page of this Agreement and the Lenders the fees set forth or referenced in this Agreement or as separately agreed with the Company and any other accrued and unpaid fees or commissions due hereunder, (B) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent) and (C) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

(e)Miscellaneous.
(xi)Notice of Account Designation. The Administrative Agent shall have received a notice specifying the account or accounts to which the proceeds of any Loans made on or after the Effective Date are to be disbursed.
(xii)Due Diligence. The Administrative Agent shall have completed, to its satisfaction, all legal, tax, environmental, business and other due diligence with respect to the business, assets, liabilities, operations and condition (financial or otherwise) of the Company and its Subsidiaries in scope and determination satisfactory to the Administrative Agent in its sole discretion.
(xiii)Existing Indebtedness. All existing Indebtedness of the Company and its Subsidiaries (including Indebtedness under the Existing Credit Agreement but excluding Indebtedness permitted pursuant under this Agreement) shall be repaid in full, all commitments (if any) in respect thereof shall have been terminated and all guarantees therefor and security therefor shall be released, and the Administrative Agent shall have received pay-off letters in form and substance satisfactory to it evidencing such repayment, termination and release.
(xiv)Patriot Act, etc.
(A)The Administrative Agent and the Lenders shall have received, at least five (5) Business Days prior to the Effective Date, all documentation and other information requested by the Administrative Agent or any Lender or required by regulatory authorities in order for the Administrative Agent and the Lenders to comply with requirements of any Anti-Money Laundering Laws, including the Patriot Act, POCA, the UK Bribery Act and any applicable “know your customer” rules and regulations.
(B)Each Borrower shall have delivered to the Administrative Agent, and directly to any Lender requesting the same, a Beneficial Ownership Certification in relation to it (or a certification that such Borrower qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations), in each case at least five (5) Business Days prior to the Effective Date.
(xv)Borrowing Request. The Company shall deliver a Borrowing Request to the Administrative Agent in accordance with Section 2.03 for any Borrowings on the Effective Date, together with a customary funding indemnification letter to the extent any such Borrowings will be comprised of Term SOFR Loans or Eurocurrency Rate Loans.
(xvi)Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.
SECTION 1.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
SECTION 1.03. Designation of a Subsidiary Borrower. The designation of a Subsidiary Borrower pursuant to Section 2.24 is subject to the condition precedent that the Company or such proposed Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent:
(c)Copies, certified by the Secretary or Assistant Secretary of such Subsidiary (or other persons authorized to represent such Subsidiary), of its Board of Directors’ resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (or the equivalent in the applicable jurisdiction) of such Subsidiary;
(d)An incumbency certificate, executed by the Secretary or Assistant Secretary of such Subsidiary (or other persons authorized to represent such Subsidiary), which shall identify by name and title and bear the signature of the officers of such Subsidiary authorized to request Borrowings hereunder and sign the Borrowing Subsidiary Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary;
(e)Opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders;
(f)Any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent; and
(g)Such other information as shall be necessary for the Administrative Agent and the Lenders to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and the Beneficial Ownership Regulation.
ARTICLE V

Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:
SECTION 1.01. Financial Statements. The Company will furnish to the Administrative Agent and each Lender:
(h)as soon as available, but in any event within 90 days after the end of each fiscal year of the Company (or, if earlier or later, by the date that the Annual Report on Form 10-K of the Company for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form)

(commencing with the fiscal year ending December 31, 2022), a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and
(i)as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company (or, if earlier or later, by the date that the Quarterly Report on Form 10-Q of the Company for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form) (commencing with the fiscal quarter ending March 31, 2023), the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as fairly presenting in all material respects the financial condition of the Company and its Subsidiaries during such period (subject to normal year end audit adjustments);
all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).
SECTION 1.02. Certificates; Other Information. The Company will furnish to the Administrative Agent and each Lender, or, in the case of clause (g), to the relevant Lender:
(j)promptly (but no later than three (3) Business Days thereafter) of any changes to any of the Ratings of the Index Debt described on the Pricing Schedule, together with a description of such change;
(k)concurrently with the delivery of any financial statements pursuant to Section 5.01, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a Compliance Certificate setting forth (I) all information and calculations necessary for determining compliance by the Company and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Company, as the case may be and (II) the Total Leverage Ratio and Interest Coverage Ratio as of the last day of the fiscal quarter or fiscal year of the Company, as the case may be;
(l)as soon as available, and in any event no later than 60 days after the end of each fiscal year of the Company, a consolidated budget for the following fiscal year;
(m)no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the governing documents of any Loan Party;
(n)within five days after the same are sent, copies of all financial statements and reports that the Company or any of its Subsidiaries sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Company or any of its Subsidiaries may make to, or file with, the SEC;

(o)as soon as possible and in any event within 3 Business Days of obtaining knowledge thereof: (i) notice of any development, event, or condition that, individually or in the aggregate with other developments, events or conditions that, individually or in the aggregate, could reasonably be expected to result in the payment by the Company or any of its Subsidiaries, in the aggregate, of a Material Environmental Amount; and (ii) any notice that any Governmental Authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit or any other material Permit held by the Company or condition approval of any such material Permit on terms and conditions that are materially burdensome to the Company or any of its Subsidiaries, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such Person;
(p)as soon as possible and in any event within 3 Business Days of obtaining knowledge thereof: (i) issuance by the United Kingdom Pensions Regulator of a financial support direction or a contribution notice (as those terms are defined in the United Kingdom Pensions Act 2004) in relation to any Non-US Plan, (ii) any amount is due to any Non-US Plan pursuant to Section 75 or 75A of the United Kingdom Pensions Act 1995 and/or (iii) an amount becomes payable under section 75 or 75A of the United Kingdom Pensions Act 1995, in each case describing such matter or event and the action which the Company proposes to take with respect thereto;
(q)(i) promptly after any such occurrence, notice of any change in the information provided in any previously delivered Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and (ii) promptly upon the reasonable request of the Administrative Agent or any Lender, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation;
(r)promptly, such additional financial and other information as any Lender may from time to time reasonably request, including, without limitation, any additional information relating to Intellectual Property; and
(s)if a works council is established at any Dutch Loan Party, a confirmation that all consultation obligations in respect of such works council have been complied with and that positive unconditional advice has been obtained, and a copy of such advice and a copy of the request for such advice.
Documents required to be delivered pursuant to Section 5.01(a) or (b) or Section 5.02(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR), (ii) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet or (iii) on which such documents are posted on the Company’s behalf on Syndtrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Company shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
SECTION 1.03. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and, in the case of monetary obligations, reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

SECTION 1.04. Conduct of Business and Maintenance of Existence, Etc. Except as permitted in Section 6.03, the Company will, and will cause each of its Subsidiaries to, (a) (i) preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges, franchises, Permits and licenses necessary or desirable in the normal conduct of its business, except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) to the extent not in conflict with this Agreement or the other Loan Documents, comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures which it reasonably believes are adequate (and otherwise comply in all material respects with applicable law) to ensure compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. Notwithstanding the foregoing, this Section 5.04 shall only apply to (x) a German Borrower to the extent that agreeing on any such undertaking would not violate section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung) or any provision of Council Regulation (EC) 2271/1996 or (y) a UK Borrower to the extent that agreeing on any such undertaking would not violate the UK Blocking Regulation.
SECTION 1.05. Maintenance of Property; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies (which may include a Captive Insurance Subsidiary) insurance on all its Property in such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.
SECTION 1.06. Inspection of Property; Books and Records; Discussions. The Company will, and will cause each of its Subsidiaries to, (a) keep proper books of records and account in conformity with GAAP and, in all material respects, all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) upon reasonable notice and during normal business hours permit representatives of the Administrative Agent (and, if an Event of Default Exists, any Lender) to visit and inspect any of its properties and examine and, at the Company’s expense, make copies of any of its books and records and to discuss the business, operations, properties and financial and other condition of the Company’s and its Subsidiaries with officers and employees of the Company’s and its Subsidiaries and with their respective independent certified public accountants; provided that, unless a Default or Event of Default exists, no more than one such visit and inspection shall be requested by the Administrative Agent in any fiscal year of the Company.
SECTION 1.07. Notices. The Company will promptly give notice to the Administrative Agent and each Lender of:
(t)the occurrence of any Default or Event of Default;
(u)any (i) default or event of default (or alleged default) under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;
(v)any litigation or proceeding affecting the Company or any of its Subsidiaries which could reasonably be expected to result in a judgment in excess of $100,000,000 (excluding amounts covered by insurance as to which the relevant insurance company has been notified and not denied coverage);
(w)other than the events set forth on Schedule 3.13, the following events to the extent the same could reasonably be expected to cause a Material Adverse Effect, as soon as possible and in any event within 30 days after any Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event or an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to any Plan, a failure to make any required contribution to a Plan or a Non-US Plan, including but not limited to any failure to pay an amount the nonpayment of which would give rise to a Lien under ERISA, the Code, the PBA, or any other applicable employee benefit plan law or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, (ii) the institution of proceedings or the taking of any other action by the PBGC, FSCO, the Company, any of its Subsidiaries, any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan or Non-US Plan, (iii) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plans) exceeds the value of the assets of such Single Employer Plan allocable to such accrued benefits by a material amount, (iv) the taking of any action with respect to Plan or Non-US Plan which could result in the requirement that the Company, any of its Subsidiaries or any Commonly Controlled Entity furnish a bond or other security to the PBGC or FSCO, (v) that the Company or its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan in addition to the liability that existed on the Effective Date or (vi) the occurrence of any other event with respect to a Plan or a Non-US Plan which could result in the incurrence by the Company, any of its Subsidiaries or any Commonly Controlled Entity of any material liability, fine or penalty; and
(x)any development or event that has had or could reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company or the relevant Subsidiary proposes to take with respect thereto.
SECTION 1.08. Environmental Laws. (a) The Company will, and will cause each of its Subsidiaries to, comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and Environmental Permits, and obtain, maintain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain, maintain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.
(a) The Company will, and will cause each of its Subsidiaries to, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.
SECTION 1.09. Subsidiary Guarantors.
(a) Domestic Subsidiary Guarantors. Concurrently with or prior to any delivery of a Compliance Certificate pursuant to Section 5.02(b) in respect of the first full fiscal quarter of the Company ending after (x) any Domestic Subsidiary guarantees the payment of, or otherwise incurs any Guarantee Obligations in respect of or provides any security for, any unsecured Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount for all such Indebtedness of $50,000,000 or more, (y) the acquisition or creation of any new Domestic Subsidiary, or (z) the designation of any Domestic Subsidiary as a Subsidiary Guarantor pursuant to Section 5.09(d), the Company will (i) cause each such Domestic Subsidiary (other than any Receivables Entity and any Excluded Acquired Subsidiary and any Excluded Non-Wholly Owned Subsidiary and any Captive Insurance Subsidiary) to become a party to the Guarantee Agreement (including delivery to the Administrative Agent of customary organizational and corporate deliveries consistent with those delivered by the Loan Parties on the Effective Date), and (ii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
(b) Foreign Subsidiary Guarantors. Concurrently with or prior to any delivery of a Compliance Certificate pursuant to Section 5.02(b) in respect of the first full fiscal quarter of the

Company ending after (x) any Foreign Subsidiary guarantees the payment of, or otherwise incurs any Guarantee Obligations in respect of or provides any security for, any unsecured Indebtedness of the Company or any of its Domestic Subsidiaries in an aggregate principal amount for all such Indebtedness of $150,000,000 or more, or (y) the designation of any Foreign Subsidiary as a Subsidiary Guarantor pursuant to Section 5.09(d), the Company will (i) cause each such Foreign Subsidiary (other than any Receivables Entity and any Excluded Acquired Subsidiary and any Excluded Non-Wholly Owned Subsidiary and any Captive Insurance Subsidiary) to become a party to the Guarantee Agreement (including delivery to the Administrative Agent of customary organizational and corporate deliveries consistent with those delivered by the Loan Parties on the Effective Date), and (ii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent; provided that a Foreign Subsidiary that becomes a Subsidiary Guarantor may elect to guarantee only certain Loans and Obligations (or none at all) if such limitation will avoid, and not otherwise have, an adverse tax impact on the Company and its Subsidiaries.
(c) Undue Burden. Notwithstanding anything to the contrary in this Section 5.09, this Section 5.09 shall not apply to any Subsidiary as to which the Administrative Agent has determined in its sole discretion (in consultation with the Company) that the guaranty value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a guaranty thereof.
(d) Excluded Subsidiaries. Notwithstanding any provision in this Section 5.09 to the contrary, (i) no Canadian Holding Company shall be required to become a Subsidiary Guarantor, (ii) no Receivables Entity shall be required to become a Subsidiary Guarantor, (iii) no UK Borrower shall be required to guarantee or be liable for any Loans other than the Loans of any other UK Borrower, (iv) no Subsidiary shall be required to become a Subsidiary Guarantor at any time such Subsidiary constitutes an Excluded Acquired Subsidiary, (v) no Captive Insurance Subsidiary shall be required to become a Subsidiary Guarantor, and (vi) the Company may, with respect to any non-Wholly Owned Subsidiary and upon written notice to the Administrative Agent, elect to exclude such non-Wholly Owned Subsidiary from the requirements of Section 5.09(a) or 5.09(b), as the case may be (any such excluded Subsidiary, an “Excluded Non-Wholly Owned Subsidiary”); provided that, if at any time (x) the aggregate amount of Consolidated EBITDA attributable to all Excluded Non-Wholly Owned Subsidiaries exceeds two and one half percent (2.5%) of Consolidated EBITDA (as of the end of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which financial statements have been (or are required to have been) delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.01)) or (y) the aggregate amount of Consolidated Total Assets attributable to all Excluded Non-Wholly Owned Subsidiaries exceeds $200,000,000 of Consolidated Total Assets (as of the end of the most recent fiscal quarter of the Company for which financial statements have been (or are required to have been) delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.01)), then, in each case, the Company (or, in the event the Company has failed to do so within ten (10) days, the Administrative Agent) shall designate sufficient Excluded Non-Wholly Owned Subsidiaries (other than Receivables Entities and Excluded Acquired Subsidiaries) as Subsidiary Guarantors to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Subsidiary Guarantors and be subject to the requirements set forth in Section 5.09(a) or (b), as the case may be.
SECTION 1.10. Use of Proceeds.
(a)    The Borrowers will use the proceeds of the Loans only for the purposes specified in Section 3.18.
(b)    The Borrowers will not request any Credit Event, and the Borrowers shall not use, and shall ensure that their respective Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Event (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or any Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Notwithstanding the foregoing, this Section 5.10(b) shall only apply to (A) a German Borrower to the extent that agreeing on any such undertaking would not violate section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung) or any provision of Council Regulation (EC) 2271/1996 or (B) a UK Borrower to the extent that agreeing on any such undertaking would not violate the UK Blocking Regulation.
(c)    Each Swiss Borrower undertakes to the Lenders that it shall be compliant with the Swiss Non-Bank Rules; it being understood that each Swiss Borrower shall assume that the aggregate number of Lenders under this Agreement which are Non-Qualifying Banks is ten (10) (irrespective of whether or not there are, at any time, any such Lenders). This undertaking shall not be breached if the number of Lenders being Non-Qualifying Banks under the Swiss Non-Bank Rules is exceeded solely as a result of:
(i)a Lender had been a Qualifying Bank, but on that date that Lender is not or has ceased to be a Qualifying Bank as a result of any reason attributable to such Lender or as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law, treaty or any published practice of any relevant taxing authority);
(ii)a Lender had been a Non-Qualifying Bank qualifying as one Lender only for purposes of the Swiss Non-Bank Rules, but on that date that Lender is not or has ceased to qualifying as one Lender only for purposes of the Swiss Non-Bank Rules (other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law, treaty or any published practice of any relevant taxing authority);
(iii)any non-compliance by a Lender with its obligations in accordance with Section 9.04(b)(ii)(G);
(iv)a Lender making a misrepresentation as to its status as a Qualifying Bank; or
(v)any transfer to new Lenders which are Non-Qualifying Banks after the occurrence of an Event of Default.
SECTION 1.11. ERISA Documents. The Company will cause to be delivered to the Administrative Agent, promptly upon the Administrative Agent’s request, any or all of the following: (i) a copy of each Plan or Non-US Plan (or, where any such Plan or Non-US Plan is not in writing, a complete description thereof) and, if applicable, related trust agreements or other funding instruments and all amendments thereto, and all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Company or any of its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Plan; (iii) for the three most recent plan years preceding the Administrative Agent’s request, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Company, any Subsidiary or any Commonly Controlled Entity to each such Plan and copies of the collective bargaining agreements requiring such contributions; (v) any information that has been provided to the Company or any Commonly Controlled Entity regarding withdrawal liability under any Multiemployer Plan; (vi) the aggregate amount of payments made under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) to any retired employees of the Company or any of its Subsidiaries (or any dependents thereof) during the most recently completed fiscal year; and (vii) documents reflecting any agreements between the PBGC or FSCO and the Company, any of its Subsidiaries or any Commonly Controlled Entity with respect to any Plan or non-US Plan, (viii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA; (ix) a copy of each funding waiver request filed with the IRS or any other government agency with respect to any Plan and all material communications received by the Company, any of its Subsidiaries or any ERISA Affiliate from the IRS, FSCO or any other government agency with respect to each Plan and each Non-US Plan of the Company, any of its Subsidiaries or any Commonly Controlled

Entity; and (x) a copy of the most recently filed actuarial valuation performed for funding purposes for each Non-US Plan.
SECTION 1.12. Further Assurances. The Company will, and will cause each of its Subsidiaries to, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Company will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Company or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.
SECTION 1.13. Fiscal Unity for Dutch Tax Purposes. A fiscal unity (fiscale eenheid) for Dutch tax purposes, if any, shall consist of Dutch Loan Parties only, unless with the prior consent of the Administrative Agent.
ARTICLE VI

Negative Covenants
Each Borrower hereby agrees that, until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, such Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
SECTION 1.01. Limitation on Indebtedness. Create, incur, assume or permit to exist any Indebtedness, except:
(y)Indebtedness of any Borrower or any Subsidiary Guarantor pursuant to any Loan Document;
(z)Indebtedness outstanding on the Effective Date and listed on Schedule 6.01(b) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the Weighted Average Life to Maturity thereof);
(aa)unsecured Indebtedness of (i) any Loan Party to the Company or any Subsidiary of the Company, and (ii) any Wholly Owned Subsidiary of the Company to the Company or any other Wholly Owned Subsidiary of the Company; provided that all such Indebtedness of any Borrower or any Subsidiary Guarantor owed to a Person that is not a Borrower or a Subsidiary Guarantor shall be subject to and evidenced by the Subordinated Intercompany Note;
(ab)unsecured Guarantee Obligations (i) made in the ordinary course of business by the Company or any other Loan Party of obligations of the Company or any Subsidiary of the Company and (ii) made by the Company or any other Loan Party of obligations of the Company or any Subsidiary of the Company under Hedge Agreements permitted under Section 6.17;
(ac)[reserved];
(ad)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five Business Days of its incurrence;

(ae)unsecured Indebtedness of the Company or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the acquisition or disposition of assets in accordance with the requirements of this Agreement, so long as any such obligations are those of the Person making the respective acquisition or sale;
(af)unsecured Indebtedness to insurance companies incurred in order to permit the Company or one of its Subsidiaries to repay obligations owing by such Person to former employees of such Person under either of the Company’s 401K Plus deferred compensation plans, so long as such Indebtedness is not greater than the aggregate cash surrender value of insurance policies owned by the Company and covering the lives of participants in the Company’s 401K Plus deferred compensation plans; and
(ag)to the extent constituting Indebtedness, customary obligations to credit card or debit card processors arising in the ordinary course of business for applicable fees and chargebacks under any processor agreement;
(ah)Permitted Priority Debt in an aggregate principal amount (without duplicating any such Indebtedness, including by way of a guarantee) not to exceed at any time an amount equal to 15% of Consolidated Total Assets (as of the end of the most recent fiscal year of the Company ended on or most recently prior to such date of determination for which financial statements have been delivered (or are required to have been delivered) to the Administrative Agent pursuant to Section 5.01(a) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a), as of December 31, 2021));
(ai)Indebtedness incurred in the ordinary course of business pursuant to Section 8a of the German Old Age Employees Retirement Act (Altersteilzeitgesetz) or Section 7e of the Fourth Book of the German Social Security Code IV (Sozialgesetzbuch IV); and
(aj)unsecured Indebtedness of any Loan Party; provided that at the time of incurrence of such Indebtedness and after giving effect to the incurrence of any such Indebtedness, on a Pro Forma Basis, as if such incurrence of Indebtedness, the application of the proceeds thereof and the consummation of any other Specified Transaction occurring since the first day of the Calculation Period then last ended had occurred on the first day of the Calculation Period then last ended, the Company and its Subsidiaries are in compliance with the financial covenants set forth in Section 6.19, in each case, for the Calculation Period then last ended.
Notwithstanding the foregoing, in no event shall any Subsidiary of the Company that is not a Loan Party (any such Subsidiary, a “Non-Loan Party”) guarantee the payment of, or otherwise incur any Guarantee Obligations in respect of or provide any security for, (x) any unsecured Indebtedness of the Company or any of its Subsidiaries (other than any Guarantee Obligations permitted pursuant to Section 6.01(b)) in an aggregate principal amount for all such Indebtedness of $50,000,000 or more in the case of any Non-Loan Party that is a Domestic Subsidiary or (y) any unsecured Indebtedness of the Company or any of its Domestic Subsidiaries (other than any Guarantee Obligations permitted pursuant to Section 6.01(b)) in an aggregate principal amount for all such Indebtedness $150,000,000 or more in the case of any Non-Loan Party that is a Foreign Subsidiary, in each case, without such Non-Loan Party first becoming a Subsidiary Guarantor hereunder in accordance with the provisions of Section 5.09(a) or (b), as applicable.
SECTION 1.02. Limitation on Liens. Create, incur, assume or permit to exist any Lien on any of its Property, whether now owned or hereafter acquired, except:
(ak)Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained in conformity with GAAP;
(al)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained in conformity with GAAP;
(am)Liens (other than any Lien imposed by ERISA, the PBA or Canadian federal or provincial statutes in relation to pension plans or any other applicable domestic or foreign employee benefit plan law) consisting of pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation in the ordinary course of business;
(an)deposits by or on behalf of the Company or any of its Subsidiaries to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(ao)easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;
(ap)Liens in existence on the Effective Date listed on Schedule 6.02(f), securing Indebtedness permitted by Section 6.01(b), provided that no such Lien is spread to cover any additional Property after the Effective Date and that the amount of Indebtedness secured thereby is not increased;
(aq)Liens securing any Indebtedness that is described in clause (b) of the definition of “Permitted Priority Debt” and permitted under Section 6.01(j);
(ar)any interest or title of a lessor under any lease entered into by the Company or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased and, in respect of real property located in Germany, any landlord lien (Vermieter- oder Verpӓchterpfandrecht);
(as)Liens arising out of the existence of judgments or awards that do not constitute an Event of Default in respect of which the Company or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings;
(at)Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution or, solely in respect of LKQ Netherlands, any Lien or right of set-off created pursuant to the general conditions of a bank operating in the Netherlands based on the general conditions drawn up in consultation between the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the consumers’ organisation (Consumentenbond); provided, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by any Loan Party in excess of those set forth by regulations promulgated by the Board, (ii) such deposit account is not intended by the Company or any of its Subsidiaries to provide collateral to the depository institution and (iii) such Lien does not secure any Indebtedness (other than any Indebtedness described under Section 6.01(f));
(au)Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, including liens or rights of set-off arising under the general terms and conditions of banks with whom any group member maintains a banking relationship in the ordinary course of business; including Liens of any Loan Party under the German general terms and conditions of banks and saving banks (Allgemeine Geschӓftsbedingungen der Banken und Sparkassen) or (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations to banks not given in connection with the incurrence of Indebtedness and incurred in the ordinary course of business of the relevant Loan Party and not relating to any Indebtedness of a Loan Party or (C) relating to purchase orders and other similar agreements entered into with customers of the relevant Loan Party in the ordinary course of business;
(av)Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;
(aw)Liens of any supplier to a Subsidiary in the United Kingdom in the form of customary purchase money title retention interests arising in the ordinary course of business on inventory sold by such supplier to such Subsidiary;
(ax)Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements;
(ay)customary Liens and rights of setoff in favor of a credit card or debit card processor under any processor agreement and relating solely to the amounts paid or payable thereunder, and customary deposits on reserve held by such credit card or debit card processor, in each case arising in the ordinary course of business; provided that no such Lien permitted by this clause (r) shall remain in existence longer than five (5) Business Days; and
(az)pledges and deposits made by any Captive Insurance Subsidiary in respect of capital requirements required by any applicable Governmental Authority in connection with such Captive Insurance Subsidiary’s captive insurance program.
Any reference herein or in any of the other Loan Documents to a Permitted Lien is not intended to subordinate or postpone or address the priority, and shall not be interpreted as subordinating or postponing or addressing the priority, or as any agreement to subordinate or postpone or address the priority, any Lien created by any of the Loan Documents to any Permitted Lien.
SECTION 1.03. Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), consummate a Division as the Dividing Person, or Dispose of all or substantially all of its Property or business, except that:
(ba)any Subsidiary of the Company may be merged, consolidated, amalgamated, dissolved or liquidated with or into (i) the Company (provided that the Company shall be the continuing or surviving corporation), (ii) any Subsidiary Borrower (provided that a Subsidiary Borrower shall be the continuing or surviving Person) or (iii) any other Subsidiary (other than a Subsidiary Borrower) (provided that if any such Subsidiary is a Subsidiary Guarantor, a Subsidiary Guarantor shall be the continuing or surviving Person);
(bb)any Foreign Subsidiary of the Company organized in a given jurisdiction may be merged, consolidated, amalgamated, dissolved or liquidated with or into (i) any Foreign Subsidiary Borrower (provided that a Foreign Subsidiary Borrower shall be the continuing or surviving Person) or (ii) any other Foreign Subsidiary (other than a Foreign Subsidiary Borrower) that is a Wholly Owned Subsidiary of the Company organized in such jurisdiction (provided that if any such Foreign Subsidiary is a Subsidiary Guarantor, a Subsidiary Guarantor shall be the continuing or surviving Person);
(bc)(i) any Subsidiary of the Company may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other Subsidiary of the Company; provided that (x) subject to the following clause (y), any such Disposition made by a Loan Party shall be made to another Loan Party and (y) any such Disposition made by a Loan Party that is a Domestic Subsidiary shall only be made to another Loan Party that is Domestic Subsidiary and (ii) if all of the assets of any Subsidiary are Disposed of in accordance with this Agreement or such Subsidiary is a Dormant Subsidiary, such Subsidiary may be dissolved;

(bd)(i) any Canadian Subsidiary of the Company may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Canadian Subsidiary that is a Wholly Owned Subsidiary of the Company and (ii) any Subsidiary that is not a Loan Party may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Loan Party or any other Subsidiary that is not a Loan Party;
(be)any merger, consolidation or amalgamation consummated to effect an Acquisition shall be permitted; and
(f) any Dormant Subsidiary or any Subsidiary that is an inactive Subsidiary or has assets of less than $1,000,000 may, in each case, liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders.
SECTION 1.04. [Reserved].
SECTION 1.05. [Reserved].
SECTION 1.06. [Reserved].
SECTION 1.07. [Reserved].
SECTION 1.08. Modifications of Governing Documents. Amend, modify or waive any of its rights or obligations under its charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents, in each case, to the extent any such amendment, modification or waiver would be materially adverse to the Lenders; provided that this Section 6.08 shall not prohibit any transaction separately permitted under Section 6.03.
SECTION 1.09. Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Company or any Subsidiary Guarantor) with a Fair Market Value (or having total consideration payable) in excess of $2,500,000 for any such transaction individually unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Company or such Subsidiary, as the case may be, and (c) upon terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.
SECTION 1.10. [Reserved].
SECTION 1.11. [Reserved].
SECTION 1.12. Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Subsidiary Guarantor, its obligations under the Guarantee Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreement described in (and permitted by) clauses (iii), (iv), (v), (vi), (vii) (except to the extent otherwise subject to limitation under clause (d) below), (viii) and (ix) of Section 6.13, (c) customary restrictions and conditions contained in agreements relating to a Permitted Receivables Facility or a Permitted Factoring Transaction otherwise permitted to be incurred hereunder and (d) agreements containing customary negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01(j), in each case, only if such negative pledge or restriction permits Liens for the benefit of the Administrative Agent and the applicable Issuing Banks with respect to any cash collateral required to be provided hereunder in respect of Letters of Credit (in an aggregate principal amount equal to at least the maximum aggregate principal Dollar Amount of Letters of Credit permitted to be issued hereunder).

SECTION 1.13. Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make dividends or other distributions or payments (in cash or otherwise) in respect of any Capital Stock of such Subsidiary held by, or pay or subordinate any Indebtedness owed to, the Company or any other Subsidiary, (b) make investments in the Company or any other Subsidiary or (c) transfer any of its assets to the Company or any other Subsidiary, except for (i) any restrictions existing under the Loan Documents, (ii) encumbrances or restrictions under or by reason of applicable law, (iii) customary restrictions and conditions contained in agreements relating to any sale of Property not prohibited by Section 6.03 pending such sale (including agreements evidencing Indebtedness permitted by Section 6.01(g)), provided such restrictions and conditions apply only to the Property that is to be sold, (iv) any agreement in effect, or entered into, on the Effective Date and identified on Schedule 6.13, (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Subsidiary of the Company entered into in the ordinary course of business and consistent with past practices, (vi) any encumbrance or restriction under any agreement or instrument governing any Indebtedness assumed in connection with an Acquisition (but not incurred in contemplation thereof) or any Indebtedness constituting seller debt incurred in connection with an Acquisition, which encumbrance or restriction is not applicable to any Person or the Properties of any Person, other than the Person or the Properties acquired pursuant to the respective Acquisition and so long as, in the case of any such assumed Indebtedness, the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Acquisition, (vii) customary restrictions contained in any documentation governing Attributable Debt arising in connection with a Sale-Leaseback Transaction otherwise permitted under this Agreement, so long as any such restriction is applicable only to the property securing such Attributable Debt, (viii) restrictions and conditions on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder (except to the extent otherwise subject to limitation under clause (ix) below), and (ix) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01(j) but only if such negative pledge or restriction permits Liens for the benefit of the Administrative Agent and the applicable Issuing Banks with respect to any cash collateral required to be provided hereunder in respect of Letters of Credit (in an aggregate principal amount equal to at least the maximum aggregate principal Dollar Amount of Letters of Credit permitted to be issued hereunder).
SECTION 1.14. Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Company and its Subsidiaries are engaged on the Effective Date and reasonable extensions thereof or reasonably related or ancillary thereto.
SECTION 1.15. [Reserved].
SECTION 1.16. [Reserved].
SECTION 1.17. Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates or commodity prices.
SECTION 1.18. [Reserved].
SECTION 1.19. Financial Covenants.
(a) Maximum Total Leverage Ratio. Permit the ratio (the “Total Leverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after December 31, 2022, of (x) Consolidated Total Indebtedness to (y) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, to be greater than 4.00 to 1.00; provided that, upon prior written notice to the Administrative Agent and so long as no Event of Default exists and is continuing at such time, the Company may elect to increase the maximum Total Leverage Ratio permitted under this Section 6.19(a) to no more than 4.50 to 1.00 in connection with one or more Acquisitions consummated during any period of four consecutive fiscal quarters and having a total

Aggregate Consideration for all such Acquisitions of not less than $250,000,000 (any such Acquisitions during any period of four consecutive fiscal quarters being collectively referred to as “Material Acquisitions”) for any period of four consecutive fiscal quarters, commencing with the fiscal quarter in which the most recent of such Material Acquisitions was consummated (and for any Calculation Period for purposes of determining the Total Leverage Ratio on a Pro Forma Basis); provided further that the maximum Total Leverage Ratio permitted under this Section 6.19(a) will decrease to the then applicable level for at least one fiscal quarter before becoming eligible to increase again to 4.50 to 1.00 for a new period of four consecutive fiscal quarters.
For purposes of calculating the Total Leverage Ratio, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of Pro Forma Basis contained herein and Consolidated Total Indebtedness shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of Pro Forma Basis contained herein.
(b) Minimum Interest Coverage Ratio. Permit the ratio (the “Interest Coverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after December 31, 2022, of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense paid or payable in cash, in each case for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, to be less than 3.00 to 1.00. For purposes of calculating the Interest Coverage Ratio, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with the requirements of clause (iii) of the definition of Pro Forma Basis contained herein and Consolidated Interest Expense shall be determined on a Pro Forma Basis in accordance with the requirements of clauses (i) and (ii) of the definition of Pro Forma Basis contained herein as related to applicable Indebtedness.
SECTION 1.20. Centre of Main Interests. In the case of any Subsidiaries organized under the laws of any member state of the European Union, take any action that shall cause its registered office and centre of main interests (as that term is used in Article 3(1) of the Regulation) to be situated outside of its jurisdiction of incorporation, or cause it to have an “establishment” (as that term is used in Article 2(10) of the Regulation) situated outside of its jurisdiction of incorporation.
ARTICLE VII

Events of Default
If any of the following events (“Events of Default”) shall occur:
(a) any Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or any Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any Loan Party shall fail to pay any other amount payable hereunder or under any other Loan Document, within five (5) days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or
(b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or
(c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.04(a) (with respect to any Borrower only), Section 5.07(a), 5.10 or Article VI; or
(d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender); or

(e) The Company or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase, prepay, defease or redeem by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall exist and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $100,000,000; or
(f) (i) The Company or any of its Subsidiaries shall commence any case, proceeding or other action or a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), in each case (A) under any existing or future law of any jurisdiction, domestic or foreign, including the Insolvency Act 1986 (UK), where applicable as amended by the Enterprise Act 2003 (UK), the EU Regulation 2015/848 in insolvency proceedings (recast), the Companies Act 2006 (UK), or under relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or on an involuntary case seeking case or a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), in each to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition, compromise or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, receiver and manager, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action or moratorium of any indebtedness of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) a UK Insolvency Event shall occur in respect of any UK Relevant Entity; or (vii) a Swiss Insolvency Event shall occur in respect of a Swiss Borrower; or (viii) a German Insolvency Event shall occur in respect of a German Relevant Entity; or
(g) (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan for which an individual, statutory or class exemption is unavailable, (ii) any failure to satisfy the “minimum funding standard” (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien under ERISA, the Code or Canadian federal or provincial statutes in relation to pension plans or any other applicable employee benefit plan law shall arise on the assets of the Company, any of its Subsidiaries or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, (iv) any Single Employer Plan or Non-US Plan shall be involuntarily terminated by the PBGC pursuant to Section 4042 of ERISA or other applicable law, (v) the Company, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur during any fiscal year of the Company any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, that, in the aggregate, exceeds the amount set forth on Schedule 7(g)(v), (vi) the Company, any of its Subsidiaries or any Commonly Controlled Entity shall be required to make during any fiscal year of the Company payments pursuant to any employee welfare benefit plan (as defined in Section 3.1 of ERISA) that provides benefits to retired employees (or their dependents) that, in the aggregate, exceed the amount set forth on Schedule 7(g)(vi) with respect to such fiscal year, (vii) the Company, any of its Subsidiaries or any Commonly Controlled Entity shall be required to make during any fiscal year of the Company contributions to any defined benefit Plan subject to Title IV of ERISA that, in the aggregate, exceed the amount set forth on Schedule 7(g)(vii) with respect to such fiscal year, (viii) the Company, any of its Subsidiaries or any Commonly Controlled Entity has not timely made a contribution required to be made with respect to a Plan or a Non-US Plan, (ix) the Company, any of its Subsidiaries or any Commonly Controlled Entity incurs a liability, fine or penalty with respect to a Plan or a Non-US Plan, (x) any other similar event or condition shall occur or exist with respect to a Plan or Non-US Plan or (xi) the Company or any of its Subsidiaries shall have been notified that any of them has, in relation to a Non-US Plan, incurred a debt or other liability under section 75 or 75A of the United Kingdom Pensions Act 1995, or has been issued with a contribution notice or financial support direction (as those terms are defined in the United Kingdom Pensions Act 2004), or otherwise is liable to pay any other amount in respect of Non-US Plans; and in each case in clauses (i) through (xi) above, such event or condition, together with all other such events or conditions, if any, could, in the reasonable judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or
(h) (i) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving for the Company and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has been notified and not denied coverage) of $100,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or
(i) Any of this Agreement, any Borrowing Subsidiary Agreement, any Borrowing Subsidiary Termination, any promissory notes issued pursuant to Section 2.10(e) of this Agreement or any Letter of Credit applications shall cease, for any reason (other than by reason of the express release thereof pursuant to this Agreement), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert; or
(j) The guarantee of any Loan Party contained in the Guarantee Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to this Agreement), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or
(k) Any Change of Control shall occur; or
(l) Any Subordinated Indebtedness or any guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of any Loan Party under the Guarantee Agreement, as the case may be, as provided in the documentation governing such Subordinated Indebtedness, or any Loan Party, any Affiliate of any Loan Party, any trustee or the holders of at least 25% in aggregate principal amount of the such Subordinated Indebtedness shall so assert;
then, and in every such event (other than an event with respect to the Company described in clause (f) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and (x) with respect to clause (i) below, at the request of a Majority in Interest of Revolving Lenders, shall and (y) with respect to clause (ii) below, at the request of the Required Lenders, shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments (including the Letter of Credit Commitments of each Issuing Bank), and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Loans at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j) hereof; and in case of any event with respect to any Borrower described in clause (f) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, and the obligation of the Borrowers to cash collateralize the LC Exposure as provided in clause (iii) above shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
ARTICLE VIII

The Administrative Agent
Each of the Lenders, on behalf of itself and any of its Affiliates, and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders (including the Swingline Lender and each Issuing Bank), and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative

Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Lender or Issuing Bank that has signed this Agreement or a signature page to an Assignment and Assumption or any other Loan Document pursuant to which it is to become a Lender or Issuing Bank hereunder shall be deemed to have consented to, approved and accepted and shall deemed satisfied with each document or other matter required thereunder to be consented to, approved or accepted by such Lender or Issuing Bank or that is to be acceptable or satisfactory to such Lender or Issuing Bank.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Any resignation by, or removal of, Wells Fargo Bank, National Association as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, if in its sole discretion it elects to, and Swingline Lender, (ii) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank, if in its sole discretion it elects to, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.
Each Lender and each Issuing Bank expressly acknowledges that none of the Administrative Agent or any of its respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent or any of its respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower and its Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent or any of its respective Related Parties to any Lender or any Issuing Bank as to any matter, including whether the Administrative Agent or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender acknowledges that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further acknowledges that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder and in deciding whether or the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
None of the Lenders, if any, identified in this Agreement as a Sustainability Structuring Agent, Syndication Agent or Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Sustainability Structuring Agent, Syndication Agent or Documentation Agents, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.
The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.
In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company or any other Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and
(b) collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the Issuing Banks, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).
ARTICLE IX

Miscellaneous
SECTION 1.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(i)if to any Borrower, to it c/o LKQ Corporation, 500 West Madison Street, Suite 2800, Chicago, Illinois 60661, Attention: Rick Galloway, Senior Vice President and Chief Financial Officer (Facsimile No. (312) 207-1529; Telephone No. (615) 781-5196), with copies (in the case of a notice of Default) to (A) LKQ Corporation, 500 West Madison Street, Suite 2800, Chicago, IL 60611, Attention: Matthew J. McKay (Facsimile: (312) 207-1529, Telephone: 312-621-2778), and (B) Sheppard Mullin Richter & Hampton LLP, 321 North Clark Street, 32nd Floor, Chicago, IL 60654, Attention: Kenneth A. Peterson, Jr. (Facsimile: 312-499-4733, Telephone: 312-499-6307);
(ii)if to the Administrative Agent, to Wells Fargo Bank, National Association, 1525 West W.T. Harris Blvd. 1B1, Charlotte, North Carolina 28262, Attention of WLS Charlotte Agency Services, and with a copy to Wells Fargo Bank, National Association, 550 South Tryon Street, 3rd Floor, Charlotte, North Carolina 28202, Attention of Jonathan Beck;
(iii) if to Wells Fargo Bank, National Association in its capacity as an Issuing Bank, to Wells Fargo Bank, National Association, 1525 West W.T. Harris Blvd. 1B1, Charlotte, North Carolina 28262, Attention of WLS Charlotte Agency Services;
(iv)if to the Swingline Lender, to it at Wells Fargo Bank, National Association, 1525 West W.T. Harris Blvd. 1B1, Charlotte, North Carolina 28262, Attention of WLS Charlotte Agency Services; and
(v)if to any other Lender or Issuing Bank, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(a) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative

Agent, any applicable Issuing Bank, or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(b) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(c) Electronic Systems.
(vi)The Company agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.
(vii)Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications through an Electronic System, other than any such direct damages, losses and expenses caused by the Administrative Agent’s or any of its Related Parties’ own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.
SECTION 1.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the

Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(a) Except as provided in Section 1.10 (with respect to the addition of a Foreign Currency), Section 2.20 (with respect to an Incremental Facility Amendment) or in Section 9.02(c), (f) or (g), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement (other than (A) any extension of an Applicable Maturity Date made in compliance with Section 2.26 or 2.27, as applicable, and (B) any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11(b), in each case which shall only require the approval of the Required Lenders), or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or extend the stated expiration date of any Letter of Credit beyond the Applicable Maturity Date therefor, in each case without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section, Section 2.26, Section 2.27, Section 9.15 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Facility Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Loans are included on the Effective Date), (vi) reduce the percentage specified in the definition of Majority in Interest with respect to any Class of Lenders without the written consent of all the Lenders of such Class, (vii) release any Borrower or, except as expressly provided in Section 9.15, all or substantially all of the Subsidiary Guarantors from their Guarantee Obligations under Article X or the Guarantee Agreement without the written consent of each Lender, (viii) subordinate the right of payment of the Obligations without the written consent of each Lender, (ix) increase the stated maximum Dollar Amount of Revolving Credit Exposures with respect to Mexican Pesos, or add a new Agreed Currency or modify Section 1.10, in each case, without the written consent of each Multicurrency Tranche Lender, (x) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class without the written consent of Lenders representing a Majority in Interest of each affected Class or (xi) amend, waive or otherwise change any of the provisions of Section 2.24, without the written consent of each Lender directly and adversely affected thereby; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Banks or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Banks or the Swingline Lender, as the case may be (it being understood that any change to Section 2.25 shall require the consent of the Administrative Agent, each Issuing Bank and the Swingline Lender). Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification. The Administrative Agent may also amend Schedule 2.01 to reflect assignments entered into pursuant to Section 9.04 or otherwise in accordance herewith. Any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

(b) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers to each relevant Loan Document (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Facility Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, the Term Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.
(c) [reserved].
(d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity (other than an Ineligible Institution) which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, (ii) such replacement Lender or Lenders shall have consented to the applicable amendment, waiver or consent and (iii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) the outstanding principal amount of its Loans and participations in LC Disbursements and all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15, 2.17, 2.17A and 2.17B, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.
(e) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
(f) The Administrative Agent may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 2.14 in accordance with the terms of Section 2.14.
(h) After the Effective Date, solely with respect to the Revolving Loans hereunder, the Company, in consultation with the Sustainability Structuring Agents, shall be entitled to (i) identify specified Environmental, Social and Governance (“ESG”) related Key Performance Indicators (“KPIs”) and establish associated annual Sustainability Performance Targets (“SPTs”) with respect to the ESG strategy and disclosure of the Company and its Subsidiaries and/or (ii) identify external ESG ratings (“ESG Ratings”) and establish associated annual SPTs. Any such KPIs and/or ESG Ratings and associated SPTs are to be mutually agreed between the Company and the Sustainability Structuring Agents. Notwithstanding anything in this Section 9.02 to the contrary, the Company, the Sustainability Structuring Agents, and the Majority in Interest of the Revolving Lenders may amend this Agreement (such amendment, the “ESG Amendment”) solely for the purpose of incorporating the KPIs and/or ESG Ratings, associated SPTs, and other related provisions (the “ESG Pricing Provisions”) into this Agreement. In the event that any such ESG Amendment does not obtain requisite consent of the Majority in Interest of the Revolving Lenders, an alternative ESG Amendment may be effectuated with the consent of the Majority in Interest of the Revolving Lenders, the Company, the Sustainability Structuring Agents, and the Administrative Agent. Upon the effectiveness of any such ESG Amendment, based on the Company’s performance against the KPIs and/or ESG Ratings and associated SPTs, certain adjustments (an increase, a decrease, or no adjustment) to the Applicable Rate will be made; provided that the amount of any such adjustments made pursuant to an ESG Amendment shall not exceed (A) in the case of the Applicable Rate for commitment fees, an increase and/or decrease of 1.0 basis point and (B) in the case of the Applicable Rate for Revolving Loans, an increase and/or decrease of 5.0 basis points; provided, further, that in no event shall the Applicable Rate be less than 0%. The pricing adjustments will require, among other things, annual reporting in a manner that is aligned with the Sustainability Linked Loan Principles in effect at the time of the ESG Amendment and is to be mutually agreed between the Borrower, the Sustainability Structuring Agents, and the Administrative Agent (each acting reasonably). If KPIs are utilized, any proposed ESG Amendment shall also identify a Sustainability Assurance Provider. Following the effectiveness of the ESG Amendment, (x) any modification to the ESG Pricing Provisions which has the effect of reducing the Applicable Rate to a level not otherwise permitted by this Section 9.02 shall be subject to the consent of all Lenders and (y) any other modification to the ESG Pricing Provisions (other than, for the avoidance of doubt, as provided for in the immediately preceding clause (x)) shall be subject only to the consent of the Majority in Interest of the Revolving Lenders.
(i) Notwithstanding anything to the contrary in this Section 9.02, no such amendment or agreement shall amend, modify or otherwise affect the rights or duties of any Sustainability Structuring Agent hereunder without the prior written consent of such Sustainability Structuring Agent.
SECTION 1.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Sustainability Structuring Agents and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of counsels for the Administrative Agent and the Sustainability Structuring Agents, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Syndtrak) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Sustainability Structuring Agents, any Issuing Bank or any Lender, including the fees, charges and disbursements of one U.S. counsel, one Canadian counsel and one additional local counsel and regulatory counsel in each applicable jurisdiction for the Administrative Agent and one additional counsel for all the Lenders other than the Administrative Agent and additional counsel in light of actual or potential conflicts of interest or the availability of different claims or defenses for the Administrative Agent, the Sustainability Structuring Agents, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. The Administrative Agent shall use its reasonable efforts to cause its counsels to provide invoices to the Company covering all fees, charges and disbursements of such counsel within ninety (90) days of the incurrence of any time or expense by such counsel.
(a) The Company shall indemnify the Administrative Agent, each Sustainability Structuring Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Subsidiaries or its or their respective equity holders, Affiliates or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes or UK Taxes other than any Taxes or UK Taxes that represent losses, claims or damages arising from any non-Tax or non-UK Tax claim.
(b) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, the Sustainability Structuring Agents, the Issuing Banks or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, and each Revolving Lender severally agrees to pay to the applicable Issuing Bank, each Sustainability Structuring Agent or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Company’s failure to pay any such amount shall not relieve the Company of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank, such Sustainability Structuring Agent or the Swingline Lender in its capacity as such.
(c) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), other than claims based on the gross negligence or willful misconduct of such Indemnitee, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(d) All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.
SECTION 1.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that is a Qualifying Bank and issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that is a Qualifying Bank and issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(a) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (provided that, if no Event of Default is then occurring and continuing, such assignee is a Qualifying Bank, or, if it is a Non-Qualifying Bank, that after such assignment each Swiss Borrower would still be in compliance with the Swiss Non-Bank Rules) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed (it being understood and agreed that withholding consent in the case of an assignment or transfer to a Non-Qualifying Bank shall not be considered unreasonable)) of:
(A)the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the

Administrative Agent within five (5) Business Days after having received notice thereof); provided, further, that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender which is a Qualifying Bank, an Approved Fund which is a Qualifying Bank or, if an Event of Default has occurred and is continuing, any other assignee;
(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender which is a Qualifying Bank or an Approved Fund which is a Qualifying Bank;
(C)each Issuing Bank; provided that no consent of an Issuing Bank shall be required for an assignment of all or any portion of a Term Loan to a Qualifying Bank; and
(D) the Swingline Lender; provided that no consent of the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan to a Qualifying Bank.
Notwithstanding the foregoing, the assignor with respect to any assignment that does not require the Company’s consent under the foregoing provisions shall nevertheless use commercially reasonable efforts to provide notice to the Company thereof promptly after such assignment; provided that the failure of any assignor to provide such notice of any assignment shall not affect the validity or effectiveness of such assignment.
(i)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender or an Affiliate of a Lender (which, if no Event of Default is then occurring and continuing, is a Qualifying Bank) or an Approved Fund (which, if no Event of Default is then occurring and continuing, is a Qualifying Bank) or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of Revolving Commitments and Revolving Loans) or $1,000,000 (in the case of a Term Loan) unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C)the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; provided that, with respect to any assignment entered into pursuant to Section 9.02(e) in respect of any Non-Consenting Lender, (1) such assignment may become effective without the execution or delivery by such Non-Consenting Lender of an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the applicable Assignment and Assumption are participants) and (2) such Non-Consenting Lender shall be deemed to have consented to and be bound by the terms of such Assignment and Assumption (or such other agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the applicable Assignment and Assumption are participants), in each case, so long as (I) each of the other requirements set forth in Section 9.02(e) for such assignment are satisfied, including, without limitation, the payment in full of all outstanding Obligations owing to such Non-Consenting Lender and (II) such assignment becomes effective immediately prior to the effectiveness of the proposed amendment, waiver or consent that requires the consent of such Non-Consenting Lender; provided further that, following the effectiveness of any assignment described in the foregoing proviso, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Non-Consenting Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto;
(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;
(E)the assignee shall not be (x) the Company or any Subsidiary or Affiliate of the Company, (y) a Defaulting Lender or its Parent or (z) any natural person or any a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof (any such Person described in this clause (E), an “Ineligible Institution”);
(F)assignments to Lenders that will acquire a position of the Obligations of any Dutch Borrower shall at all times be to a Non-Public Lender; and
(G)notwithstanding anything to the contrary in this Agreement or in any other Loan Document, a transfer or assignment by a Lender under this Agreement (including any arrangements under Section 9.04(c) and (d)) may only be made if it would not result in any non-compliance with the Swiss Non-Bank Rules (it being agreed that each of the Administrative Agent and the Company may, without independent verification, rely on the status confirmation made by a new Lender), unless the transfer is made at a time when an Event of Default is continuing.
For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(ii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17, 2.17A, 2.17B and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iii)The Administrative Agent, acting for this purpose as a non-fiduciary agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(iv)Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(b) Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that, if no Event of Default is then occurring and continuing, (A) no Lender shall enter into any arrangement with another Person pursuant to this Section 9.04(c) under which such Lender substantially transfers its exposure under this Agreement to a Participant unless under such arrangement and at all times while such arrangement is in effect (i) the relationship between such Lender and the applicable Participant is that of a debtor and creditor (including in the bankruptcy or similar event of such Lender or any Borrower), (ii) the applicable Participant will have no proprietary interest in the benefit of this Agreement or in any monies received by such Lender under or in relation to this Agreement and (iii) the applicable Participant will under no circumstances (x) be subrogated to, or substituted in respect of, such Lender’s claims under this Agreement or (y) have otherwise any contractual relationship with, or rights against, any Borrower under, or in relation to, this Agreement, (B) such Lender’s obligations under this Agreement shall remain unchanged, (C) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (D) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the

Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 1.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Sustainability Structuring Agents, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION 1.06. Counterparts; Integration; Effectiveness; Electronic Execution; Dutch Power of Attorney. This Agreement and the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions or increases of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective on the Effective Date. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that Swiss Loan Parties hereby agree, and shall be required, to execute paper copies of the the Loan Documents. If a Dutch Loan Party is represented by an attorney in connection with the signing and/or execution of this Agreement (including by way of accession to this Agreement) or any other agreement, deed or document referred to in or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties to this Agreement that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.
SECTION 1.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 1.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower or any Subsidiary Guarantor against any of and all of the Obligations due from such entity to such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured; provided, however, that the deposits of a Foreign Subsidiary and the obligations owed to a Foreign Subsidiary may only be set off and applied to the Obligations of such Foreign Subsidiary or other Foreign Subsidiaries to the extent such set off and application would not cause a Deemed Dividend Problem or any other materially adverse tax consequence under applicable law to any Loan Party as determined by the Company in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 1.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document or the transactions thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall (i) affect any right that the Administrative Agent, any Sustainability Structuring Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including UCC Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.
(b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each Foreign Subsidiary Borrower irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City. The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment (and any similar appointment by a Subsidiary Guarantor which is a Foreign Subsidiary). Said designation and appointment shall be irrevocable by each such Foreign Subsidiary Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Foreign Subsidiary Borrower hereunder and under the other Loan Documents shall have been paid in full and all Letters of Credit expired or terminated (without pending draw) in accordance with the provisions hereof and thereof and such Foreign Subsidiary Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.24. Each Foreign Subsidiary Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City by service of process upon the Company as provided in this Section 9.09(d); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Foreign Subsidiary Borrower at its address set forth in the Borrowing Subsidiary Agreement to which it is a party or to any other address of which such Foreign Subsidiary Borrower shall have given written notice to the Administrative Agent (with a copy thereof to the Company). Each Foreign Subsidiary Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Foreign Subsidiary Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Foreign Subsidiary Borrower. To the extent any Foreign Subsidiary Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Foreign Subsidiary Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 1.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 1.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 1.12. Confidentiality. (a) Each of the Administrative Agent, the Sustainability Structuring Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) on a need to know basis to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (each of the foregoing being collectively referred to as “Representatives”; it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating any Borrower or its Subsidiaries or the credit facilities evidenced by this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities evidenced by this Agreement, (h) with the consent of the Company or (i) to the extent such Information

(i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Sustainability Structuring Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, “Information” means all information received from the Company relating to the Company and its Subsidiaries or their business, other than any such information (i) that is available to the Administrative Agent, any Sustainability Structuring Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company, (ii) that is independently developed by the Administrative Agent, any Sustainability Structuring Agent, any Issuing Bank or any Lender or any of their respective Representatives without reference to the Information or (iii) pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised at least the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(d) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(e) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
SECTION 1.13. USA PATRIOT Act; AML Legislation. (a) Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.
(f) Each Canadian Borrower acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” Laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders and the Administrative Agent may be required to obtain, verify and record information regarding such Canadian Borrower, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Canadian Borrower, and the transactions contemplated hereby. Each Canadian Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assign or participant of a Lender or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.
If the Administrative Agent has ascertained the identity of any Canadian Borrower or any authorized signatories of any Canadian Borrower for the purposes of applicable AML Legislation, then the Administrative Agent:

(i)    shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of applicable AML Legislation; and
(ii)    shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.
Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of any Canadian Borrower or any authorized signatories of any Canadian Borrower on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Borrower or any such authorized signatory in doing so.
SECTION 1.14. [Reserved].
SECTION 1.15. Releases of Subsidiary Guarantors.
(g) A Subsidiary Guarantor shall automatically be released from its obligations under the Guarantee Agreement:
(viii)upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise; or
(ix)at such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than Swap Obligations, Banking Services Obligations, and other Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash, the Commitments shall have been terminated and no Letters of Credit shall be outstanding (or shall have been cash collateralized in a manner consistent with Section 2.06(j)).
(h) In addition to the foregoing, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the written request of the Company (which written request shall be signed by a Responsible Officer of the Company and shall certify the satisfaction of the applicable conditions set forth below), release any Subsidiary Guarantor from its obligations under the Guarantee Agreement if:
(x)such Subsidiary Guarantor does not have any Guarantee Obligations in respect of, or otherwise provides any guaranty of payment of or security for, (x) any unsecured Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount for all such Indebtedness of $50,000,000 or more, in the case of any Subsidiary Guarantor that is a Domestic Subsidiary, or (y) any unsecured Indebtedness of the Company or any of its Domestic Subsidiaries in an aggregate principal amount for all such Indebtedness of $150,000,000 or more in the case of any Subsidiary Guarantor that is a Foreign Subsidiary, in each case, so long as at the time of such release and immediately after giving effect (including giving Pro Forma Effect) thereto, (A) no Default or Event of Default shall then exist or would result therefrom and (B) the Company is in compliance with the financial covenants set forth in Section 6.19; or
(xi)such Subsidiary Guarantor is designated by the Company as an Excluded Non-Wholly Owned Subsidiary in compliance with Section 5.09(d), in each case, so long as such Subsidiary (A) either (I) becomes or became a non-Wholly Owned Subsidiary pursuant to a bona fide equity investment by a non-Affiliate third-party or (II) becomes or became a bona fide joint venture with a non-Affiliated third party as determined in good faith by the Company in consultation with the Administrative Agent and (B) does not have any Guarantee Obligations in respect of, or otherwise provides any guaranty of payment of or security for, any unsecured Indebtedness of the Company or any of its Subsidiaries.

(i) In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
SECTION 1.16. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 1.17. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders, the Administrative Agent and the Sustainability Structuring Agents are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Lenders, the Administrative Agent and the Sustainability Structuring Agents and their Affiliates, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders, the Administrative Agent and the Sustainability Structuring Agents and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) none of the Lenders, the Administrative Agent and the Sustainability Structuring Agents or any of their respective Affiliates has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders, the Administrative Agent and the Sustainability Structuring Agents and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and none of the Lenders, the Administrative Agent and the Sustainability Structuring Agents or any of their respective Affiliates has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against each of the Lenders, the Administrative Agent and the Sustainability Structuring Agents and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 1.18. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(j) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(k) the effects of any Bail-In Action on any such liability, including, if applicable:

(xii)a reduction in full or in part or cancellation of any such liability;
(xiii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(xiv)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 1.19. Certain ERISA Matters.
(l) Each Lender (x) represents and warrants, as of the date such Person became a party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:
(xv)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(xvi)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(xvii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfied the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(xviii)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(m) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this

Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
SECTION 1.20. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
For purposes of this Section 9.20, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
SECTION 1.21. Limitation for Swiss Borrowers.
(a)Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, the fulfilment of any obligation of and the application of proceeds from the enforcement of any guarantee (including the cross-guarantee pursuant to Article X of the Credit Agreement) or security interest granted by, any Loan Party and/or Qualified ECP Guarantor incorporated in Switzerland (the “Swiss Loan Party”) under this Agreement or under any other Loan Document to satisfy obligations of another Loan Party (other than obligations of any of the Swiss Loan Party's wholly-owned Subsidiaries) (“Restricted Obligations”) shall be limited to the maximum amount permitted by law at the time of fulfilment or enforcement (as the case may be) (“Limitation”).
(b)The Limitation shall not release any Swiss Loan Party from the fulfilment of its obligations or the application of enforcement proceeds in excess of the Limitation, but merely postpone the performance date thereof until such time as it is again permitted notwithstanding the Limitation. Each Swiss Loan Party shall take all action and cause all action to be taken to enable the fulfilment of its obligations or the application of enforcement proceeds as soon as possible and in an amount as large as possible notwithstanding the Limitation. In particular, to the extent permitted by law and Swiss accounting standards and upon request by the Administrative Agent, each Swiss Loan Party shall:
(i)write up or sell any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of a sale, however, only if such assets are not necessary for the Swiss Loan Party's business (nicht betriebsnotwendig); and
(ii)reduce its share/quota capital to the minimum allowed under then applicable law
(n) To the extent that the fulfilment of any obligation or the application of proceeds from the enforcement of any guaranty or security interest to satisfy Restricted Obligations are subject to Swiss Withholding Tax, the Swiss Loan Party
(iii)shall:
(i)use commercially reasonable efforts to procure that the fulfilment of such obligation or the application of such enforcement proceeds can be made without deduction of Swiss Withholding Tax by discharging the liability of such tax by notification pursuant to applicable law rather than payment of the tax
(ii)if the notification procedure pursuant to sub-paragraph (A) above does not apply, deduct the Swiss Withholding Tax at such rate (x) as in force from time to time or (y) as provided by any applicable double tax treaties, from the respective amount to be paid and promptly pay any such Swiss Withholding Tax deducted to the Swiss Federal Tax Administration; and
provide the Administrative Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such Swiss Withholding Tax deducted has been paid to the Swiss Federal Tax Administration
(iii)if a Lender is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment, and if requested by the Administrative Agent, provide the Administrative Agent (on its behalf or on behalf of any Lender) those documents that are required by law and applicable tax treaties to be provided by the payer of such tax, for each relevant Lender, to prepare a claim for refund of Swiss Withholding Tax.
(iv)shall use commercially reasonable efforts to procure that any person who is entitled to a full or partial refund of the Swiss Withholding Tax deducted pursuant to this paragraph (ii)
(iv)requests a refund of the Swiss Withholding Tax under applicable law as soon as possible; and
(v)pays to the Administrative Agent upon receipt any amount so refunded to cover any outstanding part of the Restricted Obligation

(v)notwithstanding anything to the contrary in any Loan Document, shall not be required to gross up, indemnify or hold harmless any Finance Party for the deduction of Swiss Withholding Tax in an amount exceeding the Limitation, provided that this should not in any way limit any obligations of any other Loan Party under the Loan Documents to indemnify the Finance Parties in respect of the deduction of the Swiss Withholding Tax.
SECTION 1.22. Guarantee Limitations for German Borrowers.
(o) The restrictions in this Section 9.22 shall apply to any guarantee and indemnity under any Loan Document granted by a Loan Party incorporated under the laws of Germany as a limited liability company (Gesellschaft mit beschränkter Haftung or “GmbH”) (each a “German GmbH Guarantor”) to secure liabilities of direct or indirect shareholder(s) of that German GmbH Guarantor (upstream) or subsidiaries of a direct or indirect shareholder of that German GmbH Guarantor, excluding any subsidiary of such German GmbH Guarantor (down-stream) (hereinafter a “GmbH Guarantee”). The limitations in this Section 9.22 shall not be affected in case of an insolvency of the relevant German GmbH Guarantor.
(p) The restrictions in this Section 9.22 shall not apply:
(vi)if and to the extent they are not or no longer required in order to protect the managing directors of a German GmbH Guarantor from personal liability pursuant to section 43 paragraph 3 in connection with section 30 of the German Limited Liabilities Company Act (GmbHG);
(vii)if and to the extent the relevant German GmbH Guarantor guarantees any amounts borrowed under any Loan Document which (i) are lent, (ii) on-lent (iii) or otherwise passed on to such German GmbH Guarantor or any of its respective subsidiaries from time to time and which have not been repaid;
(viii)if, at the time of enforcement of the relevant GmbH Guarantee a domination and/or profit and loss transfer agreement (Beherrschungs-und/oder Gewinnabführungsvertrag) exists (besteht) between the relevant German GmbH Guarantor as a dominated company and its shareholder, unless and to the extent the German GmbH Guarantor:
(A)evidences to the Administrative Agent that at the time of enforcement of the GmbH Guarantee there is a final and unappealable judgment of the German Federal Supreme Court (Bundesgerichtshof); or
(B)provides the Administrative Agent with a legal opinion (Rechtsgutachten) prepared by a law firm of international standard and reputation which law firm has not acted as legal adviser to any party in relation to the Loan Documents before, that the mere existence of such domination and/or profit and loss pooling agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) does not lead to the inapplicability of section 30 paragraph 1 sentence 1 of the German Limited Liabilities Company Act (GmbHG), provided that in the case of paragraph (B) above (1) any legal opinion will only be sufficient evidence if it comes to the conclusion that there would be a violation of section 30 paragraph 1 sentence 1 of the German Limited Liabilities Company Act (GmbHG) irrespective of the existence of the domination and/or profit and loss pooling agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) and (2) the Administrative Agent or any other Credit Party may prove that the existence of the domination and/or profit and loss pooling agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) is sufficient to prevent a violation of section 30 paragraph 1 sentence 1 of the German Limited Liabilities Company Act (GmbHG); or
(ix)to the extent that any payment under the relevant GmbH Guarantee demanded by a Credit Party from the relevant German GmbH Guarantor is covered (gedeckt) by means of a fully valuable and recoverable consideration or recourse claim (Gegenleistungs- oder Rückgewähranspruch) of the relevant German GmbH Guarantor against the affiliate whose obligations are secured by the relevant GmbH Guarantee or any of its direct or indirect shareholders.
(q) Restrictions on demand
(x)The parties to this Agreement agree that if payment under a GmbH Guarantee would cause the amount of a German GmbH Guarantor's Net Assets, as calculated pursuant to (d) below, to fall below the amount required to maintain its registered share capital (Stammkapital) or increase an existing shortage of its registered share capital (such event is hereinafter referred to as a “Capital Impairment”), then the Credit Parties shall, subject to paragraph (c)(ii) and (c)(iv) below, only be entitled to demand payment under the GmbH Guarantee against such German GmbH Guarantor if and to the extent such Capital Impairment would not occur.
(xi)If the relevant German GmbH Guarantor does not notify the Administrative Agent in writing (the “Management Notification”) within fifteen (15) Business Days after the making of a demand against that German GmbH Guarantor under a GmbH Guarantee:
(C)to what extent such GmbH Guarantee is an upstream or cross-stream guarantee or indemnity; and
(D)to what extent a Capital Impairment would occur as a result of an enforcement of the GmbH Guarantee (setting out in reasonable detail to what extent the Net Assets would fall below the stated share capital or an increase of an existing shortage would occur), then the restrictions set out in paragraph (c)(i) above shall cease to apply.
(xii)If the Administrative Agent disagrees with the Management Notification, the relevant German GmbH Guarantor shall provide a determination by auditors of international standard and reputation (the “Auditor's Determination”) appointed by the relevant German GmbH Guarantor (the “Auditors”) to the Administrative Agent within thirty (30) Business Days from the date on which the Administrative Agent has disagreed with the Management Notification and requested an Auditor's Determination. Such Auditor's Determination shall set out:
(E)the amount of Net Assets of that German GmbH Guarantor taking into account the adjustments set out in paragraph (d) below, and
(F)the extent of the Capital Impairment taking into account the anticipated payment.
(xiii)If the relevant German GmbH Guarantor does not provide the Management Notification or the Auditor's Determination within the time frame set out above, then demanding payment under the GmbH Guarantee shall not be limited by this Section 9.22 and the restrictions set out in paragraph (c)(i) above shall not be applicable in that regard.
(xiv)The results of the Auditor's Determination shall, save for manifest errors, be binding on all parties to this Agreement.
(r) Net assets
The calculation of net assets (the “Net Assets”) shall be determined in accordance with the Accounting Principles, and the following balance sheet items shall be adjusted as follows:

(xv)the amount of any increase of the registered share capital (Erhöhung des Stammkapitals) of the German GmbH Guarantor (other than as permitted pursuant to the Loan Documents) that has been effected after the relevant German GmbH Guarantor became a party to this Agreement without the prior written consent of the Administrative Agent or that has not been fully paid up shall be deducted from the amount of the registered share capital of the relevant German GmbH Guarantor;
(xvi)indebtedness which is subordinated pursuant to section 39 subsection 1 no. 5 or subsection 2 of the German Insolvency Code (Insolvenzordnung), including indebtedness in respect of guarantees for indebtedness which is so subordinated, shall be disregarded, in each case provided that the relevant creditor of such indebtedness could waive, set off or contribute such indebtedness into the capital reserves of the relevant German GmbH Guarantor (A) without violating applicable mandatory law and without exposing the directors or officers of the relevant creditor of such indebtedness to a risk of personal or criminal liability and (B) without violating any of the Loan Documents; and
(xvii)loans or other liabilities incurred by the relevant German GmbH Guarantor in willful or gross negligent breach of the Loan Documents shall not be taken into account as liabilities.
(s) Mitigation
Where a German GmbH Guarantor claims in accordance with the provisions of paragraph (c) above, that payment under a GmbH Guarantee can only be demanded in a limited amount, it shall upon a written request of the Administrative Agent realise, to the extent legally permitted and commercially justifiable, any and all of its assets that are (i) shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the relevant asset and (ii) not necessary (betriebsnotwendig) for the relevant German GmbH Guarantor’s business.
(t) Improvement of financial condition
If the Administrative Agent reasonably ascertains that the financial condition of the relevant German GmbH Guarantor as set out in the Auditor's Determination has improved (in particular, if the relevant German GmbH Guarantor has taken any action in accordance with the mitigation provisions set out in paragraph (e) (Mitigation) above), the Administrative Agent may, at the relevant German GmbH Guarantor's cost and expense but not earlier than three (3) months after the delivery of the relevant Auditor's Determination, request the relevant German GmbH Guarantor to arrange for the preparation of an updated balance sheet of the relevant German GmbH Guarantor by applying the same principles that were used for the preparation of the Auditor's Determination by the Auditors who prepared the Auditor's Determination in order for such Auditors to determine whether (and, if so, to what extent) the Capital Impairment has been cured as a result of the improvement of the financial condition of the relevant German GmbH Guarantor. The Administrative Agent may consequently demand payment under this GmbH Guarantee to the extent that the Auditors determine that the Capital Impairment has been cured.
(u) GmbH & Co. KG
In the case of a limited partnership with a GmbH as its general partner (GmbH & Co. KG), the aforementioned provisions in this Section 9.22 shall apply to the general partner mutatis mutandis and all references to the German GmbH Guarantor shall be construed as a reference to the general partner.
SECTION 9.23.        Erroneous Payments.
(a)    Each Lender and each Issuing Bank and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Bank or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender or Issuing Bank (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 9.23(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)    Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.
(c)    In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Overnight Rate.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 9.04 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)    Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 9.23 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by any Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower or any other Loan Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
(f)    Each party’s obligations under this Section 9.23 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
(g)    Nothing in this Section 9.23 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.
SECTION 9.24.         Sustainability Structuring Agents.
(a)    In connection with any proposed ESG Amendment, the Sustainability Structuring Agents will (i) review the Company’s sustainability initiatives and reporting, (ii) discuss with the Company one or more relevant key performance indicators (“KPIs”) in connection with this Agreement, which, for avoidance of doubt, may include an external ESG rating, (iii) discuss with the Company the identification of sustainability performance targets (“SPTs”) for each KPI, (iv) facilitate the dialogue between the Company and the Lenders in regard to the KPIs and SPTs and assist the Company in responding to sustainability-related questions and (v) discuss with the Company sustainability assurance providers or other external reviewers as they may relate or be relevant for the sustainability undertakings under this Agreement, in each case, based upon the information provided by the Company with respect to the applicable KPIs and/or ESG Ratings selected in accordance with Section 9.02(h); provided that no Sustainability Structuring Agent (x) shall have any duty to ascertain, inquire into, or otherwise independently verify any such information and (y) shall have no responsibility for (and shall not be liable for) the completeness or accuracy of any such information.
(b)    Neither the Administrative Agent nor any Sustainability Structuring Agent (i) makes any assurances as to (A) whether this Agreement meet any institutional, regulatory or other criteria, strategy, taxonomy or expectations with regard to environmental impact and sustainability performance, or (B) whether the characteristics of the relevant KPIs and/or SPTs to which the Company will link a potential margin or fee step-up or step-down, including their environmental and sustainability criteria, meet any industry standards for sustainability-linked credit facilities or (ii) has any responsibility for or liability in respect of reviewing, auditing or otherwise evaluating any calculation by the Company of the KPI metrics or any margin or fee adjustment (or any of the data or computations that are part of or related to any such calculation) set out in any pricing certificate (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry, when implementing any pricing adjustment). The Company acknowledges that each Sustainability Structuring Agent’s assistance and review pursuant to the engagement hereunder will be based on such Sustainability Structuring Agent’s own internal standards for financings of this type, and the Company acknowledges and agrees that such internal standards are reasonable. Nothing in this Agreement will be deemed to require any Sustainability Structuring Agent to represent or otherwise be an advisor to the Company or its affiliates or subsidiaries, it being understood that the Company shall consult with its own advisors concerning the advisability of this Agreement and is responsible for making its own independent investigation and appraisal of this Agreement or any SPTs or KPIs related to this Agreement. No Sustainability Structuring Agent shall have any responsibility or liability, fiduciary or otherwise, to the Company, its management, any of its equityholders or its board of directors (or similar governing body) with respect thereto. In addition, the Company acknowledges that no Sustainability Structuring Agent intends, nor shall it be required, to offer its views in respect of any KPIs, SPTs, pricing adjustments or other terms and conditions in respect of the sustainability portions of this Agreement for which such Sustainability Structuring Agent would not, in the ordinary course of its business, act as a Sustainability Structuring Agent. The Company agrees that it shall not, without the prior written consent of the Sustainability Structuring Agents, make any public or private representations or description of this Agreement as a sustainability-linked loan.
ARTICLE X

Cross-Guarantee
In order to induce the Lenders to extend credit to the other Borrowers hereunder, but subject to the last sentence of this Article X, each Borrower hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of all of the Obligations (other than any such Obligations owing directly by such Borrower providing such guarantee). Each Borrower further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.
Each Borrower irrevocably and unconditionally jointly and severally agrees that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Administrative Agent, the Issuing Banks and the Lenders immediately on demand against any cost, loss or liability they incur as a result of any Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under this Article X on the date when it would have been due (but so that the amount payable by a Borrower under this indemnity will not exceed the amount it would have had to pay under this Article X if the amount claimed had been recoverable on the basis of a guarantee).
Each Borrower waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of each Borrower hereunder shall not be affected by (a) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; (e) [reserved]; (f) any change in the corporate, partnership or other existence, structure or ownership of any Borrower or any other guarantor of any of the Obligations; (g) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto for any reason related to this Agreement, any Swap Agreement, any Banking Services Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Borrower or any other guarantor of the Obligations, of any of the Obligations or otherwise affecting any term of any of the Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of such Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of such Borrower to subrogation.
Each Borrower further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of any Borrower or any other Person.

The obligations of each Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise.
Each Borrower further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Obligations of such other Borrowers now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation (including a payment effected through exercise of a right of setoff) is rescinded or is or must otherwise be restored or returned by the Administrative Agent, any Issuing Bank or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Lender in its discretion).
In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, any Issuing Bank or any Lender may have at law or in equity against any Borrower by virtue hereof, upon the failure of any other Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Borrower hereby promises to and will, upon receipt of written demand by the Administrative Agent, any Issuing Bank or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent, any Issuing Bank or any Lender in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon. Each Borrower further agrees that if payment in respect of any Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Charlotte, North Carolina or any other Applicable Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, any Issuing Bank or any Lender, disadvantageous to the Administrative Agent, any Issuing Bank or any Lender in any material respect, then, at the election of the Administrative Agent, such Borrower shall make payment of such Obligation in Dollars (based upon the applicable Equivalent Amount in effect on the date of payment) and/or in New York, Charlotte, North Carolina or such other Applicable Payment Office as is designated by the Administrative Agent and, as a separate and independent obligation, shall indemnify the Administrative Agent, any Issuing Bank and any Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.
Upon payment by any Borrower of any sums as provided above, all rights of such Borrower against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations owed by such Borrower to the Administrative Agent, the Issuing Banks and the Lenders.
Nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment of the Obligations.
Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Borrower to honor all of its obligations under this Article X or the Guarantee Agreement, as applicable, in respect of Specified Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Article X or the Guarantee Agreement, as applicable, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Article X or the Guarantee Agreement, as applicable, shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Obligations in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Borrower for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Notwithstanding anything contained in this Agreement (including, without limitation, Article X) to the contrary, (a) no Foreign Subsidiary Borrower shall be liable hereunder for any of the Loans made to, or any other Obligation incurred solely by or on behalf of, any other Borrower or any Subsidiary Guarantor to the extent such liability for such Obligations would make such Foreign Subsidiary Borrower an Affected Foreign Subsidiary, (b) no UK Borrower shall be required to guarantee or be liable for any Loans other than the Loans of any other UK Borrower, (c) the obligations and liabilities of any Swedish Borrower in its capacity as a Borrower and/or guarantor (each a “Swedish Obligor”) under the Loan Documents shall be limited, if (and only if) required by the provisions of the Swedish Companies Act (Sw. Aktiebolagslagen (2005:551)) regulating distribution of assets (Chapter 17, Section 1-4 (or their equivalents from time to time)) and unlawful loans, security, guarantees and financial assistance (Chapter 21, Section 1-5 (or their equivalents from time to time)), and it is understood that the liability of each Swedish Obligor under the Loan Documents only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act, provided that all steps available to each Swedish Obligor and its shareholders to authorize its obligations and liabilities under the Loan Documents have been taken, and (d) the enforcement of the guarantee provided under this Article X and any indemnity under the Loan Documents shall be limited in accordance with the provisions set forth in Section 9.22.

Each Borrower incorporated or established in Jersey waives any right it may have (whether by virtue of the droit de discussion or division or otherwise) to require that any Lender, before enforcing this guarantee, takes any action, exercises any recourse or seeks a declaration of bankruptcy against any other Borrower or any other Person, makes any claim in a bankruptcy, liquidation, administration or insolvency of any other Borrower or any other Person or enforces or seeks to enforce any other right, claim, remedy or recourse against any other Loan Party or any other Person or that any Lender, in order to preserve any of its rights against a guarantor under this Article X or under any other Loan Document, joins another Borrower as a party to any proceedings against any Loan Party or any Loan Party as a party to any proceedings against a guarantor or takes any other procedural steps or that any Lender divides the liability of another Borrower under the guarantee given under this Article X or under any other Loan Document with any other Person.
ARTICLE XI

Collection Allocation Mechanism
(a) On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Article VII, (ii) the principal amount of each Revolving Loan and LC Disbursement denominated in a Foreign Currency shall automatically and without any further action required, be converted into Dollars determined using the Spot Rates calculated as of the CAM Exchange Date, equal to the Dollar Amount of such amount and on and after such date all amounts accruing and owed to any Revolving Lender in respect of such Obligations shall accrue and be payable in Dollars at the rates otherwise applicable hereunder and (iii) the Revolving Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that, in lieu of the interests of each Revolving Lender in the particular Designated Obligations that it shall own as of such date and immediately prior to the CAM Exchange, such Revolving Lender shall own an interest equal to such Revolving Lender’s CAM Percentage in each Specified Obligation. Each Revolving Lender, each Person acquiring a participation from any Revolving Lender as contemplated by Section 9.04, and each Borrower hereby consents and agrees to the CAM Exchange. Each of the Borrowers and the Revolving Lenders agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Revolving Lenders after giving effect to the CAM Exchange, and each Revolving Lender agrees to surrender any promissory notes originally received by it hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Borrower to execute or deliver or of any Revolving Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.
(b) As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the

Designated Obligations shall be distributed to the Revolving Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by paragraph (c) below).
In the event that, after the CAM Exchange, the aggregate amount of the Designated Obligations shall change as a result of the making of an LC Disbursement by any Issuing Bank that is not reimbursed by any Borrower, then (i) each Revolving Lender shall, in accordance with Section 2.06(d), promptly purchase from such Issuing Bank the Dollar equivalent of a participation in such LC Disbursement in the amount of such Revolving Lender’s Applicable Percentage of such LC Disbursement (without giving effect to the CAM Exchange), (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the purchase of participations therein by the applicable Revolving Lenders, and the Revolving Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that each Revolving Lender shall own an interest equal to such Revolving Lender’s CAM Percentage in each of the Designated Obligations and (iii) in the event distributions shall have been made in accordance with clause (i) of paragraph (b) above, the Revolving Lenders shall make such payments to one another in Dollars as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each LC Disbursement been outstanding immediately prior to the CAM Exchange. Each such redetermination shall be binding on each of the Revolving Lenders and their successors and assigns in respect of the Designated Obligations held by such Persons and shall be conclusive absent manifest error.
Nothing in this Article shall prohibit the assignment by any Revolving Lender of interests in some but not all of the Designated Obligations held by it after giving effect to the CAM Exchange; provided, that in connection with any such assignment such Revolving Lender and its assignee shall enter into an agreement setting forth their reciprocal rights and obligations in the event of a redetermination of the CAM Percentages as provided in the immediately preceding paragraph.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written.
LKQ CORPORATION, as the Company

By:    /s/ Rick Galloway
    Name: Rick Galloway
    Title: Senior Vice President and
        Chief Financial Officer

LKQ DELAWARE LLP, as the Canadian Primary Borrower

By:    /s/ Rick Galloway
    Name: Rick Galloway
    Title: Senior Vice President and
        Chief Financial Officer

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

LKQ EUROPE GMBH, as a Swiss Borrower

By:    /s/ Rick Galloway
    Name: Rick Galloway
    Title: Authorised Signatory

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

ELIT GROUP GMBH, as a Swiss Borrower

By:    /s/ Rick Galloway
    Name: Rick Galloway
    Title: Authorised Signatory

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

ATRACCO GROUP AB, as the Swedish Borrower

By:    /s/ Rick Galloway
    Name: Rick Galloway
    Title: Authorised Signatory

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

EURO CAR PARTS LIMITED, as the UK Borrower

By:    /s/ Andrew Hamilton
    Name: Andrew Hamilton
    Title: Director

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

STAHLGRUBER GMBH, as a German Borrower

By:    /s/ Frank Scholler
    Name: Frank Scholler
    Title: Managing Director

By:    /s/ Timothy Grygotis
    Name: Timothy Grygotis
    Title: Managing Director

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

LKQ GERMAN HOLDINGS GMBH, as a German Borrower

By:    /s/ Frank Scholler
    Name: Frank Scholler
    Title: Managing Director

By:    /s/ Timothy Grygotis
    Name: Timothy Grygotis
    Title: Managing Director

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

LKQ EUROPEAN HOLDINGS B.V., as a Dutch Borrower

By:    /s/ Yanik Cantieni
    Name: Yanik Cantieni
    Title: Director

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

LKQ NETHERLANDS B.V., as a Dutch Borrower

By:    /s/ Yanik Cantieni
    Name: Yanik Cantieni
    Title: Director

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as a Sustainability Structuring Agent, as an Issuing Bank, as Swingline Lender and a individually as a Lender

By:    /s/ Jonathan D. Beck
    Name: Jonathan D. Beck
    Title: Director

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

BANK OF AMERICA, N.A., as Syndication Agent, as a Sustainability Structuring Agent, as an Issuing Bank, and individually as a Lender

By:    /s/ Jason Yakabu
    Name: Jason Yakabu
    Title: Director

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

MUFG BANK, LTD., as a Documentation Agent and individually as a Lender

By:    /s/ John Margetanski
    Name: John Margetanski
    Title: Director

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

PNC BANK, NATIONAL ASSOCIATION, as a Documentation Agent and individually as a Lender

By:    /s/ Debra Hoffenkamp
    Name: Debra Hoffenkamp
    Title: Assistant Vice President

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

TRUIST BANK, as a Documentation Agent and individually as a Lender

By:    /s/ Jason Hembree
    Name: Jason Hembree
    Title: Vice President

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

CAPITAL ONE, N.A., as a Lender

By:    /s/ Charles Groeschke
    Name: Charles Groeschke
    Title: Duly Authorized Signatory

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:    /s/ Kyle Patterson
    Name: Kyle Patterson
    Title: Senior Vice President

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

ROYAL BANK OF CANADA, as a Lender

By:    /s/ Matthew Lok Kan Cheung
    Name: Matthew Lok Kan Cheung
    Title: Vice President – CCG (Finance)

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

TD BANK, N.A., as a Lender

By:    /s/ M. Bernadette Collins
    Name: M. Bernadette Collins
    Title: Senior Vice President

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

UNICREDIT BANK AG, NEW YORK BRANCH, as a Lender

By:    /s/ Edward D. Herko
    Name: Edward D. Herko
    Title: Director

By:    /s/ Karan Dedhia
    Name: Karan Dedhia
    Title: Senior Associate

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

BNP PARIBAS, as a Lender

By:    /s/ Todd Grossnickle
    Name: Todd Grossnickle
    Title: Director

By:    /s/ Louis Moran
    Name: Louis Moran
    Title: Vice President

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:    /s/ Jeffrey S. Johnson
    Name: Jeffrey S. Johnson
    Title: Senior Vice President

Signature Page ot the Credit Agreement
LKQ Corporation, et al.

PRICING SCHEDULE

	Term SOFR / Eurocurrency Rate / RFR Spread	ABR / Canadian Prime Rate Spread	Commitment Fee
Level I Status:	1.125%	0.125%	0.100%
Level II Status:	1.250%	0.250%	0.125%
Level III Status:	1.375%	0.375%	0.175%
Level IV Status:	1.500%	0.500%	0.225%
Level V Status:	1.750%	0.750%	0.275%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final three paragraphs of this Schedule:
“Applicable Rating” means (i) if the Company shall maintain one Rating, the Company’s single Rating shall apply, (ii) if the Company shall maintain a Rating from two Rating Agencies, then the higher of such Ratings shall apply, unless there is a split in Ratings of more than one ratings level, in which case the Rating that is one level lower than the higher of the Company’s two Ratings shall apply and (iii) if none of the Ratings Agencies shall have in effect a Rating (other than by reason of the circumstances referred to in the following proviso), then such Rating Agency shall be deemed to have established a rating in Level V Status; provided that, if the Ratings established or deemed to have been established by any Rating Agency shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency.
“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person (other than the Company’s Subsidiaries) or subject to any other credit enhancement (other than guarantees by Subsidiaries of the Company).
“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Total Leverage Ratio is less than 1.00 to 1.00 or (ii) the Company’s Applicable Rating is BBB+ or Baa1, as applicable, or better.
“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status and (ii) (A) the Total Leverage Ratio is less than 2.00 to 1.00 or (B) the Company’s Applicable Rating is BBB or Baa2, as applicable, or better.
“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status or Level II Status and (ii) (A) the Total Leverage Ratio is less than 3.00 to 1.00 or (B) the Company’s Applicable Rating is BBB- or Baa3, as applicable, or better.
“Level IV Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status, Level II Status or Level III Status and (ii) (A) the Total Leverage Ratio is less than 4.00 to 1.00 or (B) the Company’s Applicable Rating is BB+ or Ba1, as applicable, or better.

“Level V Status” exists at any date if the Company has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.
“Rating” means, at any time, a rating issued by a Ratings Agency then in effect with respect to the Index Debt.
“Ratings Agency” means any of Moody’s Investors Service, Inc. or Standard and Poor’s Financial Services LLC (or any successor to its ratings agency business).
“Status” means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.
The Applicable Rate shall be determined in accordance with the foregoing table based on the Company’s Status, as applicable, as reflected in the then most recent Financials or based on its then-current Ratings. Adjustments, if any, to the Applicable Rate shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (the “Determination Date”). On any Determination Date, if the pricing predicated on the Total Leverage Ratio is different than the pricing based upon Ratings, then the pricing shall be based on the higher Status of the two (with Level I Status being the highest and Level V Status being the lowest).

If the Company fails to deliver the Financials to the Administrative Agent within three (3) Business Days after the time required pursuant to the Credit Agreement to which this Pricing Schedule is attached, then the Applicable Rate shall be based upon Ratings until three (3) Business Days after such Financials are so delivered (and upon such date pricing shall be determined in accordance with the terms hereof).

Until adjusted after the Effective Date in accordance with the foregoing paragraph, Level II Status shall be deemed to exist.

EXHIBIT A
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:	___________________________

2. Assignee:	___________________________ [and is an Affiliate/Approved Fund of [identify Lender]][1]

3. Borrowers:	LKQ Corporation, LKQ Delaware LLP and certain other Subsidiary Borrowers

4. Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5. Credit Agreement:	The Credit Agreement dated as of January 5, 2023 among LKQ Corporation, LKQ Delaware LLP, the Subsidiary Borrowers from time to time parties thereto, the Lenders parties thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents parties thereto

6. Assigned Interest:

1 Select as applicable.

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%

7. Confirmations:    The Assignee confirms that it is [a Qualifying Bank] / [a Non-Qualifying Bank qualifying as one Lender only for purposes of the Swiss Non-Bank Rules and that the Company has confirmed that a position for another Non-Qualifying Bank is still available with due regard to the aggregate number of ten (10) positions reserved and made available for such assignments and transfers to Non-Qualifying Banks.]

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By:
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By:
Title:
2 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment”, “Term Loan Commitment”, etc.).
3 Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Consented to and Accepted:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Administrative Agent[, Swingline Lender and an Issuing Bank]
By:
Title:
[Consented to:]4
LKQ CORPORATION
By:
Title:
[With a copy to:
LKQ Corporation
500 West Madison Street, Suite 2800
Chicago, Illinois 60661
Attention: Rick Galloway, Senior Vice President and Chief Financial Officer
Facsimile: (312) 207-1529
Telephone: (312) 621-2740)]5

[BANK OF AMERICA, N.A., as
an Issuing Bank
By:
Title:]6
4 To be added only if the consent of the Company is required by the terms of the Credit Agreement.
5 To be added only if the consent of the Company is not required by the terms of the Credit Agreement.
6 To be added only if the consent of the Issuing Banks is required by the terms of the Credit Agreement.

ANNEX I
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender or any of their respective Related Parties, and (vi) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B-1
OPINION OF U.S. COUNSEL FOR THE LOAN PARTIES
[Attached]

EXHIBIT B-2
OPINION OF INTERNAL COUNSEL FOR THE LOAN PARTIES
[Attached]

EXHIBIT C
FORM OF INCREASING LENDER SUPPLEMENT
INCREASING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement dated as of January 5, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LKQ Corporation (the “Company”), LKQ Delaware LLP, the Subsidiary Borrowers from time to time party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the aggregate Revolving Commitments and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Revolving Commitment and/or to participate in such a tranche;
WHEREAS, the Company has given notice to the Administrative Agent of its intention to [increase the aggregate Revolving Commitments] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.20; and
WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Revolving Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Company and the Administrative Agent this Supplement;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1. The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Revolving Commitment increased by $[__________], thereby making the aggregate amount of its total Revolving Commitments equal to $[__________]] [and] [participate in a tranche of Incremental Term Loans with a commitment amount equal to $[__________] with respect thereto].
2. The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
3. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
4. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
5. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF INCREASING LENDER]
By:____________________________________
Name:
Title:
Accepted and agreed to as of the date first written above:
LKQ CORPORATION
By:______________________________________
Name:
Title:
Acknowledged as of the date first written above:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent
By:______________________________________
Name:
Title:
2

EXHIBIT D
FORM OF AUGMENTING LENDER SUPPLEMENT
AUGMENTING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement dated as of January 5, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LKQ Corporation (the “Company”), LKQ Delaware LLP, the Subsidiary Borrowers from time to time party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S E T H
WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may [extend Revolving Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Company and the Administrative Agent, by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1. The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Revolving Commitment of $[__________]] [and] [a commitment with respect to Incremental Term Loans of $[__________]].
2. The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it is [a Qualifying Bank] / [a Non-Qualifying Bank qualifying as one Lender only for purposes of the Swiss Non-Bank Rules and that the Company has confirmed that a position for another Non-Qualifying Bank is still available with due regard to the aggregate number of ten (10) positions reserved and made available for such assignments and transfers to Non-Qualifying Banks; (c) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (d) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (e) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:
    [___________]
4. The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
7. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.
[remainder of this page intentionally left blank]

2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF AUGMENTING LENDER]
By:
Name:
Title:
Accepted and agreed to as of the date first written above:
LKQ CORPORATION
By:_____________________________________
Name:
Title:
Acknowledged as of the date first written above:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, an Issuing Bank and Swingline Lender
By:_____________________________________
Name:
Title:

BANK OF AMERICA, N.A.,
as an Issuing Bank
By:_____________________________________
Name:
Title:
3

EXHIBIT E
[Intentionally omitted]

EXHIBIT F-1
[FORM OF]
BORROWING SUBSIDIARY AGREEMENT
BORROWING SUBSIDIARY AGREEMENT dated as of [_____], among LKQ Corporation, a Delaware corporation (the “Company”), LKQ Delaware LLP, a Delaware limited liability partnership (the “Canadian Primary Borrower”), [Name of Subsidiary Borrower], a [__________] (the “New Borrowing Subsidiary”), and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”).
Reference is hereby made to the Credit Agreement dated as of January 5, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Canadian Primary Borrower, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to certain Subsidiary Borrowers (collectively with the Company, the “Borrowers”), and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Subsidiary Borrower. In addition, the New Borrowing Subsidiary hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II of the Credit Agreement. [Notwithstanding the preceding sentence, the New Borrowing Subsidiary hereby designates the following officers as being authorized to request Borrowings under the Credit Agreement on behalf of the New Subsidiary Borrower and sign this Borrowing Subsidiary Agreement and the other Loan Documents to which the New Borrowing Subsidiary is, or may from time to time become, a party: [______________].] [The New Borrowing Subsidiary [is hereby] [is not] designated as a [UK Borrower][Dutch Borrower][Swedish Borrower][Swiss Borrower].]
Each of the Company and the New Borrowing Subsidiary represents and warrants that the representations and warranties of the Company in the Credit Agreement relating to the New Borrowing Subsidiary and this Agreement are true and correct on and as of the date hereof, other than representations given as of a particular date, in which case they shall be true and correct as of that date. [The Company and the New Borrowing Subsidiary further represent and warrant that the execution, delivery and performance by the New Borrowing Subsidiary of the transactions contemplated under this Agreement and the use of any of the proceeds raised in connection with this Agreement will not contravene or conflict with, or otherwise constitute unlawful financial assistance under, Sections 677 to 683 (inclusive) of the Companies Act 2006 of England and Wales (as amended)]7 [INSERT OTHER PROVISIONS REASONABLY REQUESTED BY ADMINISTRATIVE AGENT OR ITS COUNSELS]. The Company agrees that the Guarantee Obligations of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Subsidiary Borrower” [and a “Foreign Subsidiary Borrower”][and a “UK Borrower”][and a “Dutch Borrower”][and a “Swedish Borrower”][and a “Swiss Borrower”] for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7 To be included only if a New borrowing Subsidiary will be a Borrower incorporated under the laws of England and Wales.
2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.
LKQ CORPORATION
By: _________________________________
Name:
Title:
[NAME OF NEW BORROWING SUBSIDIARY]
By: _________________________________
Name:
Title:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
By: _________________________________
Name:
Title:

3

EXHIBIT F-2
[FORM OF]
BORROWING SUBSIDIARY TERMINATION
Wells Fargo Bank, National Association
as Administrative Agent
for the Lenders referred to below
[_______]
[_______]
Attention: [__________]
[Date]
Ladies and Gentlemen:
The undersigned, LKQ Corporation (the “Company”), refers to the Credit Agreement dated as of January 5, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, LKQ Delaware LLP, the Subsidiary Borrowers from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The Company hereby terminates the status of [______________] (the “Terminated Borrowing Subsidiary”) as a Subsidiary Borrower under the Credit Agreement. [The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrower until such time as all Loans made to the Terminated Borrowing Subsidiary shall have been prepaid and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings under the Credit Agreement.]
[Signature Page Follows]

4

This instrument shall be construed in accordance with and governed by the laws of the State of New York.
Very truly yours,
LKQ CORPORATION
By:_________________________________
Name:
Title:
Copy to: Wells Fargo Bank, National Association
[________]
[________]

5

EXHIBIT G-1
FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of January 5, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LKQ Corporation (the “Company”), LKQ Delaware LLP, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively with the Company, the “Borrowers”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________________
Name:
Title:
Date: __________, 20[__]

6

EXHIBIT G-2
FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of January 5, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LKQ Corporation (the “Company”), LKQ Delaware LLP, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively with the Company, the “Borrowers”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________________
Name:
Title:
Date: __________, 20[__]

7

EXHIBIT G-3
FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of January 5, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LKQ Corporation (the “Company”), LKQ Delaware LLP, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively with the Company, the “Borrowers”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a certificate of its non- U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________________
Name:
Title:
Date: __________, 20[__]

8

EXHIBIT G-4
FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of January 5, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LKQ Corporation (the “Company”), LKQ Delaware LLP, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively with the Company, the “Borrowers”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:______________________________________
Name:
Title:
Date: __________, 20[__]
9

EXHIBIT H
COMPLIANCE CERTIFICATE
LKQ CORPORATION
COMPLIANCE CERTIFICATE
I, the undersigned, [Name of Officer], [Title of Officer] of LKQ Corporation (the “Company”), a Delaware corporation, do hereby certify, solely in my capacity as an officer of the Company and not in my individual capacity, on behalf of the Company, that:
1.    This Certificate is furnished pursuant to the Credit Agreement dated as of January 5, 2023, among the Company, the Canadian Primary Borrower, the Foreign Subsidiary Borrowers party thereto, the Lenders and agents party thereto, and Wells Fargo Bank, National Association, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements [for quarterly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3.    The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.01 of the Credit Agreement; and

4.    Exhibit A attached hereto sets forth financial data and computations (i) evidencing the Company’s compliance with the financial covenants set forth in Section 6.19 of the Credit Agreement and (ii) setting forth the Total Leverage Ratio and Interest Coverage Ratio as of the last day of the fiscal quarter or fiscal year of the Company, all of which data and computations are true, complete and correct.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event or (ii) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:
        [___________]

(signature page follows)

        The foregoing certifications, together with the computations set forth in Exhibit A hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________, 20___.

LKQ CORPORATION

By: ______________________________
Name:
Title:

EXHIBIT A

Compliance as of ____________ _____, 20___ with
Section 6.19 of the Credit Agreement

Calculation of Total Leverage Ratio for purposes of determining the Applicable Rate

[worksheet attached]